   As filed with the Securities and Exchange Commission on February 14, 2000
                                              Registration No. 333-91723

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM SB-2/A-2
                                  (Amendment No. 2)

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ESYNCH CORPORATION
                    ------------------------------------------
                  (Name of small business issuer in its charter)


      Delaware                                    5961                       87-0461856
State or other jurisdiction of      (Primary Standard Industrial    (IRS Employer Identification
incorporation or organization)       Classification Code Number)     Number)


        15502 Mosher Avenue, Tustin, California  92780     (714) 258-1900
      ----------------------------------------------------------------------
  (Address and telephone number of registrant's principal executive offices)

                  15502 Mosher Avenue, Tustin, California  92780
                  ----------------------------------------------
                     (Address of principal place of business)

                                Thomas Hemingway
                  15502 Mosher Avenue, Tustin, California  92780
                                 (714) 258-1900
                  ----------------------------------------------
           (Name, address and telephone number of agent for service)

                  Please send a copy of all communications to:
                            Nicholas J. Yocca, Esq.
                     Stradling Yocca Carlson & Rauth, P.C.
                       660 Newport Center Drive, #1600
                       Newport Beach, California  92660
            Telephone (949) 725-4120       Fax (949) 823-5120

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If this form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / / If delivery of the prospectus is expected to be made under Rule 434, please check the following box. / / If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 of the Securities Act, check the following box. /XX/

                         CALCULATION OF REGISTRATION FEE


Title of Each                            Proposed Maximum     Proposed Maximum
Class of Securities     Amount Being    Offering Price Per       Aggregate         Amount of
To Be Registered         Registered        Unit/Share(1)      Offering Price    Registration Fee

Common Stock,
par value $.001 (3)         175,000         $6.03125              $1,055,469         $  278.64

Common Stock,
par value $.001,
underlying Series J
Convertible Preferred
Stock (2)(3)              1,571,424(4)      $6.03125              $9,477,651         $2,502.11

Common Stock,
par value $.001,
underlying Warrants (2)(3)  393,750(4)      $6.03125              $2,374,805         $  626.95

Total registration fee                                                               $3,407.70
Registration fee previously paid                                                     $3,407.70
Registration fee due with this amendment                                             $    0.00


---------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high ($6.3125) and the low ($5.75) sale prices reported on the Over-the-Counter bulletin board on January 10, 2000.

(2) Under Rule 416 there are also being registered such additional shares as may be issued as a result of the anti-dilution provisions of the Series J Convertible Preferred Stock and the accompanying Warrants.

(3)  Securities being registered for resale only.

(4) Equal to 200% of the number of shares of Common Stock initially issuable upon conversion or exercise of the Series J Convertible Preferred Stock and accompanying Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective on that date in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting under said Section 8(a), may determine.

                                   PROSPECTUS

                up to 2,140,174 shares of Common Stock, par value $.001 each

                              ------------------
                              eSynch Corporation
                   15502 Mosher Avenue, Tustin, California  92780
                                 (714) 258-1900
                              ------------------


         Selling security holders are offering shares of common stock underlying warrants and convertible preferred stock. The Common Stock may be offered from time to time by the selling security holders. They are offering all of the Common Stock for their own benefit.

         Our Common Stock is listed on the OTC Bulletin Board maintained by the NASD under the symbol "ESYN." On February 10 , 2000, the last reported sale price of the Company's Common Stock was $12.375.

--------------------------------------------------------------------------------
THESE ARE SPECULATIVE SECURITIES AND THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2.
--------------------------------------------------------------------------------

        Information regarding the selling security holders is set forth in "Selling Security Holders" and "Plan of Distribution." All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the over-the-counter bulletin board, or otherwise, at prices and terms then obtainable, or in negotiated transactions.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of the prospectus. Any representation to the contrary is a criminal offense.

              The date of this prospectus is February 14, 2000

                                TABLE OF CONTENTS


                                                                         Page
                                                                         ----
PROSPECTUS SUMMARY                                                          1
RISK FACTORS                                                                2
FORWARD-LOOKING AND CAUTIONARY STATEMENTS                                   9
USE OF PROCEEDS                                                             9
SELLING SECURITY HOLDERS                                                   10
PLAN OF DISTRIBUTION                                                       12
LEGAL PROCEEDINGS                                                          14
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             22
DESCRIPTION OF SECURITIES                                                  24
INTEREST OF NAMED EXPERTS AND COUNSEL                                      31
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES                                                                31
DESCRIPTION OF BUSINESS                                                    33
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS                 38
DESCRIPTION OF PROPERTY                                                    41
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             42
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   43
EXECUTIVE COMPENSATION                                                     44
FINANCIAL STATEMENTS                                                       48
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE                                                   83



Electronic Digital Distribution, eSynch, Kiss Software, Kissco, AtoZWare, AtoZWare.com, Modem Wizard, NetMonitor, WebSnake, Speed Surfer Internet Toolbox, Oxford Media, and all product or service names of eSynch used in this Prospectus, are unregistered trademarks, service marks and trade names of eSynch. The logos associated with such names are unregistered trademarks and service marks of eSynch. Other brand names or trademarks appearing in this prospectus are the property of their respective owners.

                     ESYNCH CORPORATION PROSPECTUS SUMMARY
                               INTRODUCTION

Please read this prospectus carefully. We have not authorized anyone to provide you with any information except the information contained in this prospectus. You must not rely on any unauthorized information.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful.

In this prospectus, "eSynch," "we," "us, "our" and the "Company" refer to eSynch Corporation and subsidiaries.

                                 THE OFFERING

Common stock offered                   up to 2,140,174 shares (1)

Use of Proceeds:                       The proceeds from the sale
                                       of each selling security
                                       holder's Common Stock will
                                       belong to the selling
                                       security holder.  The
                                       Company will not receive
                                       any of the proceeds, except any amount
                                       thereof paid to the Company by selling
                                       security holders as the
                                       exercise price of warrants.

Trading Symbol                         ESYN

Trading Market                         Over-the-Counter Bulletin Board (OTCBB)

(1) The total amount registered includes 1,965,174 shares of Common Stock for sale by certain of the selling security holders. This amount is equal to 200% of the number of shares of Common Stock initially issuable to the selling security holders upon their conversion of shares of preferred stock and their exercise of warrants. We are initially required to register this amount of shares by agreement with these selling security holders.

                                RISK FACTORS

Before you invest in our common stock, you should be aware that there are various risks, including those described below. Additional risks, and uncertainties not presently known to us or that we currently deem immaterial, may also impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the shares of our common stock that you purchase could decline in value and you may lose all or part of your investment. You should consider carefully these risk factors before you decide to purchase our shares.

We have a limited operating history and revenues have been minimal to date
--------------------------------------------------------------------------
To date we have generated only minimal revenues. As a result, we have not yet generated cash from operations and have had to rely on proceeds from sales of our shares to fund our operations. Also we have only a limited operating history on which our business can be evaluated and our business must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development that are entering into new and rapidly evolving markets. These risks include the following:

  * The limited resources that we have to compete with more established competitors who have greater brand name recognition and greater resources.
  * The need to raise additional capital to sustain operations and the absence of any assurance that such financing will be obtainable, when needed, on acceptable terms, if at all.
  *  The need to establish alliances or partnerships with established companies.
  * The need to develop brand name recognition and to continually strengthen customer loyalty and satisfaction.
  *  Uncertainty as to our business model.
  *  Anticipated continued losses from operations.
  *  The difficulties of managing growth.
  * The difficulty of anticipating and adapting to technological, market and other changes.
  * The difficulties of attracting, integrating and motivating qualified personnel.

We must, among other things, successfully implement and execute our business and strategy, continue to develop and upgrade our technology, enhance our services and products to meet the needs of a changing market, and provide superior customer service.

Our future operating results are unpredictable
----------------------------------------------
Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors, many of which are outside our control. These factors include:

  * the ability of competitors to provide services and products that are competitive with our own.
  * competition from larger companies with greater brand name recognition or greater financial, marketing or management resources that those available to us.
  *  adverse changes in consumer trends or general economic conditions.
  *  our ability to keep pace with technological developments.

As a strategic response to changes in the competitive environment, we may from time to time make certain decisions that temporarily harm our business. As a result, our operating results at times may be below expectations. If this happens, it is likely that the value of our common stock would decline.

We need additional capital
--------------------------
Our business model indicates that it is likely that we will incur operating losses over the next several months. As a result of those losses and the funds needed for managing acquisitions, working capital and infrastructure development, we anticipate that we will have to raise substantial additional capital to sustain us during this period. We may not be able to obtain the financing that our business requires. Even if we can obtain financing when it is needed, it may not be on favorable terms. In addition, a financing could have the effect of reducing the percentage of our shares owned by our existing stockholders, including investors purchasing shares in this offering. A financing could have the additional effect of diluting or reducing the value of the outstanding shares. We may sell shares or grant options or warrants to buy shares at prices lower than the prevailing value of your shares.

Management owns a controlling interest in eSynch Corporation
------------------------------------------------------------
Our officers and directors currently own or control a substantial majority of our outstanding common stock. If they act in concert, they will continue to be able to exercise voting control over eSynch for the foreseeable future and will be able to elect the entire Board of Directors and generally determine our management policy. Also this management control could prevent, or make more difficult, a sale of eSynch.

The loss of key personnel could adversely affect operations
-----------------------------------------------------------
Thomas Hemingway and others play a key role in our operations and in the further development of our business. The loss of the services of any of them could adversely impact our business and chances for success.

A failure to attract key personnel could adversely affect our plans
-------------------------------------------------------------------
Our performance also will greatly depend on our ability to hire, train, retain and motivate additional officers and other key employees. However, competition for highly skilled managerial, technical, marketing and customer service personnel is intense. We may not be able to successfully attract, integrate or retain sufficiently qualified personnel and, in that event, our business could suffer.

We face competition in the markets we serve
-------------------------------------------
There is intense competition among companies selling services and products on the Internet. Increased competition is likely to bring both strong price and quality competition. As a result, in order to remain competitive, we might have to make additional expenditures on research and development, marketing, and customer service or to reduce our pricing, or both, which would adversely affect our ability to achieve and maintain profitability.

There are several other companies involved in media and digital distribution channels that have far greater financial and management resources and greater name brand recognition than we have. Their competition could make it difficult for us to attract new and retain existing users of our services.

There is a sporadic trading market for our common stock
-------------------------------------------------------
The public market for our common stock is sporadic. After this offering, you may not be able to resell your shares at or above the public offering price due to a number of factors, including:

  *  actual or anticipated fluctuations in our operating results.
  *  changes in expectations as to our future financial performance.
  *  availability of additional shares of common stock for public sale.
  *  changes in securities analysts' financial estimates.
  * the operating and stock price performance of our competitors and other comparable companies.

Volatility and stock market risk
--------------------------------
In addition, the stock market in general, and the stocks of web-based businesses in particular, have experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

A large amount of shares will become available for future sale
--------------------------------------------------------------
We expect the trading price of our Common Stock to fluctuate depending on the supply of our shares in the public market. We estimate that the amount of our shares traded publicly has not been more than 2,100,000. That represents less than 20% of the number of shares that are outstanding on a fully diluted basis. Many of the other shares that are outstanding or issuable are, or will within the next 6 months become, available for sale in the public market. Rule 144, this offering, and our registration of shares under the 1999 Stock Incentive Plan or other options will result in a large number of shares being available for public sale as compared with the number of shares historically traded. A large supply of shares, unless met by an equal or greater demand, could result in lower trading prices.

Sales by the selling security holders could depress our stock price
-------------------------------------------------------------------
The availability of shares and the trading prices may fluctuate based upon factors other than intrinsic value of our stock. The selling security holders may act independently of each other and cause confusion in the market. The selling security holders have not informed us of an intention to sell shares through underwriters and may sell through ordinary broker transactions. Purchasers of Common Stock in this offering may be affected by subsequent sales by the selling security holders. Because the conversion rate of the Series J Preferred Shares will increase when the share price of the Common Stock is lower, the holders of Series J Preferred Stock may elect to exercise at times when it is disadvantageous to holders of Common Stock.

Future issuances of stock could adversely affect holders of common stock
------------------------------------------------------------------------

The Board of Directors is authorized to issue additional shares of preferred stock without approval from holders of common stock. Preferred stock can have rights and preferences, as may be determined by the Board of Directors, that are senior to the common stock. The Board of Directors is authorized to issue additional shares of common stock without approval from holders of common stock. Additional common stock may be issued or reserved for issuance on terms and at prices as may be determined by the Board of Directors. Among other things, such authority may make it more difficult for a person to acquire eSynch. In turn, this may make it less likely that holders of common stock will receive a premium price for their shares.

We run a risk of system capacity constraints and system failure
---------------------------------------------------------------

We are largely dependent upon our communications and computer hardware and software. A high volume of traffic and transactions on our servers could exceed their capacity. If our digital content were to load slowly, this may potentially drive away customers. Based on our experience and the experience of other e-commerce companies, we anticipate that we will experience periodic system interruptions in the future. Any system interruptions that result in the unavailability of our service or in reduced customer activity could lead our users to seek out our competitors. In such an event, we might find it difficult and might have to incur additional marketing costs to get our users to return to our servers. Also our systems are vulnerable to damage from earthquake, fire, flood, power loss, telecommunication failure, break-in and similar catastrophic events. A substantial interruption in the operability of these systems would harm our business. We also do not have any business interruption insurance that would compensate us for any resulting losses we might incur.

Our Internet business is vulnerable to third party misconduct
-------------------------------------------------------------
Despite our implementation of network and firewall security, our servers are vulnerable to computer viruses, physical or electronic break-ins, deliberate attempts by third parties to exceed the capacity of our systems and similar disruptive problems. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays, and losses of data. The occurrence of any of these risks could harm our business.

We rely on trade secret protection to protect some of our rights
----------------------------------------------------------------
To date we have relied to a significant degree on trade secret laws and technical measures to establish and protect our proprietary rights. Secrecy, copyrights and other methods to protect our intellectual property rights may prove to be ineffective or inadequate to prevent imitation of our services or products or to prevent others from claiming violations of their proprietary rights by us. In addition, others may assert rights in our proprietary rights. Our customer lists are also of great value to our business, and if a competitor acquired these lists, it could harm our business.

We will depend on acceptance of our brand names
-----------------------------------------------
We believe that the development of brand name recognition is critical to the success of most businesses, including our own, particularly with the recent and growing increase in the number of companies that are conducting business on the Internet. Development and awareness of the eSynch brand name will depend largely on our success in increasing our customer base and strategic relationships. If consumers do not perceive us as offering a desirable way to access digital content and software or other e-commerce companies do not perceive us as an effective marketing and sales channel for their products or services, we would be unsuccessful in promoting our brand name.

We need to protect our business names
-------------------------------------
We have only recently commenced a program designed to obtain trademark registrations for our software and our business names and service mark registrations for our service names. We may be unable to obtain such protections. Registrations or other protections of names may prove to be inadequate to prevent imitation of our names or to prevent others from claiming violations of their trademarks and service marks by us. In addition, others may assert rights in our trademarks and service marks.

We could face liability for materials disseminated through the Internet
-----------------------------------------------------------------------
The law relating to the liability of Internet service companies for information carried on or disseminated through their services is currently unsettled. It is possible that claims could be made against Internet service companies under both U.S. and foreign law for defamation, libel, invasion of privacy, negligence, copyright or trademark infringement, or other theories based on the nature and content of the materials disseminated through their services. Furthermore, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for our Internet auctions and other services. This could increase our cost of doing business or otherwise harm our business.

Our evolving business plan may change
-------------------------------------
We intend to continue to develop our business plan and to explore opportunities to expand the breadth and depth of our products and services. Changes in how business is generally conducted could prevent us from achieving our business objectives. Financially more powerful providers that offer competitive services or products could also prevent us from achieving our business objectives.

Additional Risks
----------------

In addition to matters affecting the Company's industry generally, factors which could cause actual results to differ from expectations include, but are not limited to (i) sales of the Company's software which may not rise to the level of profitability; (ii) due to the rapidly changing and intensely competitive nature of the industry, competitors may introduce new products with significant competitive advantages over the Company's products; (iii) the Company may not have sufficient resources, including any future financing it is able to obtain, to sustain marketing and other operations; (iv) the Company may be unable to attract and retain sufficient management and technical expertise, or may lose key employees; (v) the Company's contractual or legal efforts to protect its confidential information or intellectual property may be inadequate or ineffective to provide protection, and the Company may be unable financially to pursue legal remedies that may be available; (vi) the Company's selection, due diligence, execution, and integration of acquisitions may not prove effective or reasonable; (vii) the Company may suffer in material respects from the direct or indirect effects of hackers on public utilities, telecommunications networks, customers, vendors, service providers, web site hosting services, and the economy or financial markets generally; (viii) the Company may suffer from other technical or communications problems, such as power outages, system failures, system crashes, or sabotage; and (ix) the Company may be subjected to unknown or unanticipated risks and uncertainties, or be unable to assess or address risks and uncertainties as may exist.

                   FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") and such forward-looking statements are subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus except for historical information may be deemed to be forward-looking statements. Also, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" or the negative or other variations thereof or comparable terminology are intended to help you identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

  *  Our expectations about the marketplace and consumer acceptance.
  *  Our marketing and sales plans.
  * Our expectations regarding the growth of our business and that our business model will succeed.
  *  Our ability to introduce new services and products and improve technology.
  *  The success of our technology.

These statements are not guarantees of future performance. Future performance is subject to risks, uncertainties and assumptions that are difficult to predict and may be beyond our control. Therefore, our actual results could differ materially from anticipated results. These risks and uncertainties include those noted in "Risk Factors" above.

We do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus for any reason, even if new information becomes available or other events occur in the future.

                             USE OF PROCEEDS

The proceeds from the sale of each selling security holder's Common Stock will belong to the selling security holder. The Company will not receive any proceeds from such sales of the Common Stock, except any amount thereof paid by selling security holders to the Company in payment of the exercise price of warrants. The shares of Common Stock that may be sold in this offering include some shares that may be purchased by selling security holders upon exercise of warrants that they hold.

                           SELLING SECURITY HOLDERS


                                          SHARES BENEFICIALLY OWNED

                                                BEFORE THE OFFERING        AFTER THE OFFERING
                                        SERIES J PREFERRED      COMMON(1)    PREFERRED COMMON(1)
                                       --------------------  --------------- --------- ---------
  NAME OF SELLING SECURITY HOLDER       NUMBER   PERCENT     NUMBER  PERCENT   NUMBER   NUMBER
  -------------------------------       ------   -------     ------  -------   ------   ------
Amro International, S.A.(2)(3)           50        18.2%     180,357   1.8%     (15)     (15)
Austinvest Anstalt Balzers(3)(4)         50        18.2%     180,357   1.8%     (15)     (15)
Esquire Trade & Finance Inc.(3)(5)       50        18.2%     180,357   1.8%     (15)     (15)
Manchester Asset Management, Ltd.(6)(7)  40        14.5%     144,285   1.4%     (15)     (15)
Gilston Corporation, Ltd.(6)(8)          35        12.7%     126,250   1.3%     (15)     (15)
Triton Private Equity Fund L.P.(9)       25         9.1%      90,178   0.9%     (15)     (15)
Talbiya Investments Ltd.(10)             12.5       4.5%      45,089   0.5%     (15)     (15)
Intercoastal Financial
  Services Corp.(12)                     12.5       4.5%      35,714   0.4%     (15)     (15)
Sam Katz (13)                             0         0         75,000   0.8%     (15)     (15)
Harrington, Chase, PLC (14)               0         0        100,000   1.0%     (15)     (15)
Total (selling security holders
combined)(15)                           275.0     100.0%   1,157,587  10.3%(11) (15)     (15)


------------

(1) Beneficial ownership of Common Stock for purposes of this table is calculated based on the maximum number of shares of Common Stock issuable upon conversion of Series J Preferred Stock (assuming a conversion price of $3.50), and exercise of all of the warrants. However, the terms of the Series J Preferred Stock will not permit the conversion of Series J Preferred Stock by a selling security holder if it and its affiliates would thereby own more than 4.99% of the outstanding Common Stock. The Series J conversion price is initially equal to $3.50, subject to adjustment (see "Description of Securities-Preferred Stock-Series J Preferred Stock"). The Series J Preferred Stock becomes convertible on January 28, 2000 or any earlier date on which this offering becomes effective.

(2)  Address: 40 Ultra Finance, Grossmuenster Platz, #6, Zurich, Switzerland
     CH822.

(3) Includes 37,500 shares issuable upon exercise of warrants and 142,857 shares issuable upon conversion of preferred stock.

(4)  Address: Landstrasse 938, 9494 Furstentum, Vaduz/Liechtenstein, Austria.

(5)  Address: P.O. Box 146, Road Town, Tortola, British Virgin Islands.

(6)  Address: P.O. Box N-9204, Charlotte House, Charlotte Street, Nassau,
     Bahamas.

(7) Includes 30,000 shares issuable upon exercise of warrants and 114,285 shares issuable upon conversion of preferred stock.

(8) Includes 26,250 shares issuable upon exercise of warrants and 100,000 shares issuable upon conversion of preferred stock.

(footnotes continue on next page)

(Footnotes continued)

(9) Address: 225 North Market Street, Suite 220, Wichita, Kansas 67202. Includes 18,750 shares issuable upon exercise of warrants and 71,428 shares issuable upon conversion of preferred stock.

(10) Address: Ragnall House, 18 Peel Road, Douglas, Isle of Man, 1M14L2 United Kingdom. Includes 9,275 shares issuable upon exercise of warrants and 35,714 shares issuable upon conversion of preferred stock.

(11) A total of 196,875 shares are issuable upon exercise of warrants and 785,712 shares are issuable upon conversion of preferred stock. This would aggregately represent 9.5% beneficial ownership. Under the terms of the Series J Preferred Stock, the selling security holders cannot convert shares of Series J Preferred Stock to the extent that a holder and its affiliates would then own more than 4.99% of the outstanding Common Stock. The selling security holders disclaim beneficial ownership of any shares issuable upon conversion to the extent that any holder and its affiliates would then own more than 4.99% of the outstanding Common Stock.

(12) Address: 760 US Highway One - Suite 206, North Palm Beach, FL 33408.

(13) Address: 1180 Nassau Street, Delray Beach, FL 33483-6716.

(14) Address: 21 Bedford Square, London, WC1 B3HH United Kingdom.

(15) Selling security holders may offer any or all of the shares of Common Stock from time to time. The selling security holders are not required to sell any or all of the shares of Common Stock. They may retain the Common Stock indefinitely.

                         PLAN OF DISTRIBUTION

The Company is presently aware of no arrangements or understandings, formal or informal, pertaining to the distribution of the shares of Common Stock described herein. The Company may file a supplemented Prospectus, pursuant to Rule 424(b) under the Securities Act, if it is required to do so and if it is notified by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Common Stock bought through a block trade, special offering, exchange distribution or secondary distribution.

All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the over-the-counter bulletin board, or otherwise, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices, at prices and terms then obtainable, or in negotiated transactions. In addition, the shares of Common Stock offered hereby may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and
(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate.

The selling security holders may effect these transactions by selling the common stock to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of the common stock for whom the broker-dealer may act as an agent or to whom they may sell the common stock as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions.

Each selling security holder may indemnify any broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

The selling security holders and broker-dealers who act in connection with the sale of the common stock may be considered "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and profits on any resale of the common stock as a principal may be considered underwriting discounts and commissions under the Securities Act.

We have agreed to bear expenses in connection with the registration and sale of the common stock offered by the selling security holders (other than selling commissions). The selling security holders will pay all brokers' commissions, concessions or discounts. Our obligation includes paying the filing fees and costs of filings. Filings will be made with the SEC, markets on which our Common Stock trades, and state securities or "blue sky" commissioners. We also will pay attorneys' fees and costs of a special legal counsel to the selling security holders to a maximum of $25,000. We have also agreed to indemnify the selling security holders (and their brokers, agents investment advisors and controlling persons) from liabilities arising under the Securities Act, except liabilities relating to information provided by the selling security holder specifically for inclusion in this prospectus.

We estimate our out-of-pocket costs will be $150,000 initially, including payment of related legal fees of selling security holders. Also we have agreed to keep this prospectus updated continuously until the securities are sold or the selling security holders are able to sell the securities under Rule 144(k). We estimate the out-of-pocket costs for such updating at approximately $25,000 per year. The updating obligation could reasonably be expected to continue for up to five years.

Under our registration rights agreement with the holders of Series J Preferred Stock, we are required to pay damages to holders of Series J Preferred Stock in the event we fail to file the registration statement that includes this prospectus on November 30, 1999, the SEC does not declare that registration statement effective by February 28, 2000, amendments are not filed within 20 days after they are required, amendments of the registration statement are not declared effective within 30 days after filing, our stock is delisted from the over-the-counter bulleting board, or we breach in any material respect our agreements with the holders of Series J Preferred Stock. The damages payable are equal to 2% of the holder's original purchase price for 30-day period or portion thereof, until the breach or event is cured, not pro rated for periods of breach of less than 30 days. Additional damages are 3% of such holder's purchase price for each subsequent 30-day period until the breach is cured, with this amount pro rated for periods of less than 30 days.

                               LEGAL PROCEEDINGS

ESYNCH and Subsidiaries
-----------------------
The Company is involved in several lawsuits in the normal course of its business and all amounts for exposure to these lawsuits have been recorded in the financial statements of the Company except as noted below.

SOFTKAT
-------
We acquired SoftKat, Inc. in November 1998 and sold SoftKat, Inc. in 1999.

Although SoftKat has been sold by us, there may be asserted and unasserted claims against us based on alleged SoftKat, Inc. liabilities or obligations. Some of the claims against SoftKat have been asserted either in pending litigation or threatened litigation. We are aware of several other creditors of SoftKat, Inc., which have made claims against SoftKat for amounts owed based on good and/or services provided to SoftKat. In most cases, we do not know the identity of these creditors, the amounts that they claim are due and owing or the circumstances of their claims. Regarding unasserted claims against SoftKat, there is a reasonable likelihood that some of the plaintiffs/creditors will seek to satisfy their claims against the Company on theories of either successor liability or alter ego.

On September 25, 1998, Diamar Interactive Corp. filed a complaint against us in Sonoma County Superior Court, State of California. The complaint alleged that we owed $44,183 for goods and services provided to SoftKat, Inc., based on a theory of successor liability. We filed an answer denying that we were obligated to pay any amounts incurred by SoftKat, and later we filed a motion for summary judgment. We settled the matter for $2,500.

On January 21, 1999, Interplay Entertainment Corp. filed a complaint against us in Orange County Superior Court, State of California, alleging that we owe Interplay $86,041 for goods and services provided to SoftKat, Inc., based on a theory of successor liability. We filed an answer denying that we are obligated to pay any liability incurred by SoftKat. Interplay filed a Request for Dismissal of its action against the Company which the Court granted.

On February 2, 1999, RPS, Inc. filed a complaint against us in the United States District Court, Central District of California. The complaint alleges that we owe $52,555.58 for delivery services provided to SoftKat, Inc., based on a theory of successor liability. We have filed an answer denying that we are liable and we have been informed by counsel for RPS that they will be filing a Request for Dismissal of the action against the Company.

SoftKat.

On February 24, 1999, Muramatsu, Inc. filed a complaint against us in the Orange County Superior Court, State of California. The complaint alleges that we and a subsidiary, Intermark, owe $42,207.65 for convention display services provided to SoftKat, Inc., based on a theory of successor liability. We have filed an answer denying that neither we nor Intermark is obligated to pay any amounts due from SoftKat. Muramatsu filed a Request for Dismissal of its action against the Company which the Court granted.

On April 7, 1999, Sunclipse, Inc. had filed the complaint against us in the Orange County Superior Court, State of California. The complaint alleged that we owe $131,752.06 for goods and services provided to SoftKat, Inc., based on a theory of successor liability. On May 24, 1999, Sunclipse filed a first amended complaint seeking the same relief against us as it sought in its original complaint. We filed an answer denying that we are obligated to pay any debts incurred by SoftKat. Sunclipse filed a Request for Dismissal of its action against the Company which the Court granted.

On April 30, 1999, Digital Leisure, Inc. filed a complaint against us in the Orange County Superior Court, State of California. The complaint alleges that we owe $125,715 for goods and services provided to SoftKat, Inc., based on a theory of successor liability. We have filed an answer denying that we are obligated to pay any amounts due that were incurred by SoftKat. Pursuant to a confidential settlement agreement, we settled this matter and the action should be dismissed no later than February 28, 2000. The terms of the settlement will not result in any material effect on the Company's financial position nor results of operations.

On May 18, 1999, Frank Grange filed a complaint against us in the Sonoma County Superior Court, State of California. The complaint alleges that we owe $84,801.40 for damages resulting from a lease between that plaintiff and SoftKat, Inc., and a judgment obtained against SoftKat for unpaid rent, based on a theory of successor liability. We have filed an answer denying that we are obligated to pay any of these claims, and we intend to vigorously oppose any attempt to impose successor liability.

On May 25, 1999, Transworld Systems, Inc. had filed suit against us for $3,998.15 for collection work done on behalf of SoftKat, Inc., and Transworld obtained a default judgment as a result of an inadvertent failure to respond to their complaint. The parties recently agreed to resolve the matter by the Company paying Transworld the sum of $500. A satisfaction of judgment is in the process of being filed and recorded.

On June 4, 1999, Cambrix Publishing, Inc. filed a complaint against us in the Orange County Superior Court, Harbor Justice Center, State of California. The complaint alleges that we owe $12,067.05 for goods and services provided to SoftKat, Inc., based on a theory of successor liability. We have filed an answer denying any liability for these amounts and we intend to vigorously oppose any attempt to impose successor liability.

On April 7, 1999, LucasArts Entertainment Co. LLC, filed a debt collection action against SoftKat, Inc., seeking recovery of $64,369.97, for goods and services allegedly provided to SoftKat. LucasArts recently amended its complaint to name us as a defendant based upon theories of successor liability or alter ego. We have not yet answered the amended complaint, but we intend to vigorously oppose any attempt to impose successor liability or alter ego liability.

INTERMARK
---------

Intermark Corporation became our subsidiary on August 5, 1998.

On February 5, 1999, Lawrence Tyson, an individual, filed a complaint in San Mateo County Superior Court, State of California against Intermark, Innovus, and certain officers of the Company. The complaint is for $8,000 allegedly owed under a promissory note plus an unspecified amount of damages for an unrelated alleged breach of an oral agreement to compensate Tyson for services, alleged to be the introduction of Intermark to a potential key employee. The case is set for trial in July 2000.

In September, 1999, U.S. Print Corporation filed a complaint in Orange County Superior Court, State of California. The complaint seeks to recover from the Company $92,414.69 for services allegedly purchased but not paid for by Intermark.

In September, 1999, a lawsuit was filed by C-Group in United States District Court, District of Maryland, against Intermark seeking $99,110 for goods that were claimed to be purchased by Intermark. In October, 1999, the plaintiff amended the complaint and reduced the amount it is seeking to $81,326. The Company has filed a motion to dismiss for lack of personal jurisdiction. The Federal District Court has remanded the case to a state court in Maryland to rule on the motion to dismiss. The Maryland court has not yet ruled on the motion.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The following table and paragraphs set forth the names of and certain information concerning the directors of the Company:


  NAME                    POSITION(S) WITH THE COMPANY                AGE
  ------------------------------------------------------------------------
  Thomas Hemingway        Director and Chief Executive Officer        43

  T. Richard Hutt         Director, Vice President and                60
                            Secretary/Treasurer

  James H. Budd           Director and Vice President                 58

  Donald C. Watters, Jr.  Director and President and                  42
                            Chief Operating Officer

  Norton Garfinkle        Director                                    68

  David Lyons(1)          Director                                    50

  Robert Orbach(1)        Director                                    48


-----------
      The Company does not have a nominating committee of the Board of Directors.

(1)   A member of the audit committee of the Board of Directors of the Company.

      The Board of Directors acting as a whole performs the functions of the compensation committee.

Thomas ("Tom") Hemingway
------------------------

On August 5, 1998, Mr. Hemingway became the Chief Executive Officer and a director of the Company pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark Corporation, a California corporation ("Intermark"), and Intermark's securityholders upon the consummation of that transaction. A co-founder of Intermark, from October 1995 to the present Mr. Hemingway has served as Chief Executive Officer and in other senior management positions at Intermark, a software publishing, sales and marketing company. From August 1994 to September 1995, Mr. Hemingway operated a consulting business specializing in software sales and marketing. From January 1994 to July 1994, Mr. Hemingway was chief operating officer at Ideafisher Systems, an artificial intelligence / associative processing software company. From August 1993 to December 1993, Mr. Hemingway was serving as a consultant with L3, an edutainment software company. From January 1993 to July 1993, Mr. Hemingway was involved in computer-related consulting in the capacity of chief executive officer of Becker/Smart House, LV, a home automation enterprise. In 1992, Mr. Hemingway was involved in making private investments in various industries. Previously, from 1987 to 1991, Mr. Hemingway founded and served as president of Intellinet Information Systems, a provider of network services and systems. Earlier in his career, Mr. Hemingway was a founder of Omni Advanced Technologies, a research and development firm developing products for the computer and communications industry.

James H. ("Jim") Budd
---------------------

Mr. Budd was elected to the Board of Directors on October 27, 1998. In August, 1998, Mr. Budd became a Vice President of the Company pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark and Intermark's securityholders. A co-founder of Intermark, from October 1995 to the present Mr. Budd has served as Vice President of Marketing and in other executive capacities of Intermark, a software publishing, sales and marketing company. From August 1994 to September 1995, Mr. Budd operated a consulting business specializing in software sales and marketing. From March 1994 to July 1994, Mr. Budd was vice president of marketing at Ideafisher Systems, an artificial intelligence / associative processing software company. From November 1993 to February 1994, Mr. Budd was involved in making private investments in various industries. Previously, from July 1978 to October 1993, Mr. Budd was founder and chief executive officer of Command Business Systems, a developer of business software products. Earlier in his career, Mr. Budd held marketing and sales management positions at Unisys, Nixdorf, Tymshare, and Prime Computer.

T. Richard ("Dick") Hutt
------------------------

Mr. Hutt was elected to the Board of Directors on October 27, 1998. In August, 1998, Mr. Hutt became a Vice President and the Secretary of the Company pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark and Intermark's securityholders. A co-founder of Intermark, from October 1995 to the present Mr. Hutt has served as Vice President of Sales and Secretary of Intermark. From September 1992 to September 1995, Mr. Hutt was distribution sales manager for Strategic Marketing Partners, a leading national software and technology marketing firm. Previously, he was in the communications and mini-computer industry with TRW where he formed the Canadian subsidiary as vice president of sales. He moved to TRW's Redondo Beach headquarters and managed the western division until Fujitsu acquired the business unit. Before joining TRW, he was with NCR's financial sales division in Canada. Prior to that he managed the VAR division at Wang Laboratories. Moving to Matsushita, he played a key role in the development of the distribution channel for their Panasonic products.

Donald C. Watters, Jr.
----------------------

Donald Watters, Jr. was elected to the Board of Directors on November 15, 1999. From April 1, 1999 to the present, Mr. Watters has been the President and Chief Operating Officer of eSynch Corporation. Formerly, Mr. Watters was President and CEO of Kiss Software Corporation (KISSCO), a publisher/developer of Internet software utilities. Prior to Kissco, Mr. Watters was vice president of worldwide sales of Touchstone Software (Nasdaq: TSSW).

Norton Garfinkle
----------------
Norton Garfinkle, who was elected to the Board of Directors on November 15, 1999, is Chairman of Oxford Management Corporation, an investment company that specializes in building new technology companies. He also serves as Chairman of several of these portfolio companies, including: Cambridge Parallel Processing, Cambridge Management Advanced Systems Corporation and ERS International.

David Lyons
-----------
Mr. Lyons was appointed to the Board of Directors in January, 2000. From 1997 to the present, Mr. Lyons has been employed by Communications Systems U.S.A., Inc., a start-up consolidation venture financed by Northwestern (NYSE:NOR) to acquire telecommunications voice and data companies. Serving as Vice President - Acquisitions, Eastern Region. Since inception in November, 1997 CSUSA has acquired 14 companies with gross revenues of over $180,000,000. From 1996 to 1997, Mr. Lyons was employed by Extel Communications, Inc., a telecommunications installation and maintenance company, as Executive Vice President. He was responsible for the expansion of the customer base through the company's merger and acquisition program as well as identifying opportunities for required outside financing. From 1992 to 1996, David served as the principal in Sherman Investment Group, Inc., a Merchant Banking Company which invests in and provides managerial assistance to medium sized public and private companies. Mr. Lyons previously served as a member of Board of Directors from October 27, 1998 to November 15, 1999.

Robert Orbach
-------------
Mr. Orbach was appointed to the Board of Directors in January, 2000. Mr. Orbach is the founder and president of Orbach, Inc., providing high level consulting and advisory services for PC hardware and software companies, regarding acquisitions and strategic partnering as well as marketing, and has served in that capacity since May 1990. In addition, Mr. Orbach is on the Board of Directors of Midisoft and In10city. Mr. Orbach previously served as a member of Board of Directors from October 27, 1998 to November 15, 1999.

BOARD MEETINGS AND COMMITTEES

There were 3 meetings of the Board of Directors of the Company during the fiscal year of the Company ended December 31, 1998. The Board of Directors established a standing Audit Committee and a Compensation Committee. In the fiscal year ended December 31, 1998, the Audit Committee held 2 meetings and the Compensation Committee held 2 meetings. Each of the directors attended at least 75% of the meetings of the Board and committees on which the director served during fiscal 1998.

The Audit Committee's function is to review, act on, and report to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent public accountants, the scope of the annual audits, the nature of non-audit services, fees to be paid to the independent public accountants, the performance of the Company's independent public accountants, and the accounting practices of the Company.

The Compensation Committee's function is to review the performance of the executive officers of the Company and review the compensation programs for other key employees, including salary and cash incentive payment levels and option grants.

There is no standing nominating committee or other committee performing a similar function.

COMPENSATION OF DIRECTORS

We issued a warrant to purchase 350,000 shares of Common Stock at a price per share of $1.00 to Mr. Norton Garfinkle upon his election to the Board of Directors.

We have engaged the consulting services of Mr. Garfinkle in connection with developing our "video-on-demand" business, and have agreed to issue him additional warrants to purchase 100,000 shares of Common Stock at a price per share of $1.00.

Our non-employee Directors are not currently compensated for attendance at Board of Director meetings. Non-employee directors from time to time have been, and in the future may be, granted, on an ad hoc basis, stock options upon being appointed to the Board. The Company may adopt a formal director compensation plan in the future. All of the Directors are reimbursed for their expenses for each Board and committee meeting attended.

                               EXECUTIVE OFFICERS

         For information on the business background of Messrs. Hemingway, Budd, Hutt and Watters, see "Directors" above. The following table and paragraphs set forth the names of and certain information concerning other executive officers of the Company:


  NAME OF EXECUTIVE    POSITION(S) WITH THE COMPANY               AGE
--------------------   -----------------------------------------------
David Noyes            Chief Financial Officer                     57
Robert B. Way          Vice President                              57


         David Noyes -- Mr. Noyes became the Chief Financial Officer of the Company in July 1999. Mr. Noyes also currently is President of Monarch Capital, a business consulting firm (1993 to Present), and President, Chief Financial Officer and a Director of Directional Recovery Systems, LLC, an oil services company (1995 to Present). In addition he was Chief Executive Officer, Chief Financial Officer and a Director of American Furnishings Corp. and California Mattress (1996 to 1997), President, Chief Financial Officer and Director of California Software Products, Inc. (1996) and Director and Interim Chief Financial Officer of Griswold Industries(1994 to 1995). He was Chief Financial Officer and Chief Operating Officer of General Power Systems from 1987 through 1994 and Chief Financial Officer and Chief Operating Officer of AMF Scientific Drilling International from 1976 through 1984.

         Robert B. Way -- Mr. Way became a Vice President of the Company in April 1999. Previously, Mr. Way was the Senior Vice President and General Manager of Kiss Software Corporation, where he served in that capacity from January, 1997. Before that, Mr. Way was an independent consultant in software business management specializing in product planning, development and support. Mr. Way was Vice President and General Manager of California Software Products, Inc. from 1976 to 1995.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

See "Executive Compensation."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

MANAGEMENT. The following table sets forth as of February 3, 2000, information regarding beneficial ownership of the Company's stock by each director and each executive officer, and by all directors and executive officers of the Company as a group. Each named person and all directors and executive officers as a group are deemed to be the beneficial owners of shares that may be acquired within 60 days upon exercise of stock options. Accordingly, the number of shares and percentages set forth next to the name of such person and all directors and executive officers as a group include the shares issuable upon stock options exercisable within 60 days. However, the shares so issuable upon such exercise by any such person are not included in calculating the percentage of shares beneficially owned by any other stockholder. Based in part upon the absence of any Schedule 13G or Schedule 13D filings, the Company is not aware of any other person or group with beneficial ownership in excess of 5% of the Common Stock.


                                                  SHARES BENEFICIALLY OWNED
                                                  -------------------------
                                             COMMON                      PREFERRED
                                             ------                      ---------
  NAME OF BENEFICIAL OWNER               NUMBER     PERCENT      NUMBER        PERCENT
  ------------------------               ------     -------      ------        -------
  Thomas Hemingway(1)                  1,730,609     15.7%          0             0%
  T. Richard Hutt(2)                   1,230,391     11.6%          0             0%
  James H. Budd(3)                     1,214,715     11.4%          0             0%
  Donald C. Watters, Jr.(4)            1,209,759     10.7%          0             0%
  David Noyes(5)                         343,750      3.2%          0             0%
  Robert Way(6)                          301,857      2.8%          0             0%
  Norton Garfinkle(7)                    870,000      8.0%          0             0%
  David Lyons(8)                          11,700      0.1%          0             0%
  Robert Orbach                           11,684      0.1%          0             0%
All Directors and Executive Officers
    as a group 7 Persons)(9)           6,924,465     53.0%          0             0%


------------

(1) Includes 542,500 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable. Includes 140,395 shares of Ms. Detra Mauro Hemingway, the spouse of Mr. Hemingway.
(2) Includes 117,000 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.
(3) Includes 117,000 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.
(4) Includes 748,568 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.
(5) Includes 343,750 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.
(6) Includes 269,427 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.
(7) Includes shares held by a corporation and two trusts that are controlled by him and 410,000 shares which may be purchased pursuant to warrants are currently or within 60 days will be exercisable.
(8) Includes 11,700 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.
(9) Includes all of the shares and options referred to in notes (1) through (8) above.

STOCK OWNERSHIP OF SELLING SECURITY HOLDERS
-------------------------------------------

The table under "Selling Security Holders" sets forth information regarding ownership of the Preferred Stock and the Common Stock by those individuals or groups who own more than five percent (5%) of the Series J Preferred Stock outstanding. See "Selling Security Holders."

                             DESCRIPTION OF SECURITIES

AUTHORIZED AND OUTSTANDING STOCK
--------------------------------
The authorized capital stock of eSynch consists of 50,000,000 shares of Common Stock, $.001 par value, and 1,000,000 shares of Preferred Stock, $.001 par value. 275 shares of the Preferred Stock are designated as Series J Preferred Stock and 250 shares are designated as Series K Preferred Stock.

As of February 3, 2000, there were 10,505,463 shares of Common Stock outstanding, which were held by approximately 350 stockholders of record and held by approximately 1,279 stockholders beneficially. At the same date, there were 275 shares of Series J Preferred Stock outstanding and 212.5 shares of Series K Preferred Stock outstanding. (See "Preferred Stock," below.)

The Company previously issued Series A, Series C, Series D, Series E, Series F, Series G, Series H, and Series I Preferred shares, none of which remain outstanding.

COMMON STOCK
------------
Subject to legal and contractual restrictions on payment of dividends, the holders of common stock are entitled to receive such lawful dividends as may be declared by the Board of Directors. In the event of liquidation, dissolution or winding up of eSynch, the holders of shares of common stock are entitled to receive all of the remaining assets of eSynch available for distribution to its stockholders after satisfaction of all its liabilities and the preferences on Preferred Stock. Holders of our common stock do not have any preemptive, conversion or redemption rights and there are no sinking fund provisions applicable to our common stock.

Record holders of our common stock are entitled to vote at all meetings of stockholders and at those meetings are entitled to cast one vote for each share of record that they own on all matters on which stockholders may vote. Stockholders do not presently have cumulative voting rights in the election of eSynch's directors. As a result, the holders of a plurality of the outstanding shares can elect all of the directors of eSynch, and the holders of the remaining shares are not able to elect any of eSynch's directors.

All outstanding shares of common stock are fully paid and nonassessable, and all shares of common stock to be offered and sold in this offering will be fully paid and nonassessable.

COMMON STOCK OPTIONS
--------------------
eSynch has a 1999 Stock Incentive Plan. 3,000,000 shares of common stock have been reserved under the 1999 Stock Incentive Plan for grants. The grants may be in the form of options, stock purchase rights or stock grants. The Board of Directors, or a committee designated by the Board of Directors, has discretion to determine the terms of the grants and the recipients of grants.

Options can be issued with an option term of up to ten years. Options and restricted stock may be subject to vesting restrictions. Vesting may be either
(a) over a period of time, (b) immediately upon grant, (c) upon the occurrence of certain events, (d) upon attainment of performance goals, or (e) a combination of any of these.

At February 3, 2000, apart from the 1999 Stock Incentive Plan, there were outstanding options to purchase another 2,180,560 shares of common stock, approximately.

PREFERRED STOCK
---------------
The Board of Directors has the authority, without further action by the stockholders, to issue the authorized and unissued shares of preferred stock in one or more series and to fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. Although it presently has no intention to do so, the Board of Directors, without stockholder approval, may issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. This provision may be deemed to have a potential anti-takeover effect, and the issuance of preferred stock in accordance with such provision may delay or prevent a change of control of eSynch.

Series J Preferred Stock
------------------------

The Series J Preferred Stock was issued for an original issue price of $10,000 per share.

The holders of Series J Preferred Stock are entitled to dividends at the rate of 7% per year. The dividends are not required to be paid until conversion or redemption of the shares or an acquisition of eSynch; however unpaid dividends will cumulate. We have the option of paying the dividends either in cash or in our common stock (in the latter case, based on the conversion price then in effect).

The holders of Series J Preferred Stock are entitled to a preference in the event we liquidate our corporation. That preference is in an amount of $10,000 per share, plus cumulated and unpaid dividends. The Series J Preferred Stock and the Series K Preferred Stock are on a parity as to liquidation preferences. Any and all of the remaining assets could be distributed to holders of junior securities (e.g., other shares of preferred stock or Common Stock), in order of seniority.

We must give holders of Series J Preferred Stock 45 days' notice prior to a merger or acquisition of eSynch. Such a transaction can only be effected if the holders of the Series J Preferred Stock maintain their relative rights, preferences and privileges. A transaction that is inconsistent with this provision is prohibited.

Holders of Series J Preferred Stock are not entitled to vote in the election of directors. The vote of holders of three-fourths of the Series J Preferred Stock outstanding is required, however, to reclassify any of our outstanding securities (e.g., a stock split), to make a distribution with respect to any stock that is junior to the Series J Preferred Stock (e.g., any dividend to holders of Common Stock), or to authorize any securities senior to the Series J Preferred Stock.

The Series J Preferred Stock became convertible into Common Stock on January 28, 2000. Also, the terms of the Series J Preferred Stock will not permit the conversion of Series J Preferred Stock by a selling security holder if it and its affiliates would thereby own more than 4.99% of the outstanding Common Stock.

The Series J conversion price is initially equal to $3.50, subject to adjustment. The conversion price of Series J Preferred Stock was subject to a floor price of $3.50 until January 28, 2000. At the $3.50 price, the number of shares of Common Stock issuable upon conversion of one share of Series J Preferred Stock would be $10,000.00 plus accrued and unpaid dividends divided by $3.50.

After January 28, 2000, the conversion price is the lower of $3.50 or 80% of the average of the six lowest closing bid prices in the twenty-trading-day period ending on the day before conversion.

For illustration, the shares of Series J Preferred Stock would be convertible into the following numbers of shares of Common Stock at these trailing average prices as of a day when the Series J Preferred Stock are converted:


  Average                    Per Series J      Common Stock    Percentage of
 of Lowest      Conversion    Conversion         Issuable        Outstanding
Closing Bids      Price           Rate      on Full Conversion   Common Stock
------------    ---------     ----------    ------------------   ----------
$4.375 or more     $3.50       2,857 shs.        785,714             7.8%
$4.25              $3.40       2,941 shs.        808,823             8.0%
$3.75              $3.00       3,333 shs.        916,666             8.9%
$3.25              $2.60       3,846 shs.      1,057,692            10.2%
$2.75              $2.20       4,545 shs.      1,250,000            11.8%


For instance, if the lowest closing bid prices of the Common Stock, in the twenty-trading-day period ended on the day before conversion, were $2.8125, $2.9375, $3.2812, $3.5312, $3.5312, and $3.50, their average is $3.2656, which would result in a conversion price of $2.61.

The conversion price is also subject to ordinary adjustments to prevent dilution. Cash is payable in lieu of issuing any fractional shares upon conversion.

The Series J Preferred Stock would be automatically converted into Common Stock on the third anniversary of the issuance of the Series J Preferred Stock (the third anniversaries falling between August and October, 2002), with extensions in certain events until not more than two years later. The conversion price is the same as the normal conversion price that is applicable on the date conversion becomes mandatory.

We have the right to redeem all or any of the outstanding Series J Preferred Stock for cash. The redemption price is $12,000 per share, plus cumulated dividends. eSynch is required to give the holders 30 days' notice and to deposit the redemption price in escrow.

In the event of our merger, acquisition, or sale of all of our assets, we are required to redeem all of the outstanding Series J Preferred Stock. The redemption price in this event will be the greater of $12,500 per share or the value of the number of shares of Common Stock issuable upon conversion based on the closing bid price of the Common Stock, on the day preceding the consummation of the transaction. The redemption price in such event is payable at least $12,500 per share in cash and the balance, if any, in cash or our shares of Common Stock, at our election.

Each holder of Series J Preferred Stock has a right to require us to redeem all or a portion of his Series J Preferred Stock for cash if we breach any agreement or representation made to the holders of Series J Preferred Stock in a material respect, or in the event the registration statement that includes this prospectus is not declared effective by February 28, 2000, its effectiveness lapses or trading is suspended for a period of five consecutive business days, or if we fail to perform our obligations to such holders concerning delivery of Common Stock upon conversion within ten business days. The redemption price in this event will be the greater of $12,500 per share or the value of the number of shares of Common Stock issuable upon conversion based on the closing bid price of the Common Stock, on the day preceding the triggering event.

Series K Preferred Stock
------------------------

The Series K Preferred Stock was issued for an original issue price of $10,000 per share.

The holders of Series K Preferred Stock are entitled to dividends at the rate of 7% per year. The dividends are not required to be paid until conversion or redemption of the shares or an acquisition of eSynch; however unpaid dividends will cumulate. We have the option of paying the dividends either in cash or in our common stock (in the latter case, based on the conversion price then in effect).

The holders of Series K Preferred Stock are entitled to a preference in the event we liquidate our corporation. That preference is in an amount of $10,000 per share, plus cumulated and unpaid dividends. The Series J Preferred Stock and the Series K Preferred Stock are on a parity as to liquidation preferences. Any and all of the remaining assets could be distributed to holders of junior securities (e.g., other shares of preferred stock or Common Stock), in order of seniority.

We must give holders of Series K Preferred Stock 45 days' notice prior to a merger or acquisition of eSynch. Such a transaction can only be effected if the holders of the Series K Preferred Stock maintain their relative rights, preferences and privileges. A transaction that is inconsistent with this provision is prohibited.

Holders of Series K Preferred Stock are not entitled to vote in the election of directors. The vote of holders of three-fourths of the Series K Preferred Stock outstanding is required, however, to reclassify any of our outstanding securities (e.g., a stock split), to make a distribution with respect to any stock that is junior to the Series K Preferred Stock (e.g., any dividend to holders of Common Stock), or to authorize any securities senior to the Series K Preferred.

The Series K Preferred Stock does not become convertible into Common Stock until April 29, 2000 or any earlier date on which the SEC determines that a registration statement for such offering becomes effective. Also, the terms of the Series K Preferred Stock will not permit the conversion of Series K Preferred Stock by a selling security holder if it and its affiliates would thereby own more than 4.99% of the outstanding Common Stock.

The Series K conversion price is initially equal to $3.50, subject to adjustment. The conversion price of Series K Preferred Stock is subject to a floor price of $3.50 until April 29, 2000. At the floor price, the number of shares of Common Stock issuable upon conversion of one shares of Series K Preferred Stock would be $10,000.00 plus accrued and unpaid dividends divided by $3.50.

After April 29, 2000, the conversion price is the lower of $3.50 or 80% of the average of the six lowest closing bid prices in the twenty-trading-day period ending on the day before conversion.

For illustration, the shares of Series K Preferred Stock would be convertible into the following numbers of shares of Common Stock at these trailing average prices as of a day when the Series K Preferred Stock are converted:


  Average                    Per Series K      Common Stock    Percentage of
 of Lowest      Conversion    Conversion         Issuable        Outstanding
Closing Bids      Price           Rate      on Full Conversion   Common Stock
------------    ---------     ----------    ------------------   ----------
$4.375 or more     $3.50       2,857 shs.        785,714             7.8%
$4.25              $3.40       2,941 shs.        808,823             8.0%
$3.75              $3.00       3,333 shs.        916,666             8.9%
$3.25              $2.60       3,846 shs.      1,057,692            10.2%
$2.75              $2.20       4,545 shs.      1,250,000            11.8%


For instance, if the lowest closing bid prices of the Common Stock in the twenty-trading-day period ended on the day before conversion date were $3.828, $4.313, $4.875, $5.188, $5.438, and $5.625, their average is $4.878, which would result in a conversion price of $3.50 because 80% of $4.878 is $3.90, which is not less than $3.50. See also the illustration above regarding Series J Preferred Stock, which applies here equally.

The conversion price is also subject to ordinary adjustments to prevent dilution. Cash is payable in lieu of issuing any fractional shares upon conversion.

The Series K Preferred Stock would be automatically converted into Common Stock on the third anniversary of the issuance of the Series K Preferred Stock (the third anniversaries falling between December, 2002 and January 2003), with extensions in certain events until not more than two years later. The conversion price is the same as the normal conversion price that is applicable on the date conversion becomes mandatory.

We have the right to redeem all or any of the outstanding Series K Preferred Stock for cash. The redemption price is $12,000 per share, plus cumulated dividends. eSynch is required to give the holders 30 days' notice and to deposit the redemption price in escrow.

In the event of our merger, acquisition, or sale of all of our assets, we are required to redeem all of the outstanding Series K Preferred Stock. The redemption price in this event will be the greater of $12,500 per share or the value of the number of shares of Common Stock issuable upon conversion based on the closing bid price of the Common Stock, on the day preceding the consummation of the transaction. The redemption price in such event is payable at least $12,500 per share in cash and the balance, if any, in cash or our shares of Common Stock, at our election.

Each holder of Series K Preferred Stock has a right to require us to redeem all or a portion of his Series K Preferred Stock for cash if we breach any agreement or representation made to the holders of Series K Preferred Stock in a material respect, or in the event a registration statement to register the Common Stock issuable upon conversion of the Series K Preferred Stock is not declared effective by May 29, 2000, its effectiveness lapses or trading is suspended for a period of five consecutive business days, or if we fail to perform our obligations to such holders concerning delivery of Common Stock upon conversion within ten business days. The redemption price in this event will be the greater of $12,500 per share or the value of the number of shares of Common Stock issuable upon conversion based on the closing bid price of the Common Stock, on the day preceding the triggering event.

WARRANTS
--------

The warrants held by the selling security holders entitle those holders to purchase shares of Common Stock. They include warrants expiring August 13, 2002 to purchase 112,500 shares at approximately $3.00 each, warrants expiring September 30, 2000 to purchase 75,000 shares at approximately $5.17 each, and an additional warrant expiring October 29, 2002 to purchase 9,375 shares at a price of approximately $3.45 per share.

The Company has warrants outstanding, issued to the initial holders of Series K Preferred Stock, entitling them to purchase 150,000 shares of Common Stock. These include warrants expiring December 31, 2002 to purchase up to 112,500 shares at an initial price of $6.47 per share and warrants expiring January 31, 2003 to purchase up to 37,500 shares at $12.36 per share, initially.

Also, there are warrants outstanding held by others to purchase approximately an additional 1,734,133 shares at various prices and expiring at various times. These warrants generally are at prices ranging from $0.50 to $1.25 and generally expire 5 years after issuance.

DELAWARE LAW AND CERTAIN CHARTER PROVISIONS
-------------------------------------------

The Delaware Corporations Code, certain terms of the Series J Preferred Stock or Series K Preferred Stock, and our ability to issue the authorized and available shares of Preferred Stock and Common Stock, each may prevent or delay a takeover of our company. Thus the holders of Common Stock might not be able to realize a premium price for their shares.

REGISTRATION RIGHTS
-------------------

This offering is being registered with the SEC pursuant to a registration rights agreement with the holders of Series J Preferred Stock and warrants and pursuant to piggyback registration rights agreements with two holders of Common Stock. See "Plan of Distribution."

In addition, we have granted demand registration rights to the holders of the Company's Series K Preferred Stock.

We also have granted piggyback registration rights to holders of shares of Common Stock, warrants or options. In addition to the shares in this offering, those shares of Common Stock may become eligible for registration.

TRANSFER AGENT AND REGISTRAR
----------------------------

The stock transfer agent and registrar for our common stock is Interwest Transfer Company, Inc., located at 1981 E. Murray Holladay Road, Salt Lake City, Utah 84117.

DIVIDEND POLICY
---------------

Under applicable law, dividends cannot be paid until we have generated earnings. Also we are prohibited from paying cash dividends to the holders of Common Stock while any Series J Preferred Stock or Series K Preferred Stock is outstanding.

However, it will be our policy to retain internally generated funds to support future expansion of our business. Accordingly, even if we do generate earnings, and even if we are not prohibited from paying dividends, we will not declare or pay cash dividends on our common stock, at least for the foreseeable future.

                   INTEREST OF NAMED EXPERTS AND COUNSEL

LEGAL MATTERS AND EXPERTS

Members of the firm of Stradling Yocca Carlson & Rauth, P.C. own shares of our Common Stock or options to acquire such shares in an aggregate amount of less than 1% of the number of shares presently outstanding.

Legal Matters

The validity of the issuance of the Common Stock issuable or held by the Selling Security holders and offered hereby is being passed upon for the Company by Stradling Yocca Carlson & Rauth, P.C.

Experts

The consolidated financial statements of eSynch Corporation and Subsidiaries as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, the financial statements of SoftKat,Inc. as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, and the financial statements of Kiss Software Corporation as of December 31, 1998, for the year ended December 31, 1998 and for the period from February 14, 1997 (date of inception) through December 31, 1997, each included in this Prospectus, have been audited by Hansen, Barnett & Maxwell, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing.

             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                     FOR SECURITIES ACT LIABILITIES

eSynch's Restated Certificate of Incorporation requires eSynch to indemnify any and all persons who may serve or who have served at any time as directors or officers, or who, at the request of the board of directors of eSynch, may serve, or at any time have served as directors or officers of another corporation in which eSynch at such time owned or may own shares of stock, or which it was or may be a creditor, and the respective heirs, administrators, successors, and assigns. Indemnification is required to the full extent permitted by the General Corporation Law of Delaware as it may from time to time be amended. Subject to that limitation, eSynch is required to provide indemnification against any and all expenses, including amounts paid on judgment, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually or necessarily by such persons in connection with the defense or settlement or any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be assessed against them or any of them, by reason of being or having been directors or officers of eSynch, or such other corporation.

eSynch's Restated Certificate of Incorporation provides that a director of eSynch shall have no personal liability to eSynch or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to eSynch or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware as it may from time to time be amended or any successor provision thereto (which concerns unlawful payment of dividends or stock redemptions), or
(iv) for any transaction from which a director derived an improper personal benefit.

The Bylaws of eSynch permit indemnification of persons who were directors, officers, employees or agents of eSynch or of another enterprise if the person was serving at the request of the board of directors of eSynch as a director, officer, employee or agent of that enterprise. The indemnification is permitted either (a) if the person is successful on the merits in defending the claim or
(b) if indemnification is authorized in the specific instance by eSynch. If claims are brought in eSynch's name against the indemnified person, indemnification is permitted only if the person was acting in good faith and in a manner reasonably believed to be in the best interests of eSynch. If the person is unsuccessful in defending a claim brought in eSynch name, indemnification is only permitted if the court acting in the matter specifically allows it. eSynch is authorized to advance expenses to a person upon that person's agreement to repay eSynch if ultimately such person is not entitled to indemnification.

eSynch has indemnification agreements with its directors and certain officers. These agreements require us to indemnify the parties to these agreements to the maximum extent permitted by applicable law and to advance expenses to that party upon that party's agreement to repay eSynch if ultimately such person is not entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                           DESCRIPTION OF BUSINESS

We were incorporated in Delaware on December 21, 1988, as Tri-Nem, Inc. On October 5, 1994, the Company changed its name to Innovus Corporation. On November 9, 1998, the Company changed its name to ESYNCH CORPORATION.

On August 5, 1998, we were acquired through a reverse merger agreement with Intermark Corporation. Our headquarters was moved from Utah to Southern California. See "Certain Relationships and Related Transactions."

During the first half of 1998, we shrunk our operations in order to conserve cash. We stopped manufacturing or developing our multimedia authoring software. After the acquisition, we focused our efforts on debt reduction and winding up the former business of Innovus Multimedia Corporation. We began a new business direction with the software publishing and distribution business of Intermark and development of its proprietary Electronic Digital Delivery technology.

In November 1998, all of the shares of common stock were reclassified and combined in a one-for-ten reverse stock split.

In November 1998, we acquired the stock of SoftKat, Inc. We experienced difficulties with its business and finances, and sold the company in 1999.

On April 1, 1999, we acquired the stock of Kiss Software Corporation (KISSCO), of Newport Beach, California. Kissco develops, publishes and sells Internet utility products.

On September 30, 1999 eSynch acquired the stock of Oxford Media Corporation, a leading designer and developer of digital technologies for video-on-demand.

eSynch strategy
---------------

Our business objective is to become a market leader for digital distribution. We provide advanced computer Internet utility programs and video-on-demand products, and we market and sell software and video on the Internet. We believe that we will become a leader in Electronic Digital Distribution. Electronic Digital Distribution is the delivery of software, video or audio content from a wide range of sources.

The market for digital distribution includes broadcasting and telecommunications companies which may want to employ our technology to distribute electronic content on demand, such as video, to their viewers or subscribers, as well as Internet users with broadband connections to the Internet who may want to download such content for a fee. Revenue also can be generated through sale of advertising.

We employ a proprietary Electronic Digital Distribution system that allows a digital product to be wrapped in a secure digital envelope and distributed across the Internet and cable and satellite networks. We also employ the system in eSynch's online malls. The ESD system automates an optimized electronic delivery, security, tracking, and accountability protocol. Our target customers include dealers, resellers and end-users. We generate revenue by selling digital content or software and by selling advertising space in our digital delivery process, which allows for banner advertising.

We face competition in the electronic delivery market and video-on-demand, including competition from larger, well-financed companies. These include AT&T, IBM, JVC, Matsushita Electronics Corporation, NTT, Philips, Scientific Atlanta, Sony, Microsoft Corporation, US West, Inc., Enron Corporation, InterVU, Inc., C-Cube Microsystems and other hardware, software, telecommunications or broadcasting concerns offering competing solutions.

Recent Announcements
--------------------

During the first quarter of 1999, we opened 800MALL.com, a web site that sells software, directly to consumers, through Yahoo!, and also began to sell our "Health Optimizer" software on AOL. In 1999 to September 30, visits to eSynch web sites exceeded 22 million. In the same period, we estimate that 32 percent of our electronic revenues were generated through international sales. Our Internet malls are accessible to 118 countries.

In the first quarter, Kissco, our new wholly-owned subsidiary, through its Japanese partners, Winning Run and Supreme Resources International, and in conjunction with MediaVision, established channel bundling agreements with Canon Sales. Canon is the major distributor of Compaq in Japan. Canon has bundled Kissco's Speed Surfer-J and MediaVision's Web Driver with Compaq and IBM computers in Japan.

In July 1999, we entered a licensing agreement with Ingram Micro, headquartered in Santa Ana, Calif., one of the largest wholesale providers of technology products and services. Under the agreement, eSynch is entitled to offer Ingram Micro's entire product line through the eSynch e-commerce system. Our associated web site is in the development and testing phase. We anticipate intense competition from the companies named above and others.

In August, we commenced a bundling arrangement with MindSpring Enterprises Inc., a leading national Internet service provider. Under terms of the agreement, customers who purchase eSynch/Kissco utilities, including Modem Wizard 4.0, Undo & Recover Toolbox, and WebSnake, will find the MindSpring software included with the utility. The software will allow customers to start a free 30-day trial subscription to MindSpring's Internet Service and they will waive the $25 activation fee.

With our recent introduction of "video-on-demand," we believe we can become a leader in the Electronic Digital Distribution(TM) market. Oxford is now a leader in DVD mastering, working with several film libraries and independent production companies to digitize film and video. Oxford offers the full range of MPEG compression/encoding, Dolby Digital audio, authoring, graphics and design, with capabilities for multiple languages, subtitling, interactivity and Internet access. Oxford Media Corp., is helping to develop the video-on-demand industry with new innovative proprietary digital programming technologies in MPEG 1 and MPEG 2. Oxford became one of the first companies to utilize MPEG compression for full-length movies and play-on-demand high quality images.

We also offer proprietary software, including:

  *  Modem Wizard and NetMonitor
  *  Undo & Recover Toolbox
  *  WebSnake
  *  CoolCat
  *  Speed Surfer

Modem Wizard is our best-selling software utility. It is an Internet optimizer, troubleshooter, and fix-it tool that works on any Internet connection (including cable modem, DSL, and T1). In May, we had begun shipping Modem Wizard 4.0. recently we also announced Modem Wizard, version 4.5, with several added features.

NetMonitor is a stand-alone program within Modem Wizard. In just six weeks, our offer of free downloads of NetMonitor generating 15 million visits to our web site, and 7 million banner views. The increase in web site visits produced a record month for eSynch's Internet sales. In the beginning of June, NetMonitor premiered on ZDNet, and within 48 hours, had amassed over 50,000 downloads---making it the #1 download of the week on the ZDNet web site. Shortly thereafter, due to the massive response our free NetMonitor received, we partnered with Ziff-Davis (NYSE: ZD) to distribute our free NetMonitor, through CD-ROM to all Ziff-Davis publications (including PC Magazine, PC Computing, etc.)

Undo & Recover Toolbox is a utility to undo step-by-step any changes the user has made to computer setup files. In the August issue of PC World, Undo & Recover Toolbox was given a "Best Buy" award by the editors at the publication.

WebSnake automates Web searching, filters Web data and retrieves specified information, so you can review it later at PC speeds, bypassing Web bottlenecks.

CoolCat is an easy-to-use HTML editor, with professional features such as tag sets for every flavor of HTML, WebTV, Cold Fusion and JavaScript; comprehensive project-wide document management with integrated FTP; a built-in preview browser, and extended support for every significant HTML layout feature. It has pop-up property windows for links, font sizing and colors, horizontal rules, text formatting, and easy table and image layout handling.

We face intense competition in the software utilities market, including from much larger, well-financed software developers and publishers. Microsoft Corporation, for instance, has historically succeeded at incorporating utilities into its operating systems. . Numerous other software companies compete in the software utilities area, and numerous software utilities are available without charge from their providers.

Patents, trademarks and copyrights
----------------------------------

We have a non-exclusive license from Oxford Management Corporation to its video-on-demand technology and patents. We have applied for federal registration of various trademarks and service marks." If we receive the registration for these trademarks, the trademark will be effective for ten (10) years and may be renewed every ten (10) years indefinitely. Under common law, these trademarks have an unlimited duration. We have not applied for federal copyright registration for our software.

Employees
---------

As of February 2000, eSynch had 23 full-time employees and no part-time employees. Of our full-time employees, 4 were in marketing and sales, 6 were in senior management, 5 were in administration, 5 were in development and 3 were in operations. We also plan to hire approximately 20 people to handle customer support functions.

We believe that our relations with our employees are satisfactory. We are not a party to any collective bargaining agreements and we have never experienced any work stoppage. As eSynch continues to grow and introduce more products and services, we expect to hire additional personnel.

Costs to comply with environmental laws
---------------------------------------

We have not incurred any substantial cost related to complying with any environmental laws (federal, state and local) and do not foresee any such substantial costs.

More information available from the SEC
---------------------------------------

We file reports with the Securities and Exchange Commission. We have filed reports with the SEC on Forms 10-KSB, 10-QSB, 8-K, and Schedule 14A. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC. The address of the site is http:\\www.sec.gov. Also, you may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Governmental Regulation and Legal Uncertainties
-----------------------------------------------

eSynch is currently subject to various laws and regulations relating to our business. Few laws or regulations are currently directly applicable to our current and expected activities on the Internet. However, new laws and regulations relating to the following areas may be adopted because of the Internet's popularity and growth:

  *  Online content.
  *  User privacy.
  *  Taxation.
  *  Access charges.
  *  Copyrights.
  *  Characteristics and quality of products and services.
  *  Consumer protection.

Such government regulation may impose additional burdens on our business. They may also impede the growth in Internet use and thereby decrease the demand for our products and services or otherwise have a material adverse effect on our business, operations and financial condition.

Additionally, U.S. and foreign laws applicable to e-commerce or Internet communications are becoming more prevalent. These laws have been recently enacted and there is uncertainty regarding their impact on the marketplace. Any new legislation or regulation regarding the Internet, or the application of existing laws and regulations to the Internet, could materially adversely affect us. If we were alleged to violate federal, state or foreign civil or criminal laws, even if we could successfully defend such claims, it could materially adversely affect us.

Several telecommunications carriers are supporting regulation of the Internet by the FCC in the same manner that the FCC regulates other telecommunications services. These carriers have alleged that the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure, resulting in interruptions in phone service. Local telephone carriers such as Pacific Bell, a subsidiary of SBC Communications Inc., have petitioned the FCC to regulate Internet service providers in a manner similar to long-distance telephone carriers and to impose access fees on Internet service providers. Any such regulations could substantially increase the costs of communicating on the Internet. This, in turn, could slow the growth in Internet use and thereby decrease the demand for our products and services or otherwise have a material adverse effect on our business, financial condition and operating results.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following Selected Financial Data should be read in conjunction with the financial statements and notes thereto found elsewhere herein.

The financial statements have been prepared on the basis of the Company continuing as a going concern. The Company has incurred losses from operations and negative cash flows from operating activities and has accumulated a deficit at September 30, 1999 in the amount of $12,184,192. These conditions raise substantial doubt regarding the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


  Year Ended                         December 31,1998  December 31, 1997
                                     ----------------  -----------------
 Sales                                 $      203,571      $     496,070
 Cost of Sales                                156,617            229,032
 Gross Profit                                  46,954            267,038
 Operating Expenses
 General and Administrative                 1,999,340            857,094
 Amortization of Goodwill                     228,330
 Interest                                     132,641             16,253
 Amortization of Debt Discount                355,567
 Impairment loss on assets to be sold       2,323,841
 Loss Before Extraordinary Item            (4,992,765)          (606,309)
 Debt Forgiveness                              14,423
 Net Loss                              $   (4,978,342)     $    (606,309)



Year ended December 31, 1998 compared to year ended December 31, 1997
---------------------------------------------------------------------

Net sales were $203,571 in 1998 compared to $496,070 in 1997. 1998 included $109,000 from SoftKat operations for the period November 17, 1998 through December 31, 1998. The Company's decision in 1998 to focus on ESD reduced the direct product sales activity and marketing services were discontinued. Substantial customer returns and credits reduced SoftKat sales activity from operational activity prior to its acquisition.

The cost of product sold in 1998 was 77% compared to 46% in 1997. This was due to the sales of the lower margin SoftKat product through its retail distribution and lower sales activity.

General and administrative expenses were $ 1,999,340 in 1998 compared with $857,094 in 1997. Legal and accounting expenses increased to $321,000 in 1998 from $24,855 due to costs incurred with the Innovus merger and with the SoftKat acquisition. Costs associated with the beneficial conversion feature of notes payable was $355,567 and interest expense was $132,641 in 1998 versus $16,253 in 1997, respectively. In addition, cost associated with the issuance of stock was $393,000 and stock options $69,000 in 1998 versus $251,000 and $0 in 1997. Costs associated with amounts accrued for payroll taxes and penalties were $362,000 in 1998 versus $129,000 in 1997. Outside services were $201,000 in 1998 versus $58,000 in 1997 with the increase activity in stockholder relations of being a public Company.

Amortization of goodwill was $228,330 and represented amortization of the goodwill generated by the SoftKat acquisition of $6,882,300 and written off on the straight-line basis using an estimated useful life of 3.63 years.

The net loss was $ 4,978,342 for 1998 compared with $606,309 in 1997. The loss in 1998 included $2,323,841 on the loss recorded on the sale of SoftKat, $228,330 on the amortization of the goodwill generated by the SoftKat acquisition and SoftKat operating loss for the period November 17, 1998 through December 31, 1998 in the amount of $111,359. In addition, the Company has accrued additional expenses for the SoftKat disposal of $100,000 and estimated that other expenses incurred in 1998 relating to the SoftKat acquisition and operations approximated $250,000 which were included in general and administrative expenses. On May 25, 1999 SoftKat was sold to a third party for $50,000 cash and a note receivable of $100,000 which resulted in the above loss of $2,323,841. Only the $50,000 cash received is recognized in the calculation of the loss. The subsequent sale and resulting loss provided evidence of conditions for accounting purposes.

Nine months ended September 30, 1999 compared to the nine months ended
September 30, 1998
--------------------------------------------------------------------------------

During the nine months ended September 30, 1999, net sales were $917,400 compared to $15,293 for the comparable period of the prior year. The sales amount for the nine months ended September 30, 1999 included sales for SoftKat in the amount of $477,011. SoftKat has been sold to a third party.

The costs of products sold in the nine months ended September 30, 1999 was $459,944 compared with $ 9,940 for the comparable period in the prior year.

Net losses for the nine months ended September 30, 1999 were $6,533,658 compared to an operating loss of $1,192,503 for the comparable period in the prior year. The increased operating loss was due to the difficulties associated with SoftKat operations and increased public relations due to the Company being a publicly traded company.

Stock issued for services was $1,693,679 for the nine months ended September 30, 1999 and $112,108 for the nine month period ending September 30, 1998.

Liquidity and Capital Resources
-------------------------------

At September 30 1999 the Company had $734,490 of cash and a deficit in working capital (current liabilities in excess of current assets) of $2,854,952.

The Company has been relying upon short-term borrowings from affiliates and others, as well as proceeds from issuances of common stock and preferred stock.

The Company estimates that during the third fiscal quarter of 1999 it was using approximately $300,000 more cash each month than was generated by operations.

At December 31, 1998 the Company had $1,413 of cash and cash equivalents and a deficit in working capital (current liabilities in excess of current assets) of $6,707,523. The Company has been relying upon short-term borrowings and proceeds from issuances of stock. The proceeds from the issuance of long-term debt were $806,071 in 1998 versus $73,482 in 1997. In addition stock was issued for services of $393,000 in 1998 versus $251,000 in 1997.

Subsequent to December 31, 1998, the Company issued 310,377 shares of common stock for cash and notes in the amount of $715,440 and issued 872,500 shares of stock for services in the amount $1,605,304, 245,322 for conversion of notes and interest in the amount of $604,477, 199,998 for conversion of Series I Preferred Stock valued at $600,000, 1,428,134 for the acquisition of Kiss Software valued at $3,568,907, 450,000 shares for the acquisition of Oxford Media Corporation valued at $720,000, 9,303 in settlement of a lawsuit valued at $26,456, and 100,000 shares of common stock valued at $235,000 in connection to an indemnification agreement.

In August, September and October 1999, the Company received proceeds in the aggregate amount of $2,351,096, net of $273,904 cash offering cost for 275 shares of Series J Convertible Preferred Stock and accompanying warrants.

In December 1999 and January 2000, the Company received proceeds in the aggregate amount of $1,925,000, net of $75,000 cash offering cost for 212 1/2 shares of Series K Convertible Preferred Stock and accompanying warrants.

                         DESCRIPTION OF PROPERTY

In 1999, our headquarters was moved to a single-tenant facility in Tustin, California of approximately 30,000 square feet under a long-term lease. Management believes that the space will adequately provide for our warehousing and distribution requirements, as well as expansion of our publishing, marketing and sales operations. Management believes the amount of space will be adequate for the foreseeable future. The condition of the property is generally good. The property is located in an office and industrial area with nearby access to freeways and airports.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 1, 1999, the Company acquired Kiss Software Corporation, a California corporation ("Kissco"). Donald C. Watters, Jr. was a major shareholder of Kissco and received in that acquisition 381,270 shares of Common Stock, and the Company also assumed a Kissco option entitling Mr. Watters to acquire 48,568 shares of Common Stock at a price of $ 2.11 per share. Robert B. Way was also a shareholder of Kissco and received in the acquisition 32,430 shares of Common Stock, and the Company also assumed a Kissco option entitling Mr. Way to acquire 19,427 shares of Common Stock at $ 2.11 per share.

On September 30, 1999, the Company acquired Oxford Media Corporation, a Delaware corporation, for 450,000 shares of the Company's Common Stock. Oxford Media Corporation was controlled by Mr. Norton Garfinkle. In addition, for consulting services and services as a director of the Company, Mr. Garfinkle has received warrants to purchase 350,000 shares of Common Stock.

CHANGE IN CONTROL

On August 5, 1998, the Company finalized an Agreement and Plan of Share Exchange with Intermark Corporation ("Intermark"). Under the Agreement, as amended, the shareholders of Intermark exchanged all of the outstanding capital stock of Intermark for 1,033,669 shares of common stock of the Company and for 78,706 shares of the Company's newly created Series H Preferred stock convertible into approximately 4,427,213 shares of Common Stock. In addition, the Company assumed Intermark options which are now exercisable to purchase up to 631,800 shares of the Company's common stock.

On May 8, 1998, after the close of business, the Company had entered into an Agreement and Plan of Share Exchange dated as of May 8, 1998 (the "Agreement") by and among the Company and Intermark Corporation, a California corporation ("Intermark"), and the securityholders of Intermark Corporation ("Exchanging Securityholders"). On June 17, 1998, the Company entered into the First Amendment of Agreement and Plan of Share Exchange dated as of May 8, 1998. On July 30, 1998, the Company entered into the Second Amendment of Agreement and Plan of Share Exchange dated as of May 8, 1998 ("Second Amendment").

The closing of the transactions contemplated by the Agreement ("Closing") occurred on August 5, 1998. The Closing resulted in a change in control of the Company. The Agreement, as amended by the First Amendment and the Second Amendment, provided for the Exchanging Securityholders to deliver and exchange all of the outstanding capital stock of Intermark and options or other rights to purchase such capital stock for capital stock of the Company aggregately having voting power equal to 77.5% of the capital stock of the Company aggregately outstanding as of immediately after the Closing. Accordingly Messrs. Hemingway, Budd and Hutt became the beneficial owners of approximately 62% of the Company's capital stock as of the Closing. Intermark became a wholly-owned subsidiary of the Company upon the Closing.

             MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Common Stock is currently quoted on the OTC Bulletin Board, Symbol ESYN. The following table reflects the high and low closing bid quotations reported by the OTC Bulletin Board. Such prices represent inter-dealer quotations, do not include markups, markdowns, or commissions and may not reflect actual transactions.

                                             High              Low
                                             ----              ---
 Year Ended December 31, 1998
 (As adjusted for 1 for 10 reverse stock split)
 ------------------------------------------
 January 1 to March 31, 1998                $  2.10          $ 0.70
 April 1 to June 30, 1998                   $  4.20          $ 1.50
 July 1 to September 30, 1998               $  3.20          $ 1.20
 October 1 to December 31, 1998             $  1.56          $ 1.00

 Year Ended December 31, 1999
 ------------------------------------------
 January 1 to March 31, 1999                $  4.87          $ 1.00
 April 1 to June 30, 1999                   $  3.50          $ 2.06
 July 1 to September 30, 1999               $  4.75          $ 1.69
 October 1, 1999 to December 31, 1999       $  7.25          $ 2.81

 Year Ended December 31, 2000
 ------------------------------------------
 January 1 to February 14, 2000             $ 14.13          $ 5.62


The Company has not paid any cash dividends since its inception. The Company is prohibited from paying dividends on its Common Stock while it has outstanding any shares of Series J Preferred Stock or Series K Preferred Stock and until it has surplus funds legally available. The Company currently intends to retain future earnings in the operation and expansion of its business and does not expect to pay any cash dividends in the foreseeable future.

From November, 1995 to November, 1997, the Company's Common Stock was listed on the Nasdaq SmallCap market. In November, 1997, the Company was de-listed from Nasdaq. The Over-The-Counter Bulletin Board is a quotation medium, and should not be confused with The Nasdaq Stock Market(SM).

As of January 25, 2000 there were approximately 2072 holders of record of the Common Stock.

                             EXECUTIVE COMPENSATION

The following table sets forth compensation received by the Company's Chief Executive Officer and by each of the persons who were, for the fiscal year ended December 31, 1999, the other four most highly compensated executive officers of the Company whose total compensation during that year exceeded $100,000 (the "Named Officers"), for the three fiscal years ended December 31, 1999 or for the shorter period during which the Named Officer was compensated by the Company.


                           SUMMARY COMPENSATION TABLE


                                                             LONG-TERM COMPENSATION
                                                         ------------------------------
                                ANNUAL COMPENSATION              AWARDS         PAYOUTS
                          ------------------------------ ---------------------  -------

NAME AND                                                 RESTRICTED SECURITIES
PRINCIPAL                                 OTHER ANNUAL     STOCK    UNDERLYING   LTIP    ALL OTHER
POSITION            YEAR  SALARY   BONUS COMPENSATION(1)  AWARD(S)  OPTIONS(#)  PAYOUTS COMPENSATION(2)
---------------     ----  ------   ----- --------------- ---------- ----------- ------- ------------
Thomas C. Hemingway 1999  $150,000                                  250,000 shs.        $350,000
  CEO               1998  $ 88,789                                  292,500 shs.            -

Donald C. Watters   1999  $112,500                                  700,000 shs.        $530,000
   President

James H. Budd       1999  $115,000                                     -                    -
  Vice President    1998  $ 52,868                                  117,000 shs.            -

T. Richard Hutt     1999  $115,000                                        -                 -
  Vice President    1998  $ 64,281                                  117,000 shs.            -

Robert B. Way       1999  $ 82,500                                  250,000 shs.        $234,500
  Vice President

David P. Noyes      1999  $116,894                                  500,000 shs.        $337,067
  CFO

(1) Perquisites and other personal benefits did not for any Named Officer in the aggregate equal or exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported in this table for such person.

(2) Represents the difference between the exercise price and the fair value at the date of grant of the stock options.

EXECUTIVE EMPLOYMENT AGREEMENTS

The Company has an employment agreement with each Executive Officers listed below. The terms of those employment agreements is summarized in the following table:


                   CURRENT BASE   OPTION      OTHER         BENEFITS DUE ON
NAME               COMPENSATION   GRANT       BENEFITS      TERMINATION
-----------        ------------   --------   -------------  ----------------------------------

Thomas C. Hemingway   $150,000   250,000       Any          If he is terminated by the Company
  CEO                            at $1.00      benefits     without cause, he is paid an amount
                                 each,         for other    equal to 12 months' base salary and
                                 fully         officers,    all other benefits and perquisites
                                 vested        and 3 weeks  continue for 12 months and
                                               vacation     the Company will be
                                               per year     required  to repurchase
                                                            all his stock and options
                                                            at the 30-day average market price.

Donald Watters, Jr.  $150,000   250,000        Any          If he is terminated by the Company
  President and COO             at $1.00 each, benefits     without cause, he is paid an amount
                                fully vested   for other    equal to 12 months' base salary and
                                and 450,000    officers,    all other benefits and perquisites
                                shares         and 3 weeks  continue for 12 months and
                                at $0.50       vacation     the Company will be
                                each,          per year     required to repurchase
                                fully vested                all his stock and options
                                                            at the 30-day average market price.

James H. Budd        $130,000                  Any          If he is terminated by the Company
  Vice President                               benefits     without cause, he is paid an amount
                                               for other    equal to 3 months' base salary and
                                               officers,    all other benefits and perquisites
                                               and 2 weeks  continue for 3 months and all stock
                                               vacation     options held by him vest and
                                               per year     become exercisable.

Robert Way           $110,000   250,000        Any          If he is terminated by the Company
  Vice President                at $1.00 each, benefits     without cause, he is paid an amount
                                fully vested   for other    equal to 3 months' base salary and
                                               officers,    all other benefits and perquisites
                                               and 3 weeks  continue for 3 months and all stock
                                               vacation     options held by him vest and
                                               per year     become exercisable.

T. Richard Hutt      $130,000                  Any          If he is terminated by the Company
  Vice President                               benefits     without cause, he is paid an amount
                                               for other    equal to 3 months' base salary and
                                               officers,    all other benefits and perquisites
                                               and 2 weeks  continue for 3 months and all stock
                                               vacation     options held by him vest and become
                                               per year     exercisable.

David P. Noyes       $150,000   250,000 at     Any          If he is terminated by the
Company                         $1.00 each,    benefits     without cause, he is paid an amount
   CFO                          fully vested,  for other    equal to 6 months' base salary and
                                and 250,000    officers.    all other benefits and perquisites
                                at $1.00 each, and 3 weeks  continue for 6 months and all stock
                                vesting        vacation     options held by him vest and become
                                ratably over   per year     exercisable.
                                two years


OPTION GRANTS DURING FISCAL 1999

         The following table sets forth information on all grants of stock options during the fiscal year ended December 31, 1999, to Named Officers:


                                     OPTION GRANTS TABLE
                              OPTION GRANTS IN FISCAL YEAR 1999

                                     INDIVIDUAL GRANTS                          POTENTIAL
                     --------------------------------------------------        REALIZABLE
                                  % OF TOTAL                                 VALUE AT ASSUMED
                      NUMBER OF    OPTIONS                                    ANNUAL RATES OF
                     SECURITIES    GRANTED TO                                    STOCK PRICE
                     UNDERLYING    EMPLOYEES    EXERCISE                     APPRECIATION FOR
                       OPTIONS      IN FISCAL    PRICE     EXPIRATION       OPTION TERM($)(3)
NAME                  GRANTED       YEAR(1)    ($/SHARE)     DATE(2)         5%          10%
---------------------------------------------------------------------------------------------
Thomas C. Hemingway    250,000        10.6%      $1.00    Mar, 2004     $1,827,336  $2,882,452

Donald C. Watters       48,568 (4)     2.1%      $2.12    Feb, 2003     $  199,209  $  232,970
                       250,000        10.6%      $1.00    Mar, 2009     $1,827,336  $2,882,452
                       450,000        19.2%      $0.50    Mar, 2009     $3,644,795  $5,749,324

David P. Noyes         500,000        21.3%      $1.00    Sep, 2009     $3,751,353  $6,073,291

Robert B. Way           19,427 (4)     0.8%      $2.12    Feb, 2008     $  102,276  $  153,365
                       250,000        10.6%      $1.00    Apr, 2009     $1,835,096  $2,906,935


---------

(1) Options to purchase an aggregate of 2,185,000 shares of common stock were granted by the Company to employees, including the Named Officers, during the fiscal year ended December 31, 1999. In addition, options to purchase 163,187 shares of common stock were assumed in the Kiss Software acquisition. Subsequently, a total of 69,427 options expired or were voided.

(2) Options held by the Named Officers have a term of 5 and 10 years, subject to earlier termination in certain events related to termination of employment.

(3) These columns present hypothetical future values of the stock obtainable upon exercise of the options net of the options' exercise price, assuming that the closing market price of the Company's common stock, as reported on the OTC Bulletin Board on December 31, 1999, appreciates at a 5% and 10% compound annual rate over the term of the options. The 5% and 10% rates of stock price appreciation are presented as examples pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and do not necessarily reflect management's estimate or projection of the Company's future stock price performance. The potential realizable values presented are not intended to indicate the value of the options.

(4) Stock options assumed by the Company that had been granted by Kiss Software Corporation. Each option is exercisable in full.

OPTION EXERCISES IN FISCAL 1999 AND YEAR-END OPTION VALUES

         The following table sets forth information concerning stock options which were exercised during, or held at the end of, fiscal 1999 by the Named
Officers:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                    NUMBER OF
                                              SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                               UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                    SHARES         VALUE       AT FISCAL YEAR END(#)    AT FISCAL YEAR END($)(1)
                  ACQUIRED ON    REALIZED   -----------------------------------------------------
NAME               EXERCISE       ($)(1)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
-------------------------------------------------------------------------------------------------
  Thomas C. Hemingway  -               -        542,500          -        $2,526,613           -
  Donald C. Watters    -               -        748,568          -        $3,632,730           -
  James H. Budd        -               -        117,000          -        $  328,770           -
  T. Richard Hutt      -               -        117,000          -        $  328,770           -
  David P. Noyes       -               -        281,250    218,750        $1,300,781  $1,011,719
  Robert B. Way        -               -        269,427          -        $1,224,342           -

- ----------

(1) Market value of underlying securities at exercise date or year end, as the case may be, minus the exercise or base price of "in-the-money" options. The value of options is based on the closing sale price for the Company's common stock as of December 31, 1999 as reported on the OTC Bulletin Board, which was $5.625, minus the exercise price.

                                       ESYNCH CORPORATION
                                 INDEX TO FINANCIAL STATEMENTS


                                                                        Page
                                                                        -----

ESYNCH CORPORATION AND SUBSIDIARIES
     Report of Independent Certified Public Accountants                   49
     Consolidated Balance Sheet - December 31, 1998                       50
     Consolidated Statements of Operations for the Years Ended
        December 31, 1998 and 1997                                        52
     Consolidated Statements of Stockholders' Deficit for the
        Years Ended December 31, 1997 and 1998                            53
     Consolidated Statements of Cash Flows for the Years
        Ended December 31, 1998 and 1997                                  53
     Notes to Consolidated Financial Statements                           55

     Consolidated Balance Sheet - September 30, 1999(Unaudited)           71
     Consolidated Statements of Operations for the Nine Months Ended
        September 30, 1999 and 1998 (Unaudited)                           72
     Condensed Consolidated Statements of Stockholders' Equity
        for the Nine Months Ended September 30, 1999 (Unaudited)          73
     Consolidated Statements of Cash Flows for the Nine
        Months Ended September 30, 1999 and 1998 (Unaudited)              74
     Notes to Consolidated Financial Statements (Unaudited)               75

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS 89
     Unaudited Pro Forma Condensed Consolidated Statement of Operations
     for the Nine Months Ended September 30, 1999 and
        For the Year Ended December 31, 1998                              90
     Notes to Unaudited Pro Forma Condensed Consolidated
           Financial Statements                                           91

SOFTKAT, INC.
    Report of Independent Certified Public Accountants                    92
    Balance Sheet - December 31, 1998                                     93
    Statements of Operations for the Years Ended
      December 31, 1998 and 1997                                          94
    Statements of Stockholders' Deficit for the
    Years Ended December 31, 1997 and 1998                                95
    Statements of Cash Flows for the Years
         Ended December 31, 1998 and 1997                                 96
    Notes to Financial Statements                                         97

KISS SOFTWARE CORPORATION
    Report of Independent Certified Public Accountants                   100
    Balance Sheet - December 31, 1998
    Statements of Operations for the Year Ended
         December 31,1998 and for the Period from February 14,
         1997(Date of Inception) through December 31, 1997               101
    Statements of Stockholders' Deficit for the Period
         from February 14,1997 (Date of Inception) through
         December 31, 1997 and for the Year Ended December 31, 1998      102
    Statements of Cash Flows for the Year Ended December 31,
         1998 and for the Period from February 14, 1997
         (Date of Inception) through December 31, 1997                   103
    Notes to Financial Statements                                        104

      HANSEN, BARNETT & MAXWELL
      A Professional Corporation
     CERTIFIED PUBLIC ACCOUNTANTS

                                                       (801) 532-2200
      Member of AICPA Division of Firms              Fax (801) 532-7944
               Member of SECPS                  345 East Broadway, Suite 200
 Member of Summit International Associates    Salt Lake City, Utah 84111-2693

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders eSynch Corporation

We have audited the accompanying consolidated balance sheet of eSynch Corporation and Subsidiaries as of December 31, 1998 and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eSynch Corporation and Subsidiaries as of December 31, 1998 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 in the financial statements, the Company has suffered substantial and recurring losses from operations and negative cash flows from operating activities. At December 31, 1998, the Company has negative working capital and a capital deficiency. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                     HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
June 10, 1999

                     ESYNCH CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1998



                                    ASSETS

Current Assets
   Cash                                                          $    1,413
   Inventory                                                         13,693
   Other receivable                                                     -
                                                                 ----------
       Total Current Assets                                          15,106
                                                                 ----------
Equipment                                                           162,194
   Less accumulated depreciation                                   (109,988)
                                                                 ----------
   Net Equipment                                                     52,206
                                                                 ----------
Assets to be sold - primarily goodwill                            4,552,847
                                                                 ----------
Total Assets                                                     $4,620,159
                                                                 ==========




                    LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
   Trade accounts payable                                        $1,120,281
   Accrued liabilities                                              692,840
   Notes payable                                                    406,661
   Liabilities relating to assets to be sold                      4,502,847
                                                                 ----------
       Total Current Liabilities                                  6,722,629

                                                                 ----------
Redeemable Preferred Stock - $0.001 par value; 600,000 shares authorized; 600,000 shares of Series I issued and outstanding;
  liquidation preference - $600,000                                 600,000
                                                                 ----------
Stockholders' Deficit
   Preferred stock - $0.001 par value; 400,000 shares
    authorized; none issued or outstanding                              -
   Common stock - $0.001 par value; 20,000,000 shares
    authorized; 6,889,829 issued and outstanding                      6,889
   Additional paid-in capital                                     2,941,895
   Accumulated deficit                                           (5,651,254)
                                                                 ----------
       Total Stockholders' Deficit                               (2,702,470)
                                                                 ----------
Total Liabilities and Stockholders' Deficit                      $4,620,159
                                                                 ==========


 The accompanying notes are an integral part of these financial statements.

                     ESYNCH CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS


                                                       For the Years Ended
                                                           December 31,
                                                    ------------------------
                                                        1998         1997
                                                    -----------   ----------
Product Sales                                       $   203,571   $  496,070

Cost of Goods Sold                                      156,617      229,032
                                                    -----------   ----------
Gross Profit                                             46,954      267,038
                                                    -----------   ----------
Operating and Other Expenses
    General and administrative                        1,999,340      857,094
    Amortization of goodwill                            228,330           -
    Interest                                            132,641       16,253
    Amortization of debt discount                       355,567           -
    Impairment loss on assets to be sold              2,323,841           -
                                                    -----------   ----------
       Total Operating and Other Expenses             5,039,719      873,347
                                                     -----------   ----------
Loss Before Extraordinary Item                       (4,992,765)    (606,309)
Extraordinary Gain From Debt Forgiveness                 14,423           -
                                                    -----------   ----------
Net Loss                                            $(4,978,342)  $ (606,309)
                                                    ===========   ==========
Basic and Diluted Loss per Common Share
    Loss before extraordinary item                  $     (0.91)  $   (12.54)
    Extraordinary gain from debt forgiveness                 -            -
                                                    -----------   ----------
    Net Loss                                        $     (0.91)  $   (12.54)
                                                    ===========   ==========
Weighted Average Number of Common Shares
   Used in Per Share Calculation                      5,476,874       48,345
                                                    ===========   ==========


  The accompanying notes are an integral part of these financial statements.

                     ESYNCH CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT


                                     Preferred Stock        Common Stock     Additional                  Total
                                   --------------------   ------------------  Paid-In    Accumulated  Stockholders'
                                      Shares    Amount    Shares     Amount    Capital      Deficit      Deficit
                                   ----------  --------  -------  ---------   --------    ----------  -----------
 Balance -  December 31, 1996          16,378  $  16      21,350    $    21   $    7,963    (66,603)      (58,603)

 Shares issued for services            51,788     52      68,007         68      251,045         -        251,165

 Net loss for the year                     -      -           -          -            -    (606,309)     (606,309)
                                    ---------  -----  ----------  ---------   ----------   ---------     --------
 Balance - December 31, 1997           68,166     68      89,357         89      259,008   (672,912)     (413,747)

 Shares issued for services             1,112      1       1,461          1      164,874         -        164,876

 Conversion of notes payable and
   accrued interest                     9,428      9      12,546         13      393,077         -        393,099

 Acquisition of Innovus                   -        -   1,215,375      1,215     (861,286)        -       (860,071)

 Shares issued for services             1,580      2         -          -        112,107         -        112,109

 Conversion of notes payable and
   accrued interest                       -        -     160,002        160      174,841         -        175,001

 Conversion of preferred shares       (80,286)   (80)  4,516,088      4,516       (4,436)        -            -

 Beneficial conversion feature            -        -         -          -        355,567         -        355,567

 Acquisition of SoftKat                   -        -     720,000        720    2,069,280         -      2,070,000

 Shares issued for services               -        -     100,000        100      115,900         -        116,000

 Shares issued for conversion of
 accounts payable                         -        -      20,000         20       24,980         -         25,000

 Shares issued for interest payment
 on note payable                          -        -      55,000         55       68,695         -         68,750

 Compensation relating to the grant
 of stock options                         -        -         -           -        69,288         -         69,288

 Net loss for the year                    -        -         -           -           -    (4,978,342)  (4,978,342)
                                    ---------   ----- ----------  ---------   ---------- -----------  -----------
 Balance - December 31, 1998              -        -   6,889,829    $ 6,889   $2,941,895 $(5,651,254) $(2,702,470)
                                    =========  ====== ==========  =========   ========== ===========  ===========


The accompanying notes are an integral part of these financial statements.

                      ESYNCH CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       For the Years Ended
                                                           December 31,

                                                    ------------------------
                                                        1998         1997
                                                    -----------   ----------
 Cash Flows From Operating Activities

  Net loss                                          $(4,978,342)  $ (606,309)
  Adjustments to reconcile net loss to net
   cash used by operating activities:
     Amortization of goodwill                           228,330           -
     Depreciation                                        36,910        5,254
     Stock issued for interest                           68,750           -
     Amortization of debt discount                      355,567           -
     Stock issued for services                          392,985      251,165
     Compensation from stock options granted             69,288           -
     Impairment loss on assets to be sold             2,323,841           -
     Forgiveness of debt                                (14,423)          -
     Changes in assets to be sold                       610,103           -
     Changes in liabilities relating to assets
      to be sold                                       (498,744)          -
     Payment of company expenses by employee                  -        4,507
     Changes in operating assets and liabilities,
      net of effects of businesses
       acquired:
         Accounts receivable                              25,000       3,220
         Inventory                                       (13,693)         -
         Other receivables                                    -       40,000
         Accounts payable                                259,305      99,950
         Accrued liabilities                             410,490     166,099
                                                    ------------  ----------
  Net Cash Used By Operating Activities                 (724,633)    (36,114)
                                                     ------------  ----------
 Cash Flows From Investing Activities
     Payments for the purchase of equipment               (5,823)    (19,923)
                                                    ------------  ----------
  Net Cash Used By Investing Activities                   (5,823)    (19,923)
                                                    ------------  ----------
 Cash Flows From Financing Activities
     Proceeds from issuance of debt                      806,071      73,482
     Principal payments on notes payable                 (74,202)    (19,048)
                                                    ------------  ----------
  Net Cash Provided By Financing Activities              731,869      54,434
                                                    ------------  ----------
 Net Increase (Decrease) In Cash                           1,413      (1,603)
 Cash - Beginning of Year                                     -        1,603
                                                    ------------  ----------
 Cash - End of  Year                                $      1,413  $       -
                                                    ============  ==========


 Supplemental cash flow information and noncash investing and
    Financing activities -   Note 8

   The accompanying notes are an integral part of these financial statements.

                     ESYNCH CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 ORGANIZATION AND NATURE OF OPERATIONS - Intermark Corporation ("Intermark") was incorporated under the laws of the State of California in October 1995. On August 5, 1998, Intermark was reorganized into Innovus Corporation, a publicly-held shell corporation, as explained in Note 2. By shareholder action, Innovus Corporation, the parent company, changed its name to eSynch Corporation ("eSynch") on November 9, 1998. On November 17, 1998, eSynch acquired SoftKat Inc. ("SoftKat"). Subsequent to December 31, 1998, SoftKat was sold to a third-party. See Note 2.

 The primary activities of eSynch, the consolidated company, have consisted of raising capital, acquiring Innovus Corporation and SoftKat Inc., and limited retail and turnkey sales of software games and various other programs and related marketing services through distribution channels and through the Internet.

 PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of Intermark Corporation ("Intermark") for all periods presented, the accounts of Innovus Corporation and SoftKat, Inc. from the dates of their acquisitions on August 5, 1998 and November 17, 1998, respectively. These entities are collectively referred to as "eSynch" or the "Company". All inter-company transactions and balances have been eliminated in consolidation. In accordance with the accounting treatment on the impairment of long-lived assets to be disposed of, the accounts of SoftKat has been consolidated under two line items on the financial statements, "Assets to be sold" and "Liabilities relating to assets to be sold", respectively. The carrying amount of assets to be sold has been adjusted by the impairment loss on the subsequent sale of SoftKat.

 USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumption that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

 BUSINESS CONDITION - The financial statements have been prepared on the basis of the Company continuing as a going concern. The Company has incurred losses from operations and negative cash flows from operating activities and has accumulated a deficit at December 31, 1998 in the amount of $5,651,254. These conditions raise substantial doubt regarding the Company's ability to continue as a going concern. Management's plan to mitigate the impact of these conditions is to obtain additional equity financing through the issuance of the Company's common stock, convertible preferred stock or warrants. As discussed in Note 12, the Company has obtained a signed commitment from an investment source for equity financing in the aggregate amount of $2,500,000. The Company is also currently in negotiations for additional financing arrangements. However, realization of the proceeds form these potential transactions is not assured. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or amounts and classifications of liabilities that might be necessary should the Company be unable to continue.

 CONCENTRATION OF RISK AND MAJOR CUSTOMERS - The Company operates exclusively in the software industry, accordingly, segment information relating to operations in different industries is not presented in these financial statements. The concentration of business in the highly competitive software industry subjects the Company to concentrated market risk. During the year ended December 31, 1997, sales to three major customers totaled 31%, 19%, and 15% of sales, respectively. Sales to any major customer in 1998 were not significant.

 FAIR VALUES OF FINANCIAL INSTRUMENTS - The amounts reported as cash, accounts payable, notes payable, and liabilities relating to assets to be sold are considered to reasonable approximations of their fair values. The fair value estimates were based on market information available to management at the time of the preparation of the financial statements.

 INVENTORY - Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Inventory balance at year-end consisted of packaged software.

 EQUIPMENT - Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the equipment, which are five to seven years. Maintenance and repairs of equipment are charged to operations and major improvements are capitalized. Upon retirement, sale, or other disposition of equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations.

 STOCK-BASED COMPENSATION - Stock-based compensation to employees is measured by the intrinsic value method. This method recognizes compensation expense related to stock options granted to employees based on the difference between the fair value of the underlying common stock and the exercise price of the stock option on the date granted. Compensation expense related to stock options granted to non-employees is determined based upon the fair value of the stock options on the date granted.

 ADVERTISING COSTS - Advertising costs have been recognized as expense when incurred, and amounted to none and $13,056 during the years ended December 31, 1998 and 1997, respectively

 LOSS PER SHARE - The Company computes basic and diluted loss per share in accordance with Statement of Financial Accounting Standards No. 128, ("SFAS 128"), "Earnings Per Share." Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted loss per share is calculated to give effect to stock warrants, options and convertible notes payable except during loss periods when those potentially issuable common shares would decrease the loss per share. The effects of 1,751,800 potentially issuable common shares outstanding at December 31, 1998 were excluded from the calculation of diluted loss per share for the year ended December 31, 1998, as they would have decreased the loss per share.

 REVENUE RECOGNITION - The Company sells software products at fixed prices for which the right to return is granted to the buyer. Accordingly, revenue is recognized when the buyer has paid for the products and the amount of future returns can be reasonably estimated. Cost of products sold is recognized at the date the sale is recognized less an estimate for sales returns. Until the sale is recognized, products purchased from publishers are accounted for as consigned product from publishers and the related cost is not reflected in the financial statements with the exception of a limited amount of software inventory owned by the Company at year-end.

 NEW ACCOUNTING STANDARDS - In March 1998, the AICPA issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The Company is currently analyzing the impact of this statement, which is required to be adopted in 1999, and does not expect this statement to have a material impact on the Company's financial position, results of operations or cash flows.

 The Financial Accounting Standard Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" in June 1998. This statement is effective for the year beginning January 1, 2000 and will not require retroactive restatement of prior period financial statements. The Company does not believe the new statement will have any impact on the financial statements but it has not completed its evaluation of SFAS 133.

 NOTE 2--ACQUISITIONS

 INNOVUS - In May 1998, Intermark entered into an Agreement and Plan of Share Exchange (the "Agreement") with Innovus Corporation (Innovus), a publicly held Delaware corporation, which had discontinued its operations by May 1998. Innovus had 1,215,375 (post 1-for-10 split) common shares outstanding on August 5, 1998 when the Agreement was completed. Under the terms of the Agreement, the shareholders of Intermark exchanged all of the 3,783,875 Intermark common shares outstanding for 103,364 shares of common stock and 78,706 shares of Series H preferred stock of Innovus and Intermark was reorganized into a newly-formed subsidiary of Innovus. The Series H preferred shares had voting rights equivalent to the 4,427,213 common shares into which they were convertible. As a result, the Intermark shareholders became the majority shareholders of the Company in a transaction intended to qualify as a tax-free reorganization. The transactions were accounted for as the recapitalization of Intermark at historical cost and the issuance of common stock in exchange for the net liabilities of Innovus in the amount of $860,071 which were recorded at their historical cost. The operations of Innovus were not significant to the operations of the Company; therefore, pro forma results of operations are not presented.

 SOFTKAT - On November 17, 1998, the Company acquired SoftKat, Inc,. a California corporation primarily engaged in the wholesale distribution of computer software games. In exchange for the SoftKat common shares, the Company issued 720,000 common shares and 600,000 shares of Series I redeemable, convertible preferred shares. Up to an additional 720,000 common shares are contingently issuable based upon the difference between the market price of the common stock one year from the date of acquisition and a target market price of $3.00 per share. The acquisition was accounted for using the purchase method of accounting. The acquisition purchase price, based upon the fair value of the common and preferred stock issued and the addition contingently issuable common shares, was $2,670,000. The excess of the purchase price over the estimated fair value of the identifiable acquired assets less liabilities assumed was $6,882,300, which was recognized as goodwill. The results of operations of SoftKat have been included in the consolidated financial statements from the date of acquisition and consisted of sales of $109,317 and a net loss of $111,359. Goodwill was originally being amortized on a straight-line basis using an estimated useful life of 3.6 years.

 In February 1999, Management of the Company decided to dispose of SoftKat because it did not meet the core business objectives of the Company. On May 25, 1999, SoftKat was sold to a third party for $50,000 cash which resulted in the recognition of an impairment loss of $2,323,841. The subsequent sale and resulting loss provided evidence of conditions that existed at December 31, 1998; therefore, an impairment loss was recognized in 1998 in accordance with SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The amount of the impairment loss was determined by the excess of the carrying amount of the SoftKat assets in excess of the $50,000 subsequently collected and the amount of the related SoftKat liabilities. The resulting amount of the assets to be sold and the related liabilities assumed by the buyer have been presented separately in the accompanying balance sheet.

 Unaudited pro forma results of operations assuming the acquisitions occurred at the beginning of 1997 are as follows:

                                                     For the Years Ended
                                                          December 31,
                                                  -------------------------
                                                      1998         1997
                                                  -----------   -----------
      Product sales                               $ 6,613,842   $ 4,300,718
      Loss from continuing operations before
        extraordinary item                         (9,549,460)   (3,705,508)
      Basic and diluted loss per common share
        from continuing operations before
        extraordinary item                        $     (1.58) $      (1.87)

 NOTE 3--EQUIPMENT

 Equipment consisted of the following:

     Furniture and fixtures                           $   3,233
     Computer equipment                                 155,882
     Office equipment                                     3,079
                                                      ---------
     Total                                            $ 162,194
                                                      =========

 Depreciation expense for the years ended December 31, 1998 and 1997 was $36,910 and $ 5,254, respectively.

 NOTE 4--NOTES PAYABLE

 Notes payable consisted of the following:

 Capital lease obligations for equipment                      $     768

 12% Line of credit payable to a bank; secured by all
 assets of the Company; due September 30, 1998; in default       22,893

 40% Convertible note payable to a shareholder; unsecured;
 due March 15, 1999                                             300,000

 10% Series A Convertible debentures payable to three
 shareholders; secured by all assets of the Company;
 due October 31, 1998; in default                                75,000

 Note payable to a shareholder; no stated rate of
 interest; payable on demand; unsecured                           8,000

                                                              ---------
 Total Notes Payable                                          $ 406,661
                                                              =========

 In September 1997, the Company established a line of credit with a limit of $25,000, with a bank. The note was due September 8, 1998. The loan is guaranteed by three officers of the Company and bears interest at 3% over the prime rate (12% at December 31, 1998). The Company has not made any principal payments since the inception of the loan and the loan is currently in default.

 The $300,000 note payable to a shareholder is convertible into common shares at $3.00 per share. The conversion period began on the date of the note and terminates on the due date of March 15, 1999 unless the entire principal payment of the note is not made by the due date at which time the conversion right reverts back to the holder indefinitely. In December 1998, the Company issued 55,000 common shares to the note holder as interest on the note. The amount recorded as interest expense for these shares was $68,750. During 1999, the Company made cash payments of $30,000 interest and $125,000 principal to the holder. The Company is currently in default on the remaining balance of the loan.

 The 10% Series A convertible debentures in the amount of $25,000 each were issued in April 1998 to three shareholders. The note holders are entitled, at their option, to convert the debenture principal face amount then outstanding, together with accrued interest, into shares of the Company's common stock at a conversion price of $0.125 per share. The Company is currently in default on the debentures.

 NOTE 5--INCOME TAXES

 There was no provision for or benefit from income tax for any period. The components of the net deferred tax asset at December 31, 1998 are shown below:

      Operating loss carry forwards                          $ 1,190,549
      Valuation Allowance                                     (1,190,549)
                                                             -----------
      Net Deferred Tax Asset                                 $        -
                                                             ===========

 For tax reporting purposes, the Company has net operating loss carry forwards in the amount of $2,896,848 which will expire beginning in the year 2011.

 The following is a reconciliation of the amount of tax (benefit) that would result from applying the federal statutory rate to pretax loss with the provision for income taxes.

                                                    For the Years Ended
                                                        December 31,
                                                  ------------------------
                                                      1998         1997
                                                  -----------   ----------
      Tax at statutory rate (34%)                 $(1,692,637)  $ (206,145)
      Non-deductible expenses                       1,083,122       10,327
      Change in valuation allowance                   919,440      233,075
      State tax benefit, net of federal
       tax effect                                    (313,636)     (38,197)
      Change in effective tax rate                      3,711          940
                                                  -----------   ----------
      Net Income Tax Expense                      $        -    $       -
                                                  ===========   ==========

 If the Company were to change ownership, the net operating losses may be subject to limitations under Section 382 of the Internal Revenue Code.

 NOTE 6--ACCRUED LIABILITIES

 Included in accrued liabilities are $612,170 in obligations to states and the federal government for overdue payroll taxes from previous years and the estimated interest and penalties owing on such tax and obligations for estimated payroll taxes, interest and penalties on 1996, 1997, and 1998 officer wages and 1998 employee wages that have not been reported to the respective governmental agencies.

 NOTE 7--COMMITMENTS AND CONTINGENCIES

 CONSULTING AGREEMENTS - On January 5, 1998, the Company entered into a software programming consulting agreement with an unrelated third party. Under the terms of the agreement, the consultant received cash payments of $2,000 in 1998 and $10,000 in 1999 upon completion of the project on April 12, 1999. The consultant was also issued 45,000 shares of common stock on April 12, 1999. The amount of expense recognized during 1999 on the shares issued was $146,250.

 On August 27, 1998, the Company entered into a marketing consulting agreement with an unrelated third party. Under the terms of the agreement, the consultant was issued 30,000 shares of common stock for $100. The Company is obligated to issue 30,000 common shares each three months to the consultant. The agreement is through August 1999 and is cancelable by either party. The amount of expense recognized on the shares issued under this agreement is calculated using the market value of the stock at the end of the three month period.

 LEASE COMMITMENTS - The Company leases office and warehouse facilities under two-year agreements accounted for as operating leases. Lease expense for the years ended December 31, 1998 and 1997 was $56,400 and $51,875. In July 1998, the Company renewed one lease through May 31, 2000 at $4,700 per month. In May 1999, the Company moved to a new office and warehouse facility and entered into a new five-year operating lease. The lessor of the existing lease granted the Company an unconditional release from the lease effective as of the date of relocation. Monthly minimum rental payments on the new lease are $20,010 to be adjusted upwards by 4% for each succeeding year during the term of the lease.

 The following is a schedule of future minimum rental payments required under existing leases and the new lease.

                 Years Ending December 31:

                         1999                           $  178,880
                         2000                              249,725
                         2001                              259,714
                         2002                              270,102
                         2003                              280,906
                         Thereafter                         97,381
                                                        ----------
                         Total                          $1,336,708
                                                        ==========

 LITIGATION - SoftKat is a defendant in a lawsuit filed by a third-party for alleged breach of distribution and licensing agreements. Management of SoftKat claims it has paid money and substantial merchandise to the Plaintiff in satisfaction of a large portion of the debt. The plaintiff has proposed to file a first amended complaint naming as defendants the original parties as well as eSynch and claiming trademark and intellectual property violations. The amount claimed is $100,000. The Company believes that the potential exposure is much less than this amount. The stage of the proceedings does not allow the Company to estimate the probability of an unfavorable outcome at this time. No provision for a possible loss from this proceeding has been accrued in the accompanying financial statements.

 The Company is a defendant in a lawsuit filed by a third-party claiming damages for unpaid printing charges. The suit asks for damages of $6,091, plus interest and attorney fees of $660. The Company is unable to estimate the likelihood of an unfavorable outcome of this lawsuit at this time. The Company denies the claim and has cross-complained seeking damages in excess of $100,000 claiming that the printing work was substandard and could not be used with the software product. The Company intends to vigorously defend against the claim and prosecute its cross-complaint. No provision for a possible loss from this lawsuit has been accrued in the accompanying financial statements.

 The Company is a defendant in a lawsuit filed by a third-party for unpaid rent payments relating to a prior lease agreement entered by SoftKat. In February 1999, a default judgment was obtained by the plaintiff against SoftKat for $38,273. Subsequently, the plaintiff sued the Company seeking damages of the original $38,273 plus $46,528 for additional losses incurred by the plaintiff in conjunction with SoftKat's departure from the premises under lease.

 SoftKat is a defendant in a number of lawsuits and collection actions filed by various third-parties. The damages asserted in these claims have been accrued in the accompanying consolidated financial statements and are included in the line item "Liabilities relating to assets to be sold." These lawsuits and collection actions may result in future claims against the Company in the event that some or all of these claims are not assumed by the buyer in the purchase of SoftKat.

 NOTE 8 -  SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH
            INVESTING AND FINANCING ACTIVITIES

 Supplemental Cash Flow Information - For the years ended December 31, 1998 and 1997, cash paid for interest was $256 and $3,876, respectively.

 NONCASH INVESTING AND FINANCING ACTIVITIES - During the year ended December 31, 1998, the Company converted $25,000 of accounts payable to common stock. The Company also converted notes payable in the amount of $558,131 and accrued interest in the amount of $9,969 into common stock.

 During August 1998, the Company issued 1,215,375 shares of common stock in exchange for the assets and liabilities of Innovus Corporation.

 Liabilities were assumed as follows:

       Fair value of assets acquired           $    46,670
       Common stock issued                         860,071
                                               -----------
       Liabilities Assumed                     $   906,741
                                               ===========

 On November 17, 1998, the Company issued 600,000 shares of Series I Preferred Stock and 720,000 shares of common stock in exchange for all of the issued and outstanding common stock of SoftKat, Inc. In conjunction with the acquisition, liabilities were assumed as follows:

       Fair value of assets acquired
        other than goodwill                    $   789,670
       Goodwill                                  6,882,300
       Common and preferred stock issued        (2,670,000)
                                               -----------
       Liabilities Assumed                     $ 5,001,591
                                               ===========

 NOTE 9 -  STOCKHOLDERS' EQUITY

 On August 5, 1998, Intermark was recapitalized as discussed in Note 2. To effect the recapitalization, the Intermark shareholders at that date exchanged all of the 3,783,875 outstanding Intermark common shares for 78,706 shares of Series H preferred stock and 103,364 common shares of Innovus (now eSynch Corporation). The recapitalization of Intermark was accounted for at historical cost. The accompanying financial statements, including the following description of equity transactions, have been restated for all periods presented to reflect the preferred and common shares issued in the recapitalization. On November 9, 1998, the shareholders approved a 1-for-10 reverse stock split of all common shares outstanding at that date. The accompanying financial statements have also been restated for all periods presented to reflect the stock split on a retroactive basis.

 The Series I redeemable preferred stock has a liquidation preference of $1.00 per share. The Company is required to redeem 200,000 shares of the preferred stock at $1.00 per share upon obtaining financing of $1,500,000 or more from any source and must redeem an additional 200,000 shares of preferred stock upon obtaining an additional $3,000,000 in funding. Dividends on the preferred stock are payable prior and in preference to any declaration or payment of any dividends on the common stock, when, as, and if declared by the Board of Directors. However, there is no stated dividend rate. The preferred stock is convertible, at the option of the holder, into common stock at the lesser of $3.00 per share or the average closing bid price of the common stock over the ten trading days ending on either November 16, 1999 or an earlier date on which the Company receives a second funding of at least $3,000,000 mentioned above. The preferred stock has voting rights equivalent to the number of common shares into which it can be converted and has additional voting rights with respect to approval of any issuance of a senior series of preferred shares.

 On October 3, 1995, the Company issued 16,378 shares of Series H preferred stock and 21,350 common shares for $8,000 cash at $0.01 per common equivalent share. On May 19, 1997, the Company issued 44,697 shares of Series H preferred stock and 58,699 common shares to members of the Board of Directors as compensation for their services during 1995. The shares were valued at $22,000, or $0.01 per common equivalent share, which was the fair value of the services provided and the fair value of the preferred and common shares issued as established by management of the Company and based upon the value at which shares were issued for cash during 1995. The Company issued 7,091 shares of Series H preferred stock and 9,308 common shares effectively in July 1997 for services valued at $229,165, or $0.56 per share.

 On August 5, 1998, 1,112 shares of Series H preferred stock and 1,461 common shares were issued for services valued at $164,876, or $2.58 per common equivalent share. The value of these services was determined based upon the trading price of the Company's common stock at that date. On September 16, 1998, the Company issued 1,580 shares of Series H preferred stock to third parties for services. The services were valued at $112,109 based upon the trading price of the Company's common shares into which the preferred shares were convertible, or $1.26 per common equivalent share on the date issued.

 During August 1998, the Company issued 9,428 shares of Series H Preferred stock and 12,546 common shares for notes payable and accrued interest valued at $393,099.

 On August 5, 1998, for financial reporting purposes, the Company issued 1,215,375 common shares to acquire Innovus, as further discussed in Note 2. Innovus was a shell corporation with no operations and nominal assets. Therefore, the shares were recorded at the historical cost of the net liabilities assumed of $860,071.

 During September through December 1998, the Company issued 160,002 common shares upon conversion of notes payable and accrued interest valued at $175,001.

On November 9, 1998, the Series H preferred shareholders converted 80,286 shares of Series H preferred stock, pursuant to their terms, into 4,516,088 common shares at the rate of 56.25 common shares for each preferred share converted.

The Company recognized $355,567 of interest expense relating to the beneficial debt conversion feature associated with notes payable issued during 1998. The value of the conversion feature was determined based upon the difference between the fair value of the Company's common stock on the dates the notes were issued and the conversion rates. The proceeds received were allocated $355,567 to the beneficial conversion feature and the remainder to the notes. The resulting discount on the notes was recognized as interest expense through the dates the notes were first convertible which were the same dates as the notes were issued.

On November 17, 1998, the Company acquired SoftKat, Inc. in exchange for the issuance of 720,000 common shares and 600,000 redeemable, convertible Series I preferred shares. Up to an additional 720,000 common shares are contingently issuable based upon the difference between the market price of the common stock one year from the date of acquisition and a target price of $3.00 per share. The purchase price, based upon the fair value of the common and preferred stock issued and the additional contingently issuable common shares was $2,670,000.

An officer of SoftKat was issued 100,000 common shares as compensation. The value of these shares was $116,000. The value of the services was determined based upon the fair value of the services provided and the fair value of the preferred and common shares.

On December 18, 1998, the Company issued 20,000 common shares as a settlement of accounts payable. The value of the accounts payable was $25,000.

As described in Note 4, on December 8, 1998, the Company issued 55,000 common shares to a note holder as interest on a note payable. The value of these shares was $68,750 and was determined using the fair value of the common shares on the date of issuance.

NOTE 10 -  FORGIVENESS OF DEBT

The Company negotiated reductions in accounts payable during 1998 and paid the negotiated amounts. The amount of the debt forgiveness is $14,423 and has been accounted for as an extraordinary gain.

NOTE 11 - STOCK OPTIONS AND WARRANTS

The Board of Directors approved a stock option plan in April of 1998 which authorized options to purchase 600,000 shares of common stock. Options to purchase 540,000 common shares were granted under the plan on April 24, 1998, with a weighted-average exercise price of $0.99 per shares. The Plan was approved and the options were granted. The options became exercisable immediately. 450,000 of the unexercised options expire on April 24, 2003 and the remaining 90,000 unexercised options expire on April 24, 2008. Compensation relating to the options of $69,288 was recognized when the shares vested which was on the date of grant. After the merger with Innovus, the number of options and the price of the options were recalculated. The number of options now exercisable is 631,800 with a weighted average exercise price of $0.90. 549,900 of the options expire on April 24, 2003 and the remaining 81,900 options expire on April 24, 2008. No additional expense needs to be recognized in association with the recalculation of the options outstanding and the exercise price.

During December 1998, options to purchase 400,000 common shares at $1.00 per share were granted as part of an employment agreement with 200,000 options exercisable on December 7, 1999 and 200,000 options exercisable on December 7, 2000. All of the options are exercisable at $1.00 per share and expire December 7, 2003.

During August 1998, options to purchase 191,133 common shares were accounted for as issued in connection with the acquisition of Innovus.

A summary of the status of the Company's stock options and warrants as of December 31, 1998 and changes during the year then ended are presented below:

                                                       Weighted-Average
                                          Shares        Exercise Price
                                        ------------     ------------
 Outstanding at beginning of year               -       $       -
 Granted                                   1,222,933            1.37
                                        ------------
 Outstanding at end of year                1,222,933            1.37
                                        ============
 Exercisable at year-end                     822,933            1.60
                                        ============
 Weighted-average fair value of
 of options granted during the year     $       0.91
                                        ============

The following table summarizes information about stock options outstanding at December 31, 1998:

                      Options Outstanding                       Options Exercisable
    -----------------------------------------------------    ------------------------
                                 Weighted-
                                  Average      Weighted-                    Weighted-
                   Number        Remaining     Average         Number        Average
     Range of    Outstanding    Contractual    Exercise      Exercisable     Exercise
      Prices     At 12/31/98       Life          Price       At 12/13/98       Price
    ----------    ----------    ----------     ----------    -----------     ----------
      $0.25          81,900     9.32 years       $0.21         81,900        $0.21
  $0.85 - $1.00     949,900     4.70             $0.96        549,900        $0.94
  $1.50 - $2.50     181,133     2.30             $1.74        181,133        $1.74
$42.50 - $45.00      10,000     2.50            $43.75         10,000       $43.75
                  ---------                                  --------
                  1,222,933                                   822,933
                  =========                                  ========

 The Company measures compensation under stock-based options and plans using the intrinsic value method prescribed in Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, and related interpretations. Stock-based compensation charged to operations was $69,288 and $0 for the years ended December 31, 1998 and 1997. Had compensation cost for the Company's options been determined based on the fair value at the grant dates consistent with the alternative method set forth under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, net loss and loss per share would have increased to the pro forma amounts indicated below for the year ended December 31, 1998:

      Net loss:
         As reported                           $ (4,978,342)
         Pro forma                               (5,415,327)
      Basic and diluted loss per share:
         As reported                           $      (0.91)
         Pro forma                                    (0.99)

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998 and 1997, respectively: dividend yield of 0.0% for both periods; expected volatility of 73.0% and 0%; risk-free interest rate of 5.63%, 5.68% and 0% and expected life of the options of 5.0 years, 10.0 years and 0.0 years.

NOTE 12 - SUBSEQUENT EVENTS

On January 13, 1999, the Company entered into a one-year agreement with a consulting firm to provide financial advisory services for the Company. As consideration for these services, the Company issued 200,000 five-year warrants to purchase shares of the Company's common stock at $1.25 per share. In addition, the Company has agreed to compensate the consulting firm based on the total consideration the Company receives in the future from the consulting firm's efforts as follows: 5% on the first $1,000,000, 4% on the next $1,000,000, 3% on the next $1,000,000, and 2% on any balance.

On January 28, 1999, the Company entered into consulting agreements whereby the consultants are to provide various services to the Company including negotiating contracts on behalf of the Company and introducing the Company to various Internet companies. As consideration for these services, the consultants received 310,000 shares of common stock. The 1999 expense recognized for these shares will be $450,500.

On April 1,1999, the Company acquired Kiss Software Corporation ("Kiss"), a California corporation engaged in the wholesale and retail distribution of computer and Internet utility software products. Under the agreement, shareholders of Kiss agreed to exchange each of their common shares for
0.181557136 common shares of eSynch and each of their preferred shares for
0.4183964 common shares of eSynch. The exchange resulted in the Company issuing 1,428,134 common shares to Kiss shareholders. The Company also issued 163,187 options in conjunction with the purchase. These options are exercisable at $2.05 each. The acquisition has been accounted for using the purchase method of accounting. The acquisition purchase price, based upon the fair value of the common stock and options issued, was estimated at $3,568,907 (unaudited). The excess of the purchase price over the estimated fair value of the identifiable acquired assets less liabilities assumed was $4,664,908 (unaudited), which will be recognized as goodwill. Goodwill will be amortized over 3.11 years on a straight-line basis.

On March 19, 1999, the Company borrowed $250,000 from an unrelated third party. The related note is unsecured and interest accrues at the rate of 5.0% per annum. The note and accrued interest are payable on or before July 5, 1999.

On March 15, 1999, the Company entered into a lease agreement for new facilities. The base monthly rental is $20,010 and is adjusted each year by 4% over the previous years base rent after adjustment. The term of the lease is for five years and the Company has the option to extend the lease for an additional five years.

On March 25, 1999, an officer of the Company loaned the Company $90,000 at an interest rate of 10%. The principal amount of the note was repaid shortly thereafter.

On April 22, 1999, the Company entered into a one year agreement with a consultant to assist the Company in raising equity financing. The advisor is to receive 5% of the gross amount of the proceeds of any equity financing consummated by the Company during the term of the agreement.

On May 25, 1999, the Company sold all of the stock of SoftKat, Inc. to an unrelated third party for $50,000 cash and a note receivable of $100,000 due 180 days after the date of sale. See Note 2.

On June 1, 1999, the Company entered into a one year agreement with a consulting firm whereby the firm is to provide ongoing stock market support for the Company. The agreement is renewable for successive one year periods. As consideration for these services, the Company is to pay $48,000 ($4,000 monthly) plus reasonable expenses. For the period of June 1, 1999 through August 31, 1999, the monthly amount is to be paid in commons shares of the Company. The first cash payment of $4,000 was due September 1, 1999.

On June 10, 1999, the Company issued 75,000 shares of common stock for $150,000 in cash. (Unaudited.)

On June 11, 1999, the Company agreed to pay $50,000 in cash and agreed to issue 9,039 shares of common stock as a compromise and settlement of a lawsuit relating to a legal dispute between Kiss Corporation and a third-party. (Unaudited.)

Subsequent to December 31, 1998, the Company issued 478,500 shares of common stock to various individuals for services provided to the Company. The expense recognized from the issuance of these shares will be $927,175.
(Unaudited.)

                    ESYNCH CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEET
                            September 30, 1999
                               (UNAUDITED)

                                 ASSETS

Current Assets
   Cash .....................................................     $    734,490
   Inventory ................................................           87,593
   Other receivable .........................................           14,608
   Prepaid expenses .........................................           92,203
                                                                  ------------
      Total Current Assets ..................................          928,894
                                                                  ------------
Property and Equipment, net of $207,827 accumulated
 depreciation ...............................................          668,724
Deposits ....................................................           67,788
Software licenses ...........................................          144,902
Goodwill, net of amortization ...............................        4,247,815
                                                                  ------------
      Total Assets ..........................................     $  6,058,123
                                                                  ============
                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Accounts payable .........................................     $  1,714,134
   Accrued liabilities ......................................          903,470
   Liabilities to be settled with common stock ..............          440,625
   Payable to officer and director ..........................          195,270
   Notes payable ............................................          530,347
                                                                  ------------
      Total Current Liabilities .............................        3,783,846
                                                                  ------------
Long-Term Notes Payable .....................................           77,027
                                                                  ------------
Redeemable Preferred Stock
   Series I, $0.001 par value; 600,000 shares authorized;
    600,000 shares issued and outstanding; liquidation
    preference - $600,000 ...................................          600,000
                                                                  ------------
Stockholders' Equity
   Preferred Stock - $0.001 par value; 400,000 shares
     authorized: Series J - 275 shares designated;
      262.5 shares issued and outstanding; liquidation
      preference - $2,625,000  ..............................        1,571,488
     Series K - 250 shares designated; no shares issued .....              -
   Common stock - $0.001 par value; 50,000,000 shares
    authorized; 9,797,143 shares issued and outstanding .....            9,796
   Additional paid-in capital ...............................       12,989,585
   Unearned compensation ....................................         (462,535)
   Note receivable from shareholder .........................         (163,047)
   Accumulated deficit ......................................      (12,348,037)
                                                                  ------------
      Total Stockholders' Equity ............................        1,597,250
                                                                  ------------
Total Liabilities and Stockholders' Equity...................     $  6,058,123
                                                                  ============

See the accompanying notes to the consolidated financial statements.

                   ESYNCH CORPORATION AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

                                                       For the Nine Months
                                                       Ended September 30,
                                                  ----------------------------
                                                      1999             1998
                                                  -----------      -----------
Net Product Sales ...........................     $   917,400      $    15,293
Cost of Sales ...............................         459,944            9,940
                                                  -----------      -----------
Gross Profit ................................         457,456            5,353
                                                  -----------      -----------
Operating Expenses
  General and administrative ................       2,316,983          738,068
  Stock issued for services .................       1,693,679          112,108
  Stock based compensation ..................       2,187,857              -
  Amortization of debt discount .............             -            355,567
  Amortization of goodwill ..................         818,756              -
                                                  -----------      -----------
    Total Operating Expenses ................       7,017,275        1,205,743
                                                  -----------      -----------
Operating Loss ..............................      (6,559,819)      (1,200,390)

Other Income ................................          87,000           13,458
Interest expense ............................         (60,839)          (5,571)
                                                  -----------      -----------
Net Loss ....................................      (6,533,658)      (1,192,503)
Preferred dividends .........................        (163,125)             -
                                                  -----------      -----------
Loss Applicable to Common Shares ............     $(6,696,783)     $(1,192,503)
                                                  ===========      ===========
Basic and Diluted Loss Per Common Share .....     $     (0.80)     $     (0.26)
                                                  ===========      ===========
Weighted average number of common shares used
 in per share calculation ...................       8,389,358        4,548,202
                                                  ===========      ===========


See the accompanying notes to the consolidated financial statements.

                           ESYNCH CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                        (Unaudited)

                                                                                                            Note
                                                                               Additional                Receivable
                                      Preferred Stock     Common Stock         Paid-in      Unearned        From
                                       Shares Amount    Shares     Amount       Capital    Compensation  Shareholder
                                      ------- -------   ---------- ------     ----------- ------------- ------------

Balance - December 31, 1998 ......     -            -     6,889,829   $6,889   $ 2,941,895     $     -            -

Shares issued for cash ...........     -            -        75,000       75       149,925           -            -

Shares issued for services .......     -            -       707,500      708     1,252,346           -            -

Shares issued for receivable
 from shareholder net of $79,884
 offerring costs .................     -            -       235,377      235       485,321           -       (485,556)

Acquisition of Kiss Software
 Corporation .....................     -            -     1,428,134    1,428     3,567,479           -            -

Compensation related to
 options granted in
 connection to the
 acquisition of Kiss
 Software Corporation ............     -            -           -        -         396,663           -            -

Shares issued in settlement
 of suit .........................     -            -         9,303        9        26,447           -            -

Shares issued as payment of
 interest ........................     -            -         2,000        2         5,998           -            -

Compensation related to the
 grant of stock options ..........     -            -           -        -       2,650,392    (2,650,392)         -

Cash payment on note receivable
 from shareholder ................     -            -           -        -             -             -        322,509

Issuance of Series J Convertible
 Preferred Stock - Net of
 $273,904 offering costs .........     262.5  1,432,527         -        -             -             -            -

Warrants issued in connection with
 Series J Convertible Preferred
 Stock ...........................     -            -           -        -         507,855           -            -

Beneficial conversion feature of
 Series J Convertible Preferred
 Stock ...........................     -            -           -        -         285,714           -            -

Preferred dividend resulting
 from beneficial conversion
 feature .........................     -        138,961         -        -             -             -            -

Preferred dividend ...............     -            -           -        -             -             -            -

Acquisition of Oxford Media
 Corporation .....................     -            -       450,000      450       719,550           -            -

Amortization of unearned
 Compensation ....................     -            -           -        -             -       2,187,857          -

Net Income .......................     -            -           -        -             -             -            -
                                     -----   ----------   ---------   ------   -----------   -----------    ---------
Balance - September 30, 1999 .....   262.5   $1,571,488   9,797,143   $9,796   $12,989,585   $  (462,535)   $(163,047)
                                     =====   ==========   =========   ======   ===========   ===========    =========

                                                               Total
                                            Accumulated    Stockholders
                                              Deficit         Equity
                                          ------------     ------------

Balance - December 31, 1998 ......            $(5,651,254)   $(2,702,470)

Shares issued for cash ...........                    -          150,000

Shares issued for services .......                    -        1,253,054

Shares issued for receivable
 from shareholder net of $79,884
 deferring costs .................                    -              -

Acquisition of Kiss Software
 Corporation .....................                    -        3,568,907

Compensation related to
 options granted in
 connection to the
 acquisition of Kiss
 Software Corporation ............                    -          396,663

Shares issued in settlement
 of suit .........................                    -           26,456

Shares issued as payment of
 interest ........................                    -            6,000

Compensation related to the
 grant of stock options ..........                    -              -

Cash payment on note receivable
 from shareholder ................                    -          322,509

Issuance of Series J Convertible
 Preferred Stock - Net of
 $273,904 offering costs .........                    -        1,432,527

Warrants issued in connection with
 Series J Convertible Preferred
 Stock ...........................                    -          507,855

Beneficial conversion feature of
 Series J Convertible Preferred
 Stock ...........................                    -          285,714

Preferred dividend resulting
 from beneficial conversion
 feature .........................               (138,961)           -

Preferred dividend ...............                (24,164)       (24,164)

Acquisition of Oxford Media
 Corporation .....................                    -          720,000

Amortization of unearned
 Compensation ....................                    -        2,187,857

Net Income .......................             (6,533,658)    (6,533,658)
                                              -----------    -----------
Balance - September 30, 1999 .....            $(12.348,037)  $ 1,597,250
                                              ===========    ===========


          See the accompanying notes to the consolidated financial statements.

                       ESYNCH CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                        For the Nine Months Ended
                                                              September 30,

                                                       ----------------------------
                                                          1999             1998
                                                       -----------      -----------

Cash Flows from Operating Activities
   Net loss ......................................     $(6,533,658)     $(1,192,503)
   Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation and amortization ..............          27,765           29,834
      Amortization of goodwill ...................         818,756
      Stock issued for services ..................       1,253,054          112,108
      Amortization of Debt Discount ..............         355,567
      Liability for stock to be issued for
         services ................................         440,625              -
      Stock issued for settlement of lawsuit .....          26,456              -
      Stock Based Compensation ...................       2,187,857              -

   Changes in operating assets and liabilities
   net of the effects of the acquisitions
      Accounts receivable ........................             -             54,767
      Inventory ..................................         (12,211)             -
      Prepaid expenses ...........................          57,499              -
      Other assets ...............................         (58,964)             -
      Accounts payable ...........................          27,425          223,221
      Accrued liabilities ........................        (182,024)             -
                                                       -----------      -----------
     Net Cash Used in Operating Activities .......      (1,947,420)        (417,006)
                                                       -----------      -----------
Cash Flows From Investing Activities
   Proceeds from sale of SoftKat, net ............          50,000              -
   Acquisition of property and equipment .........         (69,074)             -
   Kiss cash acquired ............................          49,233              -
                                                       -----------      -----------
     Net Cash Used in Investing Activities .......          30,159              -
                                                       -----------      -----------
Cash Flows From Financing Activities

   Stock issued for cash .........................       2,525,000              -
   Cash received on notes receivable issued for
    common stock .................................         322,509              -
   Proceeds from borrowing .......................         371,070          428,071
   Payments on notes payable .....................        (568,240)             -
                                                       -----------      -----------
      Net Cash Provided by Financing Activities ..       2,650,339          428,071
                                                       -----------      -----------
Net Increase in Cash .............................         733,077           11,065
Cash at Beginning of Period ......................           1,413              -
                                                       -----------      -----------
Cash at End of Period ............................     $   734,490      $    11,065
                                                       ===========      ===========

     See the accompanying notes to the consolidated financial statements.

                       eSYNCH CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1-MANAGEMENTS' REPRESENTATIONS

INTERIM UNAUDITED FINANCIAL INFORMATION -- The accompanying condensed financial statements have been prepared by the Company and are not audited. In the opinion of management, all adjustments necessary for a fair presentation have been included and consist only of normal recurring adjustments except as disclosed herein. The financial position and results of operations presented in the accompanying financial statements are not necessarily indicative of the results to be generated for the remainder of 1999.

These financial statements have been condensed pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements have been condensed or omitted. These financial statements should be read in connection with annual financial statements included elsewhere herein.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. Certain items have been reclassified to conform with the current presentation.

BUSINESS CONDITION -- The financial statements have been prepared on the basis of the Company continuing as a going concern. The Company has incurred losses from operations and has an accumulated deficit of $12,348,037 at September 30, 1999. These conditions raise substantial doubt regarding the Company's ability to continue as a going concern. Management's plan to mitigate the impact of these conditions is to obtain additional equity financing through the issuance of the Company's common stock, convertible preferred stock or warrants.

The Company is also currently in negotiations for additional financing arrangements. However, realization of the proceeds from these potential transactions is not assured. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2--ACQUISITIONS AND DISPOSITIONS

SOFTKAT B On November 17, 1998, the Company acquired SoftKat, Inc., a California corporation primarily engaged in the wholesale distribution of computer software games. In exchange for the SoftKat common shares, the Company issued 720,000 common shares and 600,000 shares of Series I redeemable, convertible preferred shares. Up to an additional 720,000 common shares were contingently issuable based upon the difference between the market price of the common stock one year from the date of acquisition and a target market price. In November, 1999 the target market price was achieved and the shares were no longer issuable. The acquisition was accounted for using the purchase method of accounting. The acquisition purchase price, based upon the fair value of the common and preferred stock issued and the additional contingently issuable common shares, was $2,670,000. The excess of the purchase price over the estimated fair value of the identifiable acquired assets less liabilities assumed was $6,882,300, which was recognized as goodwill. The results of operations of SoftKat were included from the date of acquisition through May 25, 1999, the date of its sale.

In February 1999, Management of the Company decided to dispose of SoftKat because it did not meet the core business objectives of the Company. On May
25, 1999, SoftKat was sold to a third party for $50,000 in cash which resulted in the recognition of an impairment loss of $2,323,841. The subsequent sale and resulting loss provided evidence of conditions that existed at December 31, 1998; therefore, an impairment loss was recognized in 1998 in accordance with SFAS No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The impairment loss was determined by the excess of the carrying amount of the assets in excess of the $50,000 subsequently collected and the amount of the related liabilities. The resulting amount of the assets to be sold and the related liabilities assumed by the buyer have been presented separately in the accompanying balance sheet.

Effective April 1, 1999, the Company completed the acquisition of Kiss Software Corporation, a California corporation engaged in the wholesale and retail distribution of computer and Internet utility software products. Under the agreement, shareholders of Kiss agreed to exchange each of their common shares for .181557136 common shares of eSynch and each of their preferred shares for
 .4183964 common shares of eSynch. The exchange resulted in the Company issuing 1,428,134 common shares to Kiss shareholders. The Company also issued 163,187 options in conjunction with the purchase. These options are exercisable at $2.05 per share. The acquisition was accounted for using the purchase method of accounting. The acquisition purchase price, based upon the fair value of the common stock and options issued, has been estimated at $3,965,570. The excess of the purchase price over the estimated fair value of the identifiable acquired assets less liabilities assumed was $5,061,571 (unaudited), which was recognized as goodwill. Goodwill is being amortized over approximately 3 years on a straight-line basis.

Effective September 30, 1999, the Company completed the acquisition of Oxford Media Corp.("Oxford"), engaged in DVD video encoding, compression and authoring. Under the Agreement the shareholders of Oxford exchanged all the outstanding shares of Oxford Common Stock for 450,000 shares of the Company's Common Stock. During the third quarter, the acquisition was accounted for using the purchase method of accounting and the purchase price of the acquired assets was computed to be $720,000 which was attributed to the assets acquired including software licenses in the amount of $144,902. Oxford received a non-exclusive license from Oxford Management Corporation, a Nevada corporation, which is a license of proprietary software and source code for a video-on-demand hotel pay-for-view system. The value of the licenses is being amortized over three years.

In addition, the Company entered into another license agreement with Oxford Management. In this license agreement, the Company granted Oxford Management a license to sell advertising and promotional offers that will be displayed by means of operation of certain software products of the Company or its subsidiaries.

NOTE 3--PREPAID EXPENSES

In June 1999, the Company prepaid consulting services by issuing 54,000 common shares of stock to third-party consultants. The prepaid services recognized from the issuance of these shares was $111,380. As of September 30, 1999, $57,751 of the prepaid services had been performed by the consultants and therefore, were expensed by the Company.

NOTE 4--NOTES PAYABLE

Related Party Notes Payable - At September 30, 1999 the Company owed an officer and shareholder of the Company $195,270. This note accrued interest at 7%. Subsequent to September 30, 1999, this note and outstanding interest was settled with the issuance of 79,921 shares of common stock at $2.81 per share.

Notes Payable

12% Line of credit payable to a bank; secured by
all assets of the Company; due September 30, 1998;
in default.                                                      $   23,055

40% Convertible note payable to a shareholder; unsecured;
 due March 15, 1999; subsequent to September 30, 1999
 this note was forgiven and written off 175,000
7% Note payable to an individual; note matures beyond one year       77,027
6.25% Note payable to a vendor; amount is currently due             249,292
10% Series A Convertible debentures payable to three
 shareholders; secured by all assets of the Company; due
 October 31, 1998; in default                                        75,000
Note payable to a shareholder; no stand rate of interest;
 payable on demand; unsecured.                                        8,000
                                                                 ----------
Total Notes Payable                                                 607,374
Less: current portion                                              (530,347)
                                                                 ----------
Total Long-Term Notes Payable                                    $   77,027
                                                                 ==========

NOTE 5--STOCK OPTIONS AND WARRANTS

During the nine-month period ended September 30, 1999, the Company issued stock options for 1,215,000 shares of Common stock to Officers and Employees in connection with Employment Agreements. 1,205,000 options are exercisable over various periods at an exercise price of $1.00 per share. 10,000 options are exercisable over three years at an exercise price of $2.50 per share. All options granted during this period expire ten years from the date of grant. In addition, on January 10, 1999, an officer of the Company was granted warrants to purchase 450,000 shares of common stock at $0.50 per share.

In July 1999, another officer was granted warrants to purchase 250,000 shares of common stock at $1.00 per share. In January 1999, the Company granted 200,000 warrants to a third-party exercisable at $1.25 per share as compensation for services. During September 1999, the Company granted 350,000 warrants to a member of the Board of Directors as compensation for services. Warrants granted during the period expire between 5 to 10 years. Compensation relating to the options and warrants of $2,650,392 is being recognized over the vesting period of which $2,187,857 was recognized in the nine months ended September 30, 1999.

A summary of the status of the Company's stock options as of September 30, 1999 and changes during the nine months ended September 30, 1999 are presented below.

                                                                                                WEIGHTED AVERAGE
                                                                            SHARES               EXERCISE PRICE
                                                                     ---------------            ----------------
Outstanding at beginning of period                                         1,222,933                 1.37
Granted                                                                    2,465,000                  .96
Conversion of Kiss options at acquisition                                    163,187                 2.23
Forfeited                                                                   (419,426)                1.05
                                                                     ---------------
Outstanding at end of period                                               3,431,694                 1.41
                                                                     ===============

Exercisable at end of period                                               2,769,811                 1.14
                                                                     ===============

Weighted-average fair value of options
 granted during the period                                                      1.08
                                                                     ---------------

The following table summarizes information about stock options and warrants outstanding at September 30, 1999

                              Options and Warrants     Options and Warrants
                                   Outstanding              Exercisable
                               --------------------- -------------------------
                   Average     Weighted-   Weighted-
  Range of         Number       Average     Average     Number        Weighted
  Exercise       Outstanding   Remaining   Exercise   Exercisable     Exercise
  Prices          at 9/30/99      Life       Price    at 9/30/99        Price
------------      ----------  ----------  ---------  ------------    ----------
 0.50 -  2.50     3,421,694   4.7 years     1.29      2,759,811           .99
42.50 - 45.00        10,000   1.8 years    43.75         10,000         43.75

The Company measures compensation under stock-based options and plans using the intrinsic value method prescribed in Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, and related interpretations. Stock-based compensation charged to operations was $2,187,857 and $0 for the nine months ended September 30, 1999 and 1998. Had compensation cost for the Company's options been determined based on the fair value at the grant dates consistent with the alternative method set forth under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, net loss and loss per share would have increased to the pro forma amounts indicated below for the nine months ended September 30, 1999:

                    Net loss:
                       As reported                      $  (6,533,658)
                       Pro forma                           (7,734,165)
                    Basic and diluted loss per share:
                       As reported                              (0.80)
                       Pro forma                                (0.92)

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in, 1999: dividend yield of 0.0% expected volatility of 123%; risk-free interest rate of 4.65% and expected life of 10.0 years.

NOTE 6--STOCKHOLDERS' EQUITY

On July 16, 1999 the Company issued 2,000 shares of common stock for interest of $6,000.

During the nine months ended September 30, 1999, the Company issued 75,000 common shares for cash of $150,000 and 235,377 shares common share for notes receivable of $564,875 net of $75,884 offering costs and issued 707,500 shares of common stock for services. The value of the services was determined based upon the trading price of the Company's common stock on the date of issuance. The services were valued at $1,253,054 and were expensed in the nine month period ended September 30, 1999. Also during the nine months ended September 30, 1999, the Company issued 9,303 shares of common stock valued at $26,456 in settlement of a lawsuit.

During July 1999,The Company authorized the issuance of 275 shares of Series J Convertible Preferred Stock at $10,000 per share. Dividends are commutative and accrue at the rate of 7% per annum. The dividends are not required to be paid until conversion or redemption of the shares or an acquisition of the Company. The Company has the option of paying the dividend either in cash or in common shares, based on the conversion price then in effect. The Series J shares have a liquidation preference in the amount of $10,000 per share plus cumulated and unpaid dividends and may be redeemed at the Company's option for $12,000 per share plus cumulated dividends upon 30 days notice.

The conversion price of the Series J shares is the lower of $3.50 or 80% of the average of the six lowest closing bid prices in the twenty-trading-day period ending on the day before conversion. The Series J shares do not become convertible into Common Stock until January 28, 2000 and will automatically be converted into Common Stock on the third anniversary of the issuance date, subject to extensions from certain events until not more than two years later.

For each $1,000,000 invested in Series J, the Company will issue 75,000 warrants to purchase shares of Common Stock. A pro rata number of warrants will be granted for amounts less than $1,000,000. The warrants are exercisable at a price equal to 115% of the closing stock price on the date before the closing date and expire three years from the date of issuance.

At September 30, 1999 the Company issued 262.5 Series J shares and 187,500 warrants and had received proceeds of $2,226,096 net of $273,904 of offering costs.

The Company is obligated, at its expense, to file for the registration of the common stock issuable upon conversion within 60 days of September 30, 1999, with an effective date within 150 days after September 30, 1999 or the investors will be entitled to a registration payment equal to 2% of the purchase price for the first 30 days the Company is tardy and 3% for every 30 day period thereafter.

The proceeds from the issuance of the Series J Preferred stock and warrants were allocated to the financial instruments based upon their relative fair values. The warrants were valued based upon their fair value determined by use of an option pricing model. The beneficial conversion feature of the preferred stock was determined based upon the difference between the fair value of the Company's common stock on the dates the preferred shares were issued and the conversion rate. The preferred stock was allocated the remainder of the proceeds. The proceeds received were allocated $507,855 to the warrants, $285,714 to the beneficial conversion feature and $1,432,527 to the preferred stock. The resulting discount on the preferred stock over its liquidation value of $2,500,000 is being recognized as preferred dividends over the period from the date issued through January 28, 2000, the date they are first convertible. The related preferred dividend recognized during the nine months ended September 30, 1999 was $138,961.

NOTE 7--COMMITMENTS AND CONTINGENCIES

The Company has been named as an additional defendant in claims against SoftKat under the theory of successor liability. Whereas the Company has been successful in obtaining dismissals of several such suits, there is no certainty that the Company will successfully defend the suits in the future. No provisions have been made for possible loss from these claims.

The Company is a defendant is a lawsuit filed by a third party claiming damages for unpaid goods. The suit seeked damages of $99,110 which was later reduced to $81,326. The Company denies the claim and has filed a motion to dismiss based on lack of jurisdiction. The Company is unable to estimated the likelihood of an unfavorable outcome of this lawsuit at this time.

NOTE 8--INCOME TAXES

Net operating losses incurred by the Company and its subsidiaries could be limited if the Company were to change ownership. These limitations include net operating losses associated with acquisitions and dispositions for the nine months ended September 30, 1999.

Note 9--SUBSEQUENT EVENTS

On October 1, 1999, the Company issued options to employees to purchase 150,000 shares of the Company's common stock. The options vest over a three year period, have an exercise price of $1.00, and expire ten years from the date of grant. The expense recognized from the issuance of these options will be $546,283.

On November 1, 1999 the Company issued warrants to purchase 100,000 shares of the Company's common stock to an individual for on-going support and as compensation for serving as a Director to be provided to the Company. The warrants vest over 14 months, have an exercise price of $1.00, and expire three years from the date of grant. The expense recognized from the issuance of these warrants will be $190,042.

On October 31, 1999, upon the receipt of $125,000 the Company issued 12.5 shares of Series J Convertible Preferred Stock and warrants to purchase 9,375 shares of the Company's Common Stock.

On October 31, 1999, the Company issued warrants to purchase 200,000 shares of the Company's common stock to a consulting firm for consulting services to be provided to the Company. The warrants vest immediately, have an exercise price of $1.25, and expire in four years. The expense recognized from the issuance of these warrants will be $391,704.

During December 1999, the Company issued 163,401 shares of common stock for conversion of notes payable and interest in the amount of $373,899.

On December 30, 1999, the Company issued 79,921 shares of common stock to an officer-director of the Company in repayment of an existing note and accrued interest in the amount of $234,578.

During the 3 month period ended December 31, 1999, the Company issued 165,000 shares of common stock for services valued at $352,250, or $2.13 per share.

Effective December 1, 1999, a note payable to a third party with a balance owing of $175,000 was settled in full by a Settlement and General Mutual Release Agreement signed by eSynch and the creditor party. The creditor party agreed to release eSynch from its indebtedness for past consideration paid to the creditor.

Effective December 30, 1999, the Company authorized 250 shares of Series K Convertible Preferred Stock and the Company entered into an agreement with an investing source for financing in exchange for preferred stock and warrants. If issued, the Series K Preferred Stock will be convertible into common stock at a price equal to the lower of 80% of the average closing stock price the lowest six trading days in the consecutive 20 days prior to conversion subject to a floor in the conversion price. On December 31, 1999, for receipts of $1,425,000, net of offering costs of $75,000, the Company issued 157.5 shares with each share convertible into common stock under certain conditions as described. In addition the Company issued warrants to purchase 112,500 shares of the Company common stock at a price equal to 115% of the closing stock price on the date before the closing date. On January 31, 2000, for receipts of $500,000, the Company issued 55 shares with each share convertible into common stock under certain conditions as described. In addition the Company issued warrants to purchase 37,500 shares of the Company's common stock at a price equal to 115% of the closing stock price on the date before the closing date. The preferred shares are redeemable by the Company for cash upon 30 days prior written notice for a price of 120% of the original issue price plus accrued dividends. Dividends accrue at the rate of 7% of from the original issue date, but are payable only upon conversion or redemption.

On November 15, 1999, the Company adopted an amendment of the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock, par value $.001, to 50,000,000 from 20,000,000.

During December, 1999, the Company converted all 600,000 outstanding shares of Series I Convertible Preferred Stock into 199,999 shares of the Company's common stock at a conversion price of $3.00 per share, or a total of $600,000.

On December 16, 1999, the Company issued 100,000 shares of its common stock valued at $235,000, or $2.35 per share, related to an indemnification agreement whereby the Company and its subsidiaries will be indemnified and held harmless with respect to disputes arising from the purchase and sale of certain stock.

                       ESYNCH CORPORATION AND SUBSIDIARIES
                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS

On November 17, 1998, eSynch Corporation ("eSynch") acquired all of the outstanding common stock of SoftKat, Inc ("SoftKat") by issuing 720,000 common shares and 600,000 shares of Series I redeemable, convertible preferred shares. Up to an additional 720,000 common shares were contingently issuable based upon the difference between the market price of the common stock one year from the date of acquisition and a target market price of $3.00 per share. The acquisition was accounted for using the purchase method of accounting. In February 1999, the Company disposed of SoftKat.

On April 1, 1999, eSynch acquired all of the outstanding common stock of Kiss Software Corporation ("Kiss") by issuing 1,428,134 shares of common stock and the assumption of the obligation under the Kiss stock options for the equivalent of 163,107 eSynch common shares. The purchase was accounted for using the purchase method of accounting.

The following unaudited pro forma condensed consolidated statement of operations has been prepared to present the results of operations assuming the acquisition of Kiss and SoftKat had occurred on January 1, 1998 and the disposition of SoftKat occurred on December 31, 1998.

The following financial information was derived from, and should be read in conjunction with the separate historical financial statements of eSynch, Kiss and SoftKat and the related notes to those financial statements which are included elsewhere herein. The unaudited pro forma condensed consolidated statement of operations has been included herein for comparative purposes only and does not purport to be indicative of the results of operations which actually would have been obtained had the reorganizations occurred January 1, 1998, or the results of operations which may be obtained in the future. In addition, future results may vary significantly from the results reflected in these pro forma financial statements.

                       ESYNCH CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                            For the Nine Months Ended September 30, 1999
                            --------------------------------------------
                                                                  Pro Forma       Pro Forma
                                        eSynch       Kiss         Adjustments      Results
                                     -----------   ---------     -------------   -----------
Product sales                         $  917,400   $ 399,094         $     -     $ 1,316,494
Cost of goods sold                       459,944     103,845               -         563,789
                                     -----------   ---------         ---------   -----------
   Gross Profit                          457,456     295,249               -         752,705
                                     -----------   ---------         ---------   -----------
General and administrative expense     2,316,983     579,841               -       2,896,824
Stock issued for services              1,693,679         -                 -       1,693,679
Stock based compensation               2,187,857         -                 -       2,187,857
Interest expense                          60,839       6,386               -          67,225
Amortization of goodwill                 818,756         -       (4)   406,680     1,225,436
                                     -----------   ---------         ---------   -----------
   Total Operating Expenses            7,078,114     586,228           406,680     8,071,022
                                     -----------   ---------         ---------   -----------
Other income                              87,000         -                 -          87,000
                                     -----------   ---------         ---------   -----------
Net Loss                              (6,533,658)   (290,979)         (406,680)   (7,231,317)
Preferred dividends                     (163,125)    (28,982)    (5)    28,982      (163,125)
                                     -----------   ---------         ---------   -----------
Loss Applicable to Common Shares     $(6,696,783)  $(319,961)        $(377,698)  $(7,394,442)
                                     ===========   =========         =========   ===========
Basic and diluted loss per
 common share                        $     (0.82)                                $     (0.81)
                                     ===========                                 ===========
Weighted average number of common
 shares                                8,143,333                                   9,095,423
                                     ===========                                 ===========

Notes to the unaudited pro forma condensed consolidated statements of operations are presented on the following page.

                       ESYNCH CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                For the Year Ended December 31, 1998
                                -------------------------------------
                                                                            Pro Forma     Pro Forma
                                      eSynch      SoftKat        Kiss      Adjustments     Results
                                   -----------  -----------  ----------- --------------  -----------

Product sales                      $   203,571  $ 6,519,588  $ 1,596,375  (1)  $  (109,317)
                                                                          (3)   (6,519,588) $ 1,316,494
Cost of goods sold                     156,617    5,007,015      415,380  (1)      (82,000)
                                                                          (3)   (5,007,015)     489,997
                                   -----------  -----------  -----------       -----------  -----------
   Gross Profit                         46,954    1,512,573    1,180,995        (1,539,890)   1,200,632
                                   -----------  -----------  -----------       -----------  -----------
General and administrative expense   1,999,340    5,487,149    1,201,053  (1)     (126,652)
                                                                          (3)   (5,487,149)   3,073,741
Selling and marketing expense              -            -      1,118,312               -      1,118,312
Amortization of goodwill               228,330          -            -    (2)    1,683,420
                                                                          (3)   (1,911,750)
                                                                          (4)    1,626,719    1,626,719
Interest expense                       132,641      160,684       25,545  (1)      (12,024)
                                                                          (3)     (160,684)     146,162
Amortization of debt discount          355,567          -            -                 -        355,567
Impairment loss                      2,323,841    2,880,418          -    (1)   (2,323,841)
                                                                          (3)   (2,880,418)         -
Loss on sale of securities                 -            -          9,502               -          9,502
                                   -----------  -----------  -----------       -----------  -----------
   Total Operating Expenses          5,039,719    8,528,251    2,354,412        (9,592,379)   6,330,003
                                   -----------  -----------  -----------       -----------  -----------
Interest income                            -         23,783          -    (3)      (23,783)         -
                                   -----------  -----------  -----------       -----------  -----------
Loss from Continuing Operations
 Before Extraordinary Item          (4,992,765)  (6,991,895)  (1,173,417)      8,028,706    $(5,219,371)
Preferred dividends                        -            -       (115,929) (5)    115,929            -
                                   -----------  -----------  -----------     -----------    -----------
Loss from Continuing Operations
 Applicable to Common Shares       $(4,992,765) $(6,991,895) $(1,289,346)    $ 8,144,635    $(5,129,371)
                                   ===========  ===========  ===========     ===========    ===========
Basic and diluted loss per
 common share from continuing
 operations before extraordinary
 item                              $     (0.91)                                             $     (0.69)
                                   ===========                                              ===========
Weighted average number of common
 shares used in per share
 calculation                         5,476,874                                                7,477,593
                                   ===========                                              ===========

 NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(1) To eliminate the operations of SoftKat for the period from November 18, 1998 through December 31, 1998 which were also included in the consolidated operations of eSynch for the year ended December 31, 1998.

(2) To recognize amortization of goodwill from the SoftKat acquisition for all of 1998 and 1997. Goodwill of $6,882,300 was being amortized over 3.6 years on a straight-line basis prior to the recognition of impairment.

(3) SoftKat was sold in May 1999; accordingly, the operations of SoftKat are eliminated for all of 1998.

(4) To recognize amortization on the goodwill obtained in the purchase of Kiss assuming the acquisition occurred on January 1, 1998. The goodwill acquired was $5,061,571 and is being amortized over its estimated useful life of approximately 3.1 years. The effect on the pro forma statement of of operations for the year ended December 31, 1998 is an increase if $1,626,719 and for the nine months ended September 30, 1999 is an increase Of $406,680 in amortization expense.


                       ESYNCH CORPORATION AND SUBSIDIARIES
  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

(5) As a result of the April 1, 1999 acquisition of Kiss, all Kiss preferred stock which was issued during 1998 was exchanged for eSynch common stock. The pro forma statement of operations for the year ended December 31, 1998, reflects the elimination of the preferred dividends payable.

     HANSEN, BARNETT & MAXWELL
    A Professional Corporation
    CERTIFIED PUBLIC ACCOUNTANTS

                                                              (801) 532-2200
MEMBER OF AICPA DIVISION OF FIRMS                           Fax (801) 532-7944
        MEMBER OF SECPS                                    345 East Broadway,
Suite 200
MEMBER OF SUMMIT INTERNATIONAL ASSOCIATES                  Salt Lake City, Utah
84111-2693



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Softkat, Inc.

We have audited the accompanying balance sheet of Softkat, Inc. as of December 31, 1998 and the related statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company commenced liquidation in May 1999 and as a result, changed its basis of accounting from the going-concern basis to the liquidation basis for the year ended December 31, 1998.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Softkat, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the year ended December 31, 1998 in conformity with generally accepted accounting principles applied on the liquidation basis of accounting and the results of its operations and its cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles applied on the going-concern basis.

                                                    HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
December 20, 1999

                                  SOFTKAT, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1998

                                     ASSETS

CURRENT ASSETS
      Cash                                                                                       $        32,968
      Inventory                                                                                           75,000
                                                                                                 ---------------

           TOTAL CURRENT ASSETS                                                                  $       107,968
                                                                                                 ===============


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
      Bank overdraft                                                                             $        60,002
      Amounts due under asserted and unasserted claims                                                 4,653,963
      Notes payable                                                                                      986,531
                                                                                                 ---------------

           TOTAL CURRENT LIABILITIES                                                                   5,700,496
                                                                                                 ---------------

STOCKHOLDERS' DEFICIT
      Common stock - no par value; 5,000,000 shares authorized;
         3,275,968 shares issued and outstanding                                                       2,685,562
      Accumulated deficit                                                                             (8,278,090)
                                                                                                 ---------------

           TOTAL STOCKHOLDERS' DEFICIT                                                                 (5,592528)
                                                                                                 ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                                      $       107,968
                                                                                                 ===============

                                  SOFTKAT, INC.
                            STATEMENTS OF OPERATIONS

                                                                                           FOR THE
                                                                                         YEARS ENDED
                                                                                          DECEMBER 31,
                                                                             -----------------------------------
                                                                                         1998               1997
                                                                            -----------------    ---------------
PRODUCT SALES                                                               $       6,519,588    $     3,804,648

COST OF GOODS SOLD                                                                  5,007,015          2,866,539
                                                                            -----------------    ---------------

GROSS PROFIT                                                                        1,512,573            938,109
                                                                            -----------------    ---------------

OPERATING EXPENSES
     General and administrative                                                     5,487,149          2,026,640
     Impairment of assets                                                           2,880,418                --

         TOTAL OPERATING EXPENSES                                                   8,367,567          2,026,640
                                                                            -----------------    ---------------

OTHER INCOME AND EXPENSES
     Interest income                                                                   23,783             26,293
     Interest expense                                                                (160,684)           (98,918)
     Other income                                                                         --             170,964
                                                                            -----------------    ---------------

         TOTAL OTHER INCOME AND EXPENSES                                             (136,901)            98,339
                                                                            -----------------    ---------------

NET LOSS                                                                    $      (6,991,895)   $      (990,192)
                                                                            -----------------    ---------------
                                                                            -----------------    ---------------

BASIC AND DILUTED LOSS PER COMMON SHARE                                     $          (2.13)    $         (0.45)
                                                                            -----------------    ---------------
                                                                            -----------------    ---------------

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES USED IN PER SHARE CALCULATION                                             3,275,968          2,192,126
                                                                            =================    ===============

                                  SOFTKAT, INC.
                       STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                                                             TOTAL
                                                                 COMMON STOCK                             ACCUMULATED
                                                                                                         SHAREHOLDERS'
                                                SHARES             AMOUNT              DEFICIT             DEFICIT
                                              ---------         -----------         ------------        --------------
BALANCE - DECEMBER 31, 1996                   2,376,544         $   268,000         $  (296,003)        $   (28,003)

Stock issued to shareholders for
  failure to meet financial
  performance goals as specified
  in the Rights Agreement                       129,424              33,650                  --              33,650

Redemption and retirement of shares            (340,000)           (100,000)                 --            (100,000)

Stock issued upon conversion of debt            127,500             255,000                  --             255,000

Stock issued for cash, net of
   $536,088 offering costs                      982,500           1,428,912                  --           1,428,912

Net loss                                             --                 --             (990,192)           (990,192)
                                              ---------         -----------         ------------        --------------

BALANCE - DECEMBER 31, 1997                   3,275,968           1,885,562          (1,286,195)            599,367

Contributed capital from the
  Parent Company                                     --             800,000                  --             800,000

Net loss                                             --                  --          (6,991,895)         (6,991,895)
                                              ---------         -----------         ------------        --------------

BALANCE - DECEMBER 31, 1998                   3,275,968         $ 2,685,562         $(8,278,090)        $(5,592,528)
                                              ---------         -----------         ------------        --------------
                                              ---------         -----------         ------------        --------------

                                  SOFTKAT, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                    FOR THE YEARS
                                                                                        ENDED
                                                                                     DECEMBER 31,
                                                                           ---------------------------------
                                                                                1998               1997
                                                                           --------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES

      Net loss                                                             $(6,991,895)          $  (990,192)
      Adjustments to reconcile net loss to net
        cash used by operating activities:
           Depreciation                                                         30,634                19,459
           Impairment of assets                                              2,880,418                    --
           Stock issued for compensation                                            --                33,650
           Changes in operating assets and liabilities:
                 Prepaid expenses                                              165,759               (24,325)
                 Inventory                                                     121,007            (1,719,387)
                 Other assets                                                   60,030              (117,441)
                 Accounts payable                                            2,796,158               320,087
                 Accrued liabilities                                           750,242               163,154
                                                                           -----------           -----------

      NET CASH USED BY OPERATING ACTIVITIES                                   (187,647)           (2,314,995)
                                                                           -----------           -----------

CASH FLOWS FROM INVESTING ACTIVITIES
      Payments for the purchase of equipment                                   (35,841)              (71,258)
                                                                           -----------           -----------

      NET CASH USED BY INVESTING ACTIVITIES                                    (35,841)              (71,258)
                                                                           -----------           -----------

CASH FLOWS FROM FINANCING ACTIVITIES
      Repurchase of common stock                                                    --              (100,000)
      Bank overdraft                                                            60,002                    --
      Proceeds from bridge loan                                                     --               255,000
      Principal payments on capital lease obligation                            (5,538)                   --
      Proceeds from line of credit                                             355,000               650,000
      Principal payments on notes payable                                     (513,469)               (5,000)
      Proceeds from issuance of common stock                                        --             1,428,912
                                                                           -----------           -----------

      NET CASH PROVIDED BY (USED BY)
       FINANCING ACTIVITIES                                                   (104,005)            2,228,912
                                                                           -----------           -----------

NET DECREASE IN CASH                                                          (327,493)             (157,341)

CASH - BEGINNING OF YEAR                                                       360,461               517,802
                                                                           -----------           -----------

CASH - END OF  YEAR                                                        $    32,968           $   360,461
                                                                           ===========           ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
      Cash paid for interest                                               $   137,351           $    99,378
                                                                           ===========           ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
During November 1998 , as part of an agreement to purchase all the Company's common stock, $800,000 of Softkat Corporation subordinated notes payable were converted into 600,000 shares of eSynch Corporation Series I Convertible Preferred Stock.

During the year ended December 31, 1997, a capital lease obligation of $17,480 was incurred when the Company entered into a lease for new equipment and notes payable of $255,000 were converted into 127,500 shares of common stock.

                                  SOFTKAT, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF OPERATIONS - Softkat, Inc. (the "Company" or "Softkat"), formerly known as The Kat, Inc. was incorporated in California in June 1995 to distribute discounted low cost software. The Company sells to retail customers primarily in the United States

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

LIQUIDATION OF THE COMPANY - The accompanying financial statements as of December 31, 1998 and for the year then ended were prepared on the liquidation basis of accounting. In May 1999, all the stock of the Company was sold to a third party and shortly thereafter, the Company commenced liquidation. As a result, effective January 1, 1998, the Company changed its method of accounting from the going-concern basis to the liquidation basis. The change to the liquidation basis method of accounting from the going concern basis did not have a material effect on the financial statements as of December 31, 1998 or for the year then ended. The accompanying financial statements for the year ended December 31, 1997 were prepared on the basis of the Company continuing as a going concern.

CONCENTRATION OF RISK AND MAJOR CUSTOMERS - The Company operates exclusively in the software industry, accordingly, segment information relating to operations in different industries is not presented in these financial statements. The concentration of business in the highly competitive software industry subjects the Company to concentrated market risk. Sales to any major customer in 1997 and 1998 were not significant.

FAIR VALUES OF FINANCIAL INSTRUMENTS - The amounts reported as bank overdraft, amounts due under asserted and unasserted claims, debt to related party and notes payable are considered to reasonable approximations of their fair value. The fair value estimates are based on managements' estimates of market information available at the time of the preparation of the financial statements.

INVENTORY - During 1997, inventory was stated at the lower of cost or market, cost was determined using the first-in, first-out method and consisted of packaged software. The cost of products consigned from publishers is not reflected in the financial statements until sold and revenue is recognized. During the year ended December 31, 1998, based on managements' estimate of the liquidation market value of the inventory, the Company recognized an impairment loss relating to the inventory in the amount of $2,501,654.

ADVERTISING COSTS - Advertising costs have been recognized as expense when incurred. Advertising costs were $129,595 and $83,685 during the years ended December 31, 1998 and 1997, respectively.

LOSS PER SHARE - The Company computes basic and diluted loss per share in accordance with Statement of Financial Accounting Standards No. 128, ("SFAS 128"), EARNINGS PER SHARE. Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted loss per share is calculated to give effect to stock warrants, options and convertible notes payable except during loss periods when those potentially issuable common shares would decrease the loss per share. There were no potentially issuable common shares outstanding at December 31, 1998.

REVENUE RECOGNITION - The Company sells software products at fixed prices for which the right to return is granted to the buyer. Accordingly, revenue is recognized when the buyer has paid for the products and the amount of future returns can be reasonably estimated. The cost of products sold is recognized at the date the sale is recognized less an estimate for sales returns. Until the sale is recognized, the cost of products consigned from publishers is not reflected in the financial statements.

NOTE 2--NOTES PAYABLE

Notes payable consisted of a 9.75% line of credit payable to a bank; secured by all assets of the Company; payment due on demand; in default for $986,531.

During October 1996, the Company received a line of credit with a bank that provided borrowing up to the lessor of $1,500,000 or 65% of eligible accounts receivable and 100% of all certificates of deposit held by the bank. The loan agreement required the Company to maintain financial covenants as specified in the loan agreement. During the year ended December 31, 1996, the Company borrowed $500,000 on the line of credit. During the year ended December 31, 1997, the Company borrowed $650,000 and made principal payments of $5,000. During the year ended, December 31, 1998, the Company was in violation of the loan covenants and was in default on the loan. Accordingly, a certificate of deposit held by the bank in the amount of $513,468, consisting of $500,000 principal and $13,468 of accrued interest, was applied against the loan leaving a balance owing of $986,531.

NOTE 3B DEBT TO RELATED PARTY

During September 1996, the Company issued 7% subordinated notes payable to certain shareholders in the amount of $800,000 in exchange for cash proceeds of the same amount. During November 1998, these notes were converted into 600,000 shares of eSynch's Series I Convertible Preferred stock.

NOTE 4 B IMPAIRMENT CHARGES

The Company's management has estimated the net present value of its assets based on expected future sales and estimated future cash flows. During the year ended December 31, 1998, impairment charges of $2,880,418 were recognized. The impairment charges included the recognition of $2,501,654 for obsolete software inventory and $378,764 for the impairment of other assets.

NOTE 5 --INCOME TAXES

There was no provision for or benefit from income tax for any period. The components of the net deferred tax asset at December 31, 1998 are shown below:

         Operating loss carry forwards                                       $     2,030,843
         Valuation Allowance                                                      (2,030,843)
                                                                             ----------------

         NET DEFERRED TAX ASSET                                              $           --
                                                                             ----------------
                                                                             ----------------

For tax reporting purposes, the Company has net operating loss carry forwards in the amount of $5,359,399 which will expire beginning in the year 2011.

The following is a reconciliation of the amount of benefit that would result from applying the federal statutory rate to pretax loss with the provision for income taxes.

                                                                                           FOR THE
                                                                                         YEARS ENDED
                                                                                         DECEMBER 31,
                                                                           -----------------------------------
                                                                                        1998              1997
                                                                           ------------------   --------------
         Tax benefit at statutory rate (34%)                               $      (2,262,231)   $     (336,665)
         Non-deductible expenses                                                   1,156,200                --
         Change in valuation allowance                                             1,514,564           397,463
         State tax benefit, net of federal tax effect                               (408,533)          (60,798)
                                                                           ------------------   --------------

         NET INCOME TAX BENEFIT                                            $             --     $           --
                                                                           =================    ==============

NOTE 6--COMMITMENTS AND CONTINGENCIES

OPERATING LEASE - During November 1996, the Company entered into a lease agreement for a facility located in Petaluma, California through December 2001. Monthly payments of $14,000 were required under the lease subject to periodic increases based on the Consumer Price Index. In early 1999, the Company discontinued using the Petaluma facility and sought to terminated the lease. Subsequently, the owner of the Petaluma facility filed suit against Softkat for the unpaid rent. In February 1999, a default judgment was obtained by the plaintiff against the Company for $38,273. Subsequently, the plaintiff filed a complaint against the Company seeking damages of the original $38,273 plus $8,255 in interest for a total of $46,528. The complaint is scheduled to be heard during April 2000. The stage of the proceedings does not allow the Company to estimate the probability of an unfavorable outcome at this time. The default judgment of $38,273 has been accrued in the financial statements and is included in amounts due under asserted and unasserted claims.

Rent expense was approximately $89,010 and $96,900 for the years ended December 31, 1998 and 1997, respectively.

LITIGATION - The Company is a defendant in a lawsuit filed by a third-party for alleged breach of distribution and licensing agreements. The amount claimed is $100,000. The Company asserts that it has paid money and substantial merchandise to the plaintiff in satisfaction of a large portion of the amount due under the agreements. The Company believes that the potential exposure is much less than the amount claimed. The stage of the proceedings does not allow the Company to estimate the probability of an unfavorable. No provision for a possible loss from this proceeding has been accrued in the accompanying financial statements.

The Company is a defendant in a number of lawsuits and collection actions filed by various third-parties. The damages asserted in these claims have been accrued in the accompanying financial statements and are included in amounts due under asserted and unasserted claims.

NOTE 7 - STOCKHOLDERS' DEFICIT

During 1997, the Company issued 982,500 shares of common stock for cash of $1,428,912, net of $536,088 of offering costs, resulting in net proceeds from the offering of $1.45 per share.

During 1997, notes payable totaling $255,000 were converted to equity by the Company issuing 127,500 shares of its common stock.

Also during 1997, the Company issued 129,424 shares of common stock valued at $33,650, or $0.26 per share, to shareholders as a result of the Company's failure to meet financial results as specified in a rights agreement dated September 20, 1996.

During January 1997, the Company repurchased 340,000 shares of common stock shares held by a former employee due to the termination of his employment. The purchase price of the common stock was $100,000, or $0.29 per share. No other rights were acquired from the former employee in the transaction.

NOTE 8 - SUBSEQUENT EVENTS

On May 25, 1999, all of the stock of the Company was sold by eSynch to an unrelated third party for $50,000 of cash. Shortly thereafter, the Company commenced liquidation.

      HANSEN, BARNETT & MAXWELL
     A Professional Corporation
    CERTIFIED PUBLIC ACCOUNTANTS

                                                                (801) 532-2200

MEMBER OF AICPA DIVISION OF FIRMS                    Fax (801) 532-7944
         MEMBER OF SECPS                         345 East Broadway, Suite 200
MEMBER OF SUMMIT INTERNATIONAL ASSOCIATES      Salt Lake City, Utah 84111-2693

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Kiss Software Corporation

We have audited the accompanying balance sheet of Kiss Software Corporation as of December 31, 1998 and the related statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 1998 and for the period from February 14, 1997 (date of inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kiss Software Corporation as of December 31, 1998 and the results of its operations and its cash flows for the year ended December 31, 1998 and for the period from February 14, 1997 (date of inception) through December 31, 1997 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered substantial and recurring losses from operations and negative cash flows from operating activities. At December 31, 1998, the Company has negative working capital and a capital deficiency. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                              HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
July 1, 1999

                            KISS SOFTWARE CORPORATION
                                  BALANCE SHEET
                                DECEMBER 31, 1998

                                     ASSETS.........................

CURRENT ASSETS

      Cash ...............................................................................        $  11,601
      Inventory ..........................................................................          101,857
      Prepaid expenses....................................................................           21,185
      Other assets........................................................................           22,784
                                                                                          -----------------

TOTAL ASSETS..............................................................................        $ 157,427
                                                                                          =================

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
      Trade accounts payable..............................................................        $ 297,874
      Accrued liabilities.................................................................          405,344
      Notes payable - current portion.....................................................           11,355
                                                                                          -----------------

           TOTAL CURRENT LIABILITIES......................................................          714,573
                                                                                          -----------------

LONG-TERM NOTES PAYABLE, NET..............................................................          584,798
                                                                                          -----------------

MANDATORILY REDEEMABLE PREFERRED STOCK - $0.001 par value;
       1,818,750 series A shares authorized; 1,577,803 shares
       issued and outstanding; liquidation preference -
      $690,925............................................................................          739,405
                                                                                          -----------------
STOCKHOLDERS' DEFICIT
      Preferred Stock - $0.001 par value; 1,181,250 shares
      authorized; none issued and outstanding.............................................               --
      Common stock - $0.001 par value; 20,000,000 shares
         authorized; 4,030,000 issued and outstanding.....................................            4,030
      Additional paid-in capital..........................................................          398,970
      Accumulated deficit.................................................................       (2,284,349)
                                                                                          ------------------
           TOTAL STOCKHOLDERS' DEFICIT....................................................       (1,881,349)
                                                                                          ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT...............................................        $ 157,427
                                                                                          =================

   The accompanying notes are an integral part of these financial statements.

                            KISS SOFTWARE CORPORATION
                            STATEMENTS OF OPERATIONS

                                                                                                      FOR THE
                                                                                                      PERIOD
                                                                                                      FEBRUARY 14,
                                                                                                      1997
                                                                               FOR THE                (DATE OF
                                                                                                      INCEPTION)
                                                                              YEAR ENDED               THROUGH
                                                                              DECEMBER 31,            DECEMBER 31,
                                                                                      1998                    1997
                                                                         -----------------        ----------------

PRODUCT SALES............................................................$       1,596,375        $      1,144,358

COST OF GOODS SOLD.......................................................          415,380                 261,147
                                                                         -----------------        ----------------

GROSS PROFIT ............................................................        1,180,995                 883,211
                                                                         -----------------        ----------------

OPERATING AND OTHER EXPENSES
  General and administrative ............................................        1,201,053                 831,741
  Selling and marketing..................................................        1,118,312                 981,437
  Interest...............................................................           25,545                      --
  Loss on sale of securities.............................................            9,502                  65,036
                                                                         -----------------        ----------------

  TOTAL OPERATING AND OTHER EXPENSES.....................................        2,354,412               1,878,214
                                                                         -----------------        ----------------

NET LOSS  ...............................................................       (1,173,417)               (995,003)
PREFERRED DIVIDENDS......................................................          115,929                      --
                                                                         -----------------        ----------------

LOSS APPLICABLE TO COMMON SHAREHOLDERS...................................$      (1,289,346)       $       (995,003)
                                                                         =================        ================


   The accompanying notes are an integral part of these financial statements.

                            KISS SOFTWARE CORPORATION
                       STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                          ADDITIONAL                                TOTAL
                                                           COMMON STOCK                  PAID-IN               ACCUMULATED
                                          ------------------------------------------                           STOCKHOLDERS'
                                               SHARES         AMOUNT         CAPITAL             DEFICIT           DEFICIT
                                          -------------    -----------  ------------    -----------------  ----------------

BALANCE - FEBRUARY 14, 1997
  (DATE OF INCEPTION).....................            -    $         -  $          -    $              -   $             -

Shares issued for cash....................      500,000            500        49,500                   -            50,000

Shares issued for marketable
  securities..............................    3,500,000          3,500       244,880                   -           248,380

Shares issued for services................       30,000             30         2,970                   -             3,000

Compensation relating to the
  contribution of marketable
 securities...............................            -              -       101,620                   -           101,620

Net loss for the period...................            -              -             -             (995,003)         (995,003)
                                          -------------    -----------  ------------    -----------------  ----------------

BALANCE B DECEMBER 31, 1997...............    4,030,000          4,030       398,970            (995,003)         (592,003)

Accrued preferred dividends...............            -              -             -            (115,929)         (115,929)

Net loss for the year.....................            -              -             -          (1,173,417)       (1,173,417)
                                          -------------    -----------  ------------   -----------------   ---------------

BALANCE - DECEMBER 31, 1998...............    4,030,000    $     4,030  $    398,970   $      (2,284,349)  $    (1,881,349)
                                          =============    ===========  ============   =================   ===============


   The accompanying notes are an integral part of these financial statements.

                            KISS SOFTWARE CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                                                                     FOR THE PERIOD
                                                                                                   FEBRUARY 14, 1997
                                                                                  FOR THE           (DATE OF INCEPTION)
                                                                                 YEAR ENDED             THROUGH
                                                                                 DECEMBER 31,         DECEMBER 31,
                                                                                    1998                 1997
                                                                             ----------------     --------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss .............................................................     $   (1,173,417)      $  (995,003)
  Adjustments to reconcile net loss to net cash used
  by operating activities:
      Amortization of intangible assets......................................        49,958            81,022
      Realized loss on sale of securities....................................         6,375            61,924
      Stock issued for services..............................................             -             3,000
      Compensation relating to the issuance of shares
      for contribution of stock..............................................             -           101,620
      Payment of company expenses by officers................................             -           412,021
      Changes in operating assets and liabilities:
          Inventory..........................................................        57,893          (159,750)
          Prepaid assets.....................................................        15,930           (37,115)
          Intangibles and other assets.......................................       (20,963)         (132,781)
          Accounts payable...................................................       142,231           403,481
          Accrued liabilities................................................       190,900           214,444
                                                                             --------------       -----------

  NET CASH USED BY OPERATING ACTIVITIES......................................      (731,093)          (47,137)
                                                                             --------------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from the sale of securities.......................................        12,375           167,706
                                                                             --------------       -----------

  NET CASH PROVIDED BY INVESTING ACTIVITIES..................................        12,375           167,706
                                                                             --------------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock.....................................             -            50,000
  Proceeds from the issuance of mandatorily redeemable
  preferred stock (net of $23,426 offering costs)............................       623,474                 -
  Principal payments on notes payable........................................        (6,000)          (57,724)
                                                                             ---------------      -----------

  NET CASH PROVIDED BY (USED BY) FINANCING ACTIVITIES........................       617,474            (7,724)
                                                                             --------------       ------------

NET INCREASE (DECREASE) IN CASH  ............................................      (101,244)          112,845

CASH - BEGINNING OF PERIOD...................................................       112,845                 -
                                                                             ---------------      -----------

CASH - END OF  PERIOD........................................................  $     11,601       $   112,845
                                                                             ==============       ===========


SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND
   FINANCING ACTIVITIES - NOTE 4

   The accompanying notes are an integral part of these financial statements.

                            KISS SOFTWARE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES

ORGANIZATION AND NATURE OF OPERATIONS - Kiss Software Corporation was incorporated under the laws of California on February 14, 1997. The primary activities of Kiss have consisted of distributing computer utility software principally through wholesale distribution channels. On April 1, 1999, Kiss completed the terms of an Agreement and Plan of Merger with eSynch Corporation whereby Kiss became a wholly owned subsidiary of eSynch Corporation.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

BUSINESS CONDITION - The financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of Kiss as a going concern. Kiss has incurred losses from operations and negative cash flows from operating activities and has accumulated a deficit at December 31, 1998 in the amount of $2,284,349. These conditions raise substantial doubt about the Kiss's ability to continue as a going concern. Effective April 1, 1999, Kiss was acquired by eSynch. eSynch's management plans to mitigate the impact of these conditions by obtaining additional equity financing through the issuance of eSynch's common stock, convertible preferred stock or warrants. However, realization of the proceeds from these potential transactions is not assured. These financial statements do not include any adjustments relating to the recoverability or classification of recorded assets or amounts and classifications of liabilities that might be necessary should Kiss be unable to continue as a going concern

FAIR VALUES OF FINANCIAL INSTRUMENTS - The amounts reported as cash, trade accounts payable, notes payable, and accrued liabilities are considered to be reasonable approximations of their fair values. The fair value estimates were based on market information available to management at the time of the preparation of the financial statements.

INVENTORY - Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Inventory balance at year-end consisted of packaged software.

INVESTMENT IN SECURITIES - During the year ended December 31, 1998 Kiss held investments in marketable securities which were designated as available-for-sale. Realized gains and losses have been recorded using the first-in first-out method. During the year ended December 31, 1998 and the period ended December 31, 1997,

                            KISS SOFTWARE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


total proceeds from the sale of securities were $12,375 and $167,706, respectively, with gross realized losses of $6,375 and $53,174, respectively.

INTANGIBLES - Kiss has various intangible assets which were amortized over a period of twelve months. Amortization expense was $49,958 and $81,022 during the year ended December 31, 1998 and the period ended December 31, 1997, respectively.

STOCK-BASED COMPENSATION - Stock-based compensation to employees is measured by the intrinsic value method. This method recognizes compensation expense related to stock options granted to employees based on the difference between the fair value of the underlying common stock and the exercise price of the stock option on the date granted. Compensation expense related to stock options and warrants granted to non-employees is determined based upon the fair value of the stock options and warrants on the date granted.

RETIREMENT BENEFIT PLANS - During the year ended December 31, 1998, Kiss established a 401(k) profit sharing plan for its employees. In order to be eligible, an employee must be 21 years of age, be employed full-time and be employed for a period of six months. Employees are allowed to voluntarily contribute to the Plan. Kiss is not obligated to make contributions to the Plan. During the year ended December 31, 1998, Kiss did not make a contribution to the plan but paid $2,875 in management fees associated with the plan.

ADVERTISING COSTS - Advertising costs have been recognized as expenses at the time the advertising occurs. These expenses amounted to $294,957 and $128,169 during the year ended December 31, 1998 and the period ended December 31, 1997, respectively.

REVENUE RECOGNITION - Kiss sells software products at fixed prices for which the right to return is granted to the buyer. Accordingly, revenue is recognized when the buyer has paid for the products and the amount of future returns can be reasonably estimated. Cost of products sold is recognized at the date the sale is recognized.

CONCENTRATION OF RISK AND MAJOR CUSTOMERS - Kiss operates exclusively in the software industry, accordingly, segment information relating to operations in different industries is not presented in these financial statements. The concentration of business in one industry subjects Kiss to concentrated market risk. During the year ended December 31, 1998 sales to two major customers totaled 44 % and 25 % of sales, respectively. During the period ended December 31, 1997, sales to three major customers totaled 32%, 32%, and 16% of sales, respectively.

MAJOR SUPPLIERS - Kiss' inventory planning, production and distribution is completed by a third party, pursuant to a fulfillment and distribution turnkey agreement Under the terms of the agreement, the third party purchases raw materials in accordance with Kiss' production forecast. The raw material, until converted to the finished product, remains the property of the third party. Substantially all costs of sales included in the accompanying statement of operations relate to amounts paid under the terms of this agreement. As of December 31, 1998, this vendor accounted for 15% of trade accounts payable.

NEW ACCOUNTING STANDARDS - In March 1998, the AICPA issued SOP 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. Kiss is required to adopt this standard in 1999 and does not expect this statement to have a material impact on Kiss' financial position, results of operations or cash flows.

The Financial Accounting Standard Board issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES in June 1998. This statement is effective for the year beginning January 1, 2000 and will not require retroactive restatement of prior period financial statements. Kiss does not believe the new

                            KISS SOFTWARE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


statement will have any impact on Kiss' financial position, results of operations or cash flows.

NOTE 2--NOTES PAYABLE

Notes payable consisted of the following:

7% Convertible promissory note payable to an officer;
   interest due quarterly; principal payable $29,534 quarterly
  beginning March 2001; unsecured   .............................................................     $  236,270
7% Convertible promissory note payable to a shareholder;
   interest due quarterly; principal payable $14,754 quarterly
   beginning March 2001; unsecured...............................................................        118,027
6.25% Promissory note payable to an unrelated party; principal and interest payable $3,000 monthly through January 15, 1999, principal and interest payable $4,000 monthly thereafter;
   unsecured; in default.........................................................................        241,856
                                                                                                 ---------------
   TOTAL NOTES PAYABLE...........................................................................        596,153
   LESS: CURRENT PORTION.........................................................................        (11,355)
                                                                                                 ----------------

   LONG-TERM NOTES PAYABLE.......................................................................     $  584,798
                                                                                                 ===============

The 7% promissory notes payable to the officer and to the shareholder are convertible into shares of Kiss' common stock at a conversion price of $.41 per share provided the aggregate principal amount per note to be converted does not exceed $41,000. Subsequent to December 31, 1998, $41,000 of the officer's note payable and $41,000 of the shareholder's note payable were converted into a total of 200,000 shares of Kiss' common stock.

The annual interest rate on the 6.25% promissory note changes to 15% annual interest on unpaid, mature, principal amounts. Kiss has not made any payments on the loan since January 1999 and the loan is currently in default.

NOTE 3--INCOME TAXES

There was no provision for or benefit from income tax for any period. The components of the net deferred tax asset at December 31, 1998 are shown below:

  Operating loss carry forwards...............................................     $  868,264
  Valuation Allowance   ......................................................       (868,264)

  NET DEFERRED TAX ASSET......................................................     $       --
                                                                              ===============

Kiss has net operating loss carry forwards in the amount of $1,990,425 which will expire beginning in the year 2011.

The following is a reconciliation of the amount of tax (benefit) that would result from applying the federal statutory rate to pretax loss with the provision for income taxes.

                                                                                                      FOR THE PERIOD
                                                                                                      FEBRUARY 14, 1997
                                                                                  FOR THE             DATE OF INCEPTION)
                                                                                 YEAR ENDED               THROUGH
                                                                                 DECEMBER 31,            DECEMBER 31,
                                                                                    1998                     1997
                                                                             -------------------------------------------
  Tax at statutory rate (34%)................................................    $    (398,962)       $         (338,301)
  Non-deductible expenses....................................................            1,518                       587
  Change in valuation allowance..............................................          469,474                   398,790

                            KISS SOFTWARE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


  State tax benefit, net of federal tax effect...............................          (73,925)                  (62,685)
  Change in effective tax rate...............................................            1,895                     1,609
                                                                             -----------------    ----------------------

  Net Income Tax Expense.....................................................     $        --          $              --
                                                                             =================    ======================

NOTE 4 - SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH
                  INVESTING AND FINANCING ACTIVITIES

SUPPLEMENTAL CASH FLOW INFORMATION -

                                                                                                          FOR THE PERIOD
                                                                                                         FEBRUARY 14, 1997
                                                                                     FOR THE         (DATE OF INCEPTION)
                                                                                   YEAR ENDED               THROUGH
                                                                                   DECEMBER 31,             DECEMBER 31,
                                                                                      1998                     1997
                                                                             -----------------    ----------------------
      Cash paid for interest ................................................     $     2,637         $              --
                                                                             ==================    =====================

NONCASH INVESTING AND FINANCING ACTIVITIES - During the year ended December 31, 1998, Kiss converted $247,856 of accounts payable to notes payable and accrued dividends payable to the holders of Series A Preferred Shares in the amount of $44,025. Kiss recognized $71,905 of additional dividends as a result of a beneficial conversion feature relating to the issuance of Series A Preferred shares.

During the period ended December 31, 1997, Kiss issued 3,500,000 common stock in exchange for marketable securities. The market value of the securities at the dates of contribution was $248,380.

NOTE 5 - STOCKHOLDERS' EQUITY

Under the terms of its articles of incorporation, Kiss is authorized to issue 20,000,000 shares of common stock, par value $0.001 per share, and 3,000,000 shares of preferred stock, par value $0.001 per share. The shares of preferred stock may be issued in any number of series, as determined by the board of directors. The board may fix the designation and number of shares of any such series, and may determine, alter or revoke the rights, preferences, privileges and restrictions pertaining to any wholly unissued class or series of shares of preferred stock. The board may thereafter in the same manner increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding).

On February 23, 1998, the board of directors designated 1,818,750 shares of preferred stock as Series A convertible preferred stock ("Series A shares"). Series A shares have a liquidation preference of $0.41 per share. Cumulative dividends accrue at 7% annually from the date issued and are payable when and as declared by the board of directors. The Series A shares are convertible into common stock at $0.41 by the conversion price which was defined as $0.41 initially and was adjustable based upon future unaudited gross revenues and net income of Kiss.

During the year ended December 31, 1998, Kiss issued 1,577,803 shares of redeemable Series A Preferred Stock for $623,474 cash, net of offering costs. Holders of Series A Preferred Stock were entitled to receive cumulative dividends which accrued on the last day of each March, June, September and December at the rate per annum of 7% per share, calculated as a percentage of the $0.41 liquidation amount per share. The accumulated amount of dividends as of December 31, 1998 was $44,024. The

                            KISS SOFTWARE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


Series A Preferred Shares were subject to automatic redemption on March 1, 2002 and the redemption price for each share of Series A Preferred was $0.41 per share plus any accrued but unpaid dividends. The total amount of the redemption as of December 31, 1998 was $690,925.

During the year ended December 31, 1998, Kiss recognized $71,905 of additional dividends as a result of the beneficial conversion feature associated with the issuance of the Series A Preferred shares. On the date issued, the conversion price of $2.39 was less than the market value of the related common stock into which it was convertible.

During the period ended December 31, 1997, Kiss issued 500,000 shares of common stock for $50,000 cash and 30,000 common shares for services valued at $3,000, or $.10 per common share. The value of the services was determined based upon the value at which common shares were issued for cash during 1997. During the period ended December 31, 1997, Kiss issued 3,500,000 common shares for marketable securities with a market value on the date received of $248,380, or approximately $.07 per common share. In association with this issuance, Kiss recognized $101,620 of compensation expense relating to the beneficial conversion of the stock for the marketable securities.

NOTE 6 - STOCK OPTIONS

On May 16, 1997, the Board of Directors approved the 1997 Stock Option Plan ("the Plan") which authorizes options to purchase 600,000 shares of common stock. Throughout 1997, options to purchase 640,000 common shares were granted, 40,000 of which were granted outside of the Plan. Options granted under the Plan are exercisable over periods determined by the Board of Directors, not to exceed 10 years from the date of grant. Options generally vest from immediately to four years. The exercise price of all options granted under the Plan was equivalent to the fair value of Kiss' common stock on the date of grant, or $.41 per share. The options expire in 2007. No compensation expense was recognized as result of the granting of these options.

On December 31, 1998, additional options to purchase 200,000 common shares were granted. These options were granted outside of any existing stock option plan. These options vested immediately and expire on December 31, 2008. The exercise price of these options is $.51 per share. No compensation expense was recognized as a result of the granting of these options.

A summary of the status of the Kiss' stock options as of December 31, 1998 and 1997 and changes during the year and period then ended are presented below:


                                                                        DECEMBER 31,
                                               -----------------------------------------------------------------
                                                                         1998                         1997
                                               -----------------------------------------------------------------
                                                                    WEIGHTED-                          WEIGHTED-
                                                                      AVERAGE                            AVERAGE
                                                                     EXERCISE                           EXERCISE
                                                      SHARES            PRICE            SHARES            PRICE
                                               -------------     ------------     -------------      -----------
Outstanding at beginning of period.............      640,000         $  0.41                 --     $   0.00
Granted    ....................................      200,000            0.51            640,000         0.41
Outstanding at end of period...................      840,000            0.43            640,000         0.41
                                               =============                      =============
Options exercisable at end of

                            KISS SOFTWARE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


      period...................................      546,670            0.45            200,000         0.41
                                               =============                      =============
Weighted-average fair value of
options granted during period..................$           0.00                   $       0.00
                                               ================                   =============

The following table summarizes information about stock options outstanding at December 31, 1998:

                                                                       OPTIONS OUTSTANDING
                                                                                   OPTIONS EXERCISABLE
                                             WEIGHTED-
     RANGE OF                                 AVERAGE              WEIGHTED-                            WEIGHTED-
     EXERCISE           NUMBER               REMAINING              AVERAGE            NUMBER            AVERAGE
      PRICES          OUTSTANDING        CONTRACTUAL LIFE     EXERCISE PRICE         EXERCISABLE     EXERCISE PRICE

    $0.41-0.51          840,000             8.89 years               $0.43             546,670            $0.45

Kiss measures compensation under stock-based options and plans using the intrinsic value method prescribed in Accounting Principles Board Opinion 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. Stock-based compensation charged to operations was $0 and $0 for the year and period ended December 31, 1998 and 1997. Had compensation cost for Kiss' options been determined based on the fair value at the grant dates consistent with the alternative method set forth under Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, net loss would have increased to the pro forms amounts indicated below. The weighted average assumptions used to estimate the fair value of each option grant using the Black-Scholes options-pricing model are presented below:

                                                                                          1998                 1997
                                                                                 --------------     ------------
NET LOSS

  As reported................................................................   $   (1,173,417)   $       (995,003)
  Pro forma..................................................................       (1,173,417)           (995,003)

WEIGHTED-AVERAGE ASSUMPTIONS

  Dividend yield............................................................               0.0%               0.0%
  Expected volatility.......................................................               0.0%               0.0%
  Risk-free interest rate...................................................               5.0%               5.0%
  Expected life of options in years.........................................              10.0               10.0


NOTE 7 - RELATED PARTY TRANSACTIONS

For the period ended December 31, 1997, Kiss owed two majority shareholders reimbursable expenses of $236,270 and $118,027, respectively. On February 27, 1998, these accruals were converted into notes payable (See Note 2).

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Litigation and Other Contingencies - Kiss is a defendant in a lawsuit filed by a third-party seeking payment for marketing commissions earned after the plaintiff had been terminated by Kiss for alleged lack of performance. The plaintiff contends that they are due compensation for commissions that would have been earned had they not been prematurely terminated by Kiss. The amount the plaintiff is seeking is

                            KISS SOFTWARE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


undisclosed. Kiss' legal counsel believes that the amount the plaintiff is seeking is not in excess of $25,000. Kiss is vigorously defending against the suit claiming that the plaintiff did not perform as agreed. Kiss is unable to estimate the likelihood of an unfavorable outcome of this lawsuit at this time. No provision for a possible loss from this proceeding has been accrued in the accompanying financial statements.

A third-party has asserted a claim in the amount of $53,539 against Kiss seeking payment for raw inventory materials purchased by the third-party on behalf of Kiss. The claim asserts that the inventory was purchased on behalf of Kiss as a result of Company purchase orders and is therefore the Kiss' liability. Kiss vigorously denies this claim, asserting that the third-party was negligent in purchasing the material and is therefore liable for the loss. Kiss is unable to estimate the likelihood of an unfavorable outcome of this claim at this time. No provision for a possible loss from this claim has been accrued in the accompanying financial statements.

Kiss is a defendant in a lawsuit in which the plaintiff is seeking $18,000 for non-payment of services performed by the plaintiff on behalf of Kiss. Kiss and the plaintiff are currently in negotiations to settle the suit for approximately $11,500. Kiss has accrued the estimated negotiated settlement of $11,500 in the accompanying financial statements.

Lease Commitments - Kiss leases office facilities accounted for as an operating lease. Lease expense for the year ended December 31, 1998 and for the period ended December 31, 1997 was $14,541 and $3,272, respectively. Future minimum rental payments on the lease for the year ended December 31, 1999 are $17,396. The lease expires in 1999.

NOTE 9 - SUBSEQUENT EVENTS

On April 1, 1999, Kiss was acquired by eSynch Corporation, ("eSynch")a California corporation. Under the agreement, shareholders of Kiss agreed to exchange each of their common shares for .181557136 common shares of eSynch, each of their Series A Preferred shares for .4183964 common shares of eSynch and each of their common stock options for .194270501 common stock options of eSynch. Under the agreement, eSynch adopted the Kiss option plan and the Kiss options become exercisable into eSynch common shares upon their exercise at the original exercise price adjusted for the exchange. The exchange resulted in eSynch issuing 1,428,134 common shares to Kiss shareholders. Under the option conversion plan, an additional 163,187 common shares are potentially issuable to Kiss shareholders as Kiss options are exercised.

                            KISS SOFTWARE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


Subsequent to December 31, 1998 but prior to eSynch's purchase of Kiss, $41,000 of the officer's note payable and $41,000 of the shareholder's note payable were converted into a total of 200,000 shares of Kiss' common stock. Upon eSynch's acquisition of Kiss, these 200,000 common shares were converted into 36,311 eSynch common shares at a conversion rate of .181557136 (unaudited).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                           AND FINANCIAL DISCLOSURE

On June 1, 1998, the Company's Board of Directors elected to retain Hansen Barnett & Maxwell, a professional corporation as its independent auditor and to dismiss Grant Thornton LLP ("Grant"). Theretofore Grant had acted as the Company's independent auditor for each of the two years in the period ended December 31, 1996. The decision to change auditors was recommended by the Company's Board of Directors.

The reports of Grant on the financial statements of the Company for each of the two fiscal years in the period ended December 31, 1996, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The reports state that the financial statements were prepared on the basis of the Company continuing as a going concern, but that there was substantial doubt about the Company's ability to continue as a going concern. Grant had not issued an audit report for the year ended December 31, 1997.

During the Company's two most recent fiscal years and all subsequent interim periods preceding such change in auditors, there was no disagreement with Grant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its report; nor has Grant ever presented a written report, or otherwise communicated in writing to the Company or its Board of Directors the existence of any "disagreement" or "reportable event" within the meaning of Item 304 of Regulation S-K.

Hansen Barnett & Maxwell had previously audited the Company's financial statements for the three years ended December 31, 1994.

                             up to 1,965,174 SHARES
                               ESYNCH CORPORATION
                                  COMMON STOCK,
                              PAR VALUE $.001 EACH

                                   PROSPECTUS

                                FEBRUARY 7, 2000

                         PROSPECTUS DELIVERY OBLIGATIONS

Until ________, _____, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

The information set forth under the heading "DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES" is incorporated herein by this reference.

Item 25. Other Expenses of Issuance and Distribution

The following sets forth the costs and expenses, all of which shall be borne by eSynch, in connection with the offering pursuant to this registration statement:

             SEC registration fees          $  1,912.12*
             Legal fees and expenses         125,000.00*
             Accounting fees and expenses     30,000.00*
             Blue sky filing fees             10,000.00*
             Miscellaneous                     3,088.88*

                                             -----------
                               TOTAL       $ 170,000.00*

--------------
* Estimated.

Item 26.    Recent Sales of Unregistered Securities

The Company issued the following shares without registration under the Securities Act of 1933 during the following periods:

Year end December 31, 1997
-----------------------------

The Company issued 51,788 shares of Preferred Stock and 68,007 shares of Common Stock for services.

The Company also issued approximately 184,069 common shares on conversion of previously outstanding Series C Preferred Stock. The shares were issued to a single accredited investor in exchange for outstanding securities of the Company

Year end December 31, 1998
-----------------------------

The Company issued 1,033,669 shares of common stock of the Company and 78,706 shares of the Company's newly created Series H Preferred Stock for all of the issued and outstanding stock of Intermark Corporation. In addition, the Company assumed Intermark options which are now exercisable to purchase up to 631,800 shares of the Company's common stock. Subsequently, the Series H Preferred Stock was automatically converted to Common Stock, concurrent with the Company's November 1998 one-for-ten reverse stock split, into approximately 4,427,213 shares of Common Stock, at the rate of 56.25 shares of Common Stock (post-reverse-split) per share of Series H Preferred Stock. These issuances were made pursuant to Section 4(2). All of the stockholders of Intermark are believed to have been accredited investors.

The Company issued approximately 600,000 shares of Series I Preferred Stock and 720,000 shares of Common Stock. The Series I Preferred Stock was initially convertible into an aggregate of approximately 200,000 shares of Common Stock. The shares of Common Stock were issued in exchange for all of the outstanding common stock of SoftKat, Inc. These issuances were made pursuant to Section 4(2) and Regulation D. All of the stockholders and noteholders of Softkat are believed to have been accredited investors.

The Company also issued 121,461 shares of Common Stock and 2,692 of Preferred Stock for services in the amount of $417,985 and 55,000 shares of Common Stock for interest in the amount of $68,750 and 172,548 shares of Common Stock and 9,428 shares of Preferred Stock for conversion of notes payable and accrued interest in the amount of $568,100.

Subsequent to December 31, 1998
-------------------------------

The Company issued 1,428,134 shares of Common Stock in exchange for all of the outstanding common stock and preferred stock of Kiss Software Corporation on April 1, 1999 and issued options to purchase 163,187 shares of Common Stock of the Company in exchange for the outstanding options of Kiss Software Corporation. There were approximately 15 shareholders of Kiss Software Corporation, all of whom were accredited investors.

The Company issued 450,000 shares of Common Stock in exchange for all of the outstanding stock of Oxford Media Corporation on September 30, 1999. This issuance was made pursuant to Section 4(2). There were two shareholders of Oxford Media Corporation.

The Company also issued Common Stock as follows: 310,377 shares for cash and notes in the amount $715,390; 972,500 shares for services in the amount of $1,699,350; 199,998 shares for conversion of the Series I Preferred Stock; 288,322 shares for payment of Notes Payable and accrued interest in the amount of $577,727; 9,303 shares in settlement of a claim in the amount of $21,164; and 17,000 shares in exercise of stock options and warrants. These issuances were made pursuant to Section 4(2).

The Company also issued 275 shares of Series J Preferred Stock and Warrants to purchase 196,875 shares of Common Stock in exchange for $2,500,000 in cash. The Series J Preferred Stock is initially convertible into an aggregate of 785,714 shares of Common Stock. The purchasers were sophisticated, institutional investors, some of whom were non-US persons. The sales were made pursuant to
Section 4(2), Regulation D Rules 505 and/or 506, Section 4(6) and Regulation S.

The Company also issued 215 shares of Series K Preferred Stock and Warrants to purchase 159,375 shares of Common Stock in exchange for $2,000,000 in cash. The Series K Preferred Stock is initially convertible into an aggregate of 614,285 shares of Common Stock. The purchasers were sophisticated, institutional investors, some of whom were non-US persons. The sales were made pursuant to
Section 4(2), Regulation D Rules 505 and/or 506, Section 4(6) and Regulation S.

The Company issued employee stock options to purchase 1,365,000 shares of Common Stock. The Company also issued warrants to purchase 700,000 shares of Common Stock to two officers/employees; issued warrants to a Director to purchase 450,000 shares of Common Stock, and issued warrants to consultants to purchase 450,000 shares of Common Stock. These issuances were made pursuant to Section 4(2).

The Company believes such issuances were exempt pursuant to Regulation D, Regulation S, Section 4(2) and/or 4(6) of the Securities Act of 1933.

Item 27. Exhibits

(c) Exhibits

 Exhibit No.     Description

 2.1(1) Agreement and Plan of Share Exchange dated as of May 8, 1998 among the Company; Intermark
                 Corporation, a California corporation; and the Exchanging Security holders of Intermark Corporation
                 Omitted are the following schedules or attachments to the agreement identified immediately above:
                 (")  Form of Certificate of Designation of
                 Series H Convertible Preferred Stock;
                 (B)  Intermark Corporation Financial Statements
                 (Unaudited) for its 1997 Fiscal Year;
                 (C) Confidentiality Agreement dated March 1998 between the Registrant and Intermark
                 Corporation;
                 (D) Disclosure Schedule of Intermark Corporation;
                 (E) Disclosure Schedule of the Registrant.

 2.2(2)          First Amendment, dated as of June 17, 1998, of
                 Agreement and Plan of Share Exchange dated as of May 8, 1998 among the Company; Intermark
                 Corporation, a California corporation; and the Exchanging Security holders of Intermark Corporation

 2.3(2)          Second Amendment, dated as of July 30, 1998, of
                 Agreement and Plan of Share Exchange dated as of May 8, 1998 among the Company; Intermark
                 Corporation, a California corporation; and the Exchanging Security holders of Intermark Corporation

 2.4(9) Agreement and Plan of Merger dated as of February 26, 1999 among the Company; SoftKat, Inc., a California corporation ("SoftKat"); certain stockholders, of SoftKat, and INUS-Softkat Acquisition
                 Corporation, a wholly-owned subsidiary of the Company. Omitted are the following schedules or ancillary documents to the agreement identified immediately above:
                                 (A) Disclosure Schedule of SoftKat;
                                 (B) Disclosure Schedule of the Company.

 2.5(4) Agreement and Plan of Merger dated as of February 26, 1999 among the Company; Kiss
                 Software Corporation, a California corporation
                 ("Kissco"); certain stakeholders,
                 of Kissco; and ESYN Kissco Acquisition
                 Corporation, a wholly-owned subsidiary of the Registrant. Omitted are the following schedules or ancillary documents to the agreement identified immediately above:
                                 (A) Escrow Agreement;
                                 (B) Disclosure Schedule of Kissco;
                                 (C) Disclosure Schedule of the Registrant.

 2.6(11) Agreement and Plan of Reorganization dated as of September 30, 1999 among the Registrant, OMC
                 Acquisition Corp., a Delaware corporation, Oxford
                 Media Corp., a Delaware corporation ("OMC") and
                 Norton Garfinkle, individually and as trustee of each of The Gillian Garfinkle S Corporation Trust and The Nicholas Garfinkle S Corporation Trust.
                 Omitted from this Form 8-K filing are the following schedules or ancillary documents to the agreement identified immediately above: List of Assets of OMC

 2.7(11)         Non-Exclusive License Agreement between Oxford
                 Management Corporation, a Nevada corporation, and Oxford Media Corporation.

 2.8(13) Registration Rights Agreement dated September 30, 1999 between the Registrant and Norton Garfinkle, individually and as trustee of each of The Gillian Garfinkle S Corporation Trust and The Nicholas Garfinkle S Corporation Trust

 3.1(13)         Restated Certificate of Incorporation of the Company

 3.2(8)          Bylaws of the Company

 4.1(6) January 1999 Stock Plan, including 310,000 shares of Esynch Common Stock granted and issued to individual consultants named on the attached Corporate Resolutions**

 4.2(6)          Corporate Resolutions relating to January, 1999 Stock Plan**

 4.11(7)         Certificate of Designation - Series I Preferred Stock

 4.19.1(13)      Certificate of Designation - Series J Preferred Stock

 4.19.2(13)      First Amendment of Certificate of Designation - Series J
                 Preferred Stock

 4.19.3(13)      Second Amendment of Certificate of Designation - Series J
                 Preferred Stock

 4.20(15) Certificate of Designation of Relative Rights and Preferences of Series K Preferred Stock

 5.0            Opinion of counsel to the Company

 10.4(7)        Registration Rights Agreement dated August 4, 1998 among the
                Company and those holders of the Company's stock listed in Exhibit A thereto

 10.5(7) Form of Stock Option Agreement dated April 24, 1998 between Intermark Corporation and each of Thomas
                Hemingway, T. Richard Hutt and James Budd**

 10.6(2)        Instrument of Option Assumption dated August 4,
                1998 between the Company and each of the optionees
                named in Exhibit 10.5, among others, resulting in
                the Company's assumption of options as follows:
                Thomas Hemingway 331,541 shares of common stock at $.83 each
                T. Richard Hutt  132,616 shares of common stock at $.83 each
                James Budd       132,616 shares of common stock at $.83 each**

 10.7.1(10)     Employment Agreement dated as of March 1, 1999 between the
                Company and Thomas Hemingway.**

 10.7.2(11)     Employment Agreement dated as of March 1, 1999 between the
                Company and Donald C. Watters, Jr.;
                Employment Agreement dated as of April 1, 1999 between the
                Company and James H. Budd;
                Employment Agreement dated as of April 1, 1999 between the
                Company and T. Richard Hutt;
                Employment Agreement dated as of April 1, 1999 between the
                Company and Robert Way; and
                Employment Agreement dated as of September 8, 1999 between the
                Company and David Noyes.**

 10.8(14)       1999 Stock Incentive Plan.**

 10.9(14) Form of Indemnification Agreement entered into with certain officers and directors of the Company.**

 10.10(14)      Lease agreement for the Company's headquarters

 10.11.1(14)    Series J Convertible Preferred Stock Purchase Agreement
                dated as of July 22, 1999

 10.11.2(14)    Amendment dated as of October 29, 1999 to the Series J
                Convertible Stock Purchase Agreement

10.12(14)      Registration Rights Agreement dated as of July 22, 1999

 10.13(14)      Form of Warrant issued in the placement of Series J
                Preferred Stock in the following respective amounts:

                Exp.                                                Exercise
                Date      Amount      Holder                          Price
                --------  --------    ----------------------------  ---------
                08/13/02   37,500     Amro International, S.A.        $3.00
                09/30/02   37,500     Austinvest Anstalt Balzers      $5.17
                09/30/02   37,500     Esquire Trade & Finance Inc.    $5.17
                08/13/02   30,000     Manchester Asset Management,
                                        Ltd.                          $3.00

                08/13/02   26,250     Gilston Corporation, Ltd.       $3.00
                08/13/02   18,750     Triton Private Equity Fund L.P. $3.00
                10/29/02    9,375     Talbiya Investments Ltd.        $3.45

 10.14(15)      Series K Convertible Preferred Stock Purchase Agreement dated as of December 30, 1999 among the Registrant and the Purchasers named therein

 10.15(15)      Registration Rights Agreement dated as of December 30, 1999 among the Registrant and the Purchasers named therein

 10.16(15)      Form of Warrant to Purchase Shares of Common Stock of the
                Registrant dated as of December 30, 1999 issued by the
                Registrant in the following respective amounts:

                                                                   Approximate
                Exp.                                                Exercise
                Date      Amount      Holder                          Price
                --------  --------    ----------------------------  ---------
                01/31/03   37,500     Aqua Wellington Small Cap
                                        Value Fund Limited            $12.36
                12/31/02   45,000     Dandee, Ltd.                    $ 6.47
                12/31/02   22,500     Lightline Limited               $ 6.47
                12/31/02   22,500     Roseworth Group Limited         $ 6.47
                12/31/02   22,500     Tonga Partners, L.P.            $ 6.47
                12/31/02    5,625     Intercoastal Financial
                                        Services Corp.                $ 6.47
                01/31/03    3,750     Intercoastal Financial
                                        Services Corp.                $12.36

 23.1 Consent of Hansen Barnett & Maxwell, LLP, independent certified public accountants.

 23.2         Consent of the Company's legal counsel (included in exhibit 5.0).

 25.0(13)     Power of Attorney (included on the signature page).

 99(9)        Press Release on sale of SoftKat, Inc.

 --------------
 **  Indicates management compensation arrangements.

   (1) Incorporated by reference to the like-numbered exhibit to the Company's Form 8-K filed May 12, 1998.
   (2) Incorporated by reference to the like-numbered exhibit to the Company's Form 8-K filed August 20, 1998.
   (4) Incorporated by reference to the like-numbered exhibit to the Company's Form 8-K filed April 19, 1999.
   (5) Incorporated by reference to Exhibit A to the Company's Schedule 14A filed October 7, 1998.
   (6) Incorporated by reference to the like-numbered exhibit to the Company's Form S-8 filed February 1, 1999.
   (7) Incorporated by reference to the like-numbered exhibit to the Company's Form 10-QSB filed November 25, 1998.
   (8) Incorporated by reference to the like-numbered exhibit to the Company's Registration Statement (Registration No. 33-33136-D).
   (9) Incorporated by reference to the like-numbered exhibit to the Company's Form 10-KSB filed June 25, 1999.
   (10) Incorporated by reference to the like-numbered exhibit to the Company's Form 10-QSB filed August 19, 1999.
   (11) Incorporated by reference to the like-numbered exhibit to the Company's Form 8-K filed October 15, 1999.
   (12) Incorporated by reference to the like-numbered exhibit to the Company's Form 10-QSB filed November 15, 1999.
   (13) Incorporated by reference to the like-numbered exhibit to the Company's Form SB-2 filed November 29, 1999.
   (14) Incorporated by reference to the like-numbered exhibit to the Company's Form SB-2/A filed January 18, 2000.
   (15) Incorporated by reference to the like-numbered exhibit to the Company's Form 8-K filed February 15, 2000.

Item 28.  Undertakings

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be deemed the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (sections 230.424(b)(1), (4) or 230.497(h)) as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Tustin, State of California, on February 7, 2000.

                                ESYNCH CORPORATION

                           By:  THOMAS C. HEMINGWAY
                                --------------------------------------------
                                Thomas C. Hemingway, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                     Title                         Date
---------                     -----                         ----

/s/ THOMAS C. HEMINGWAY       Chairman, Chief Executive     February 7, 2000
------------------------      Officer and Director
Thomas C. Hemingway

/s/ T. RICHARD HUTT*          Secretary, Vice President     February 7, 2000
------------------------      and Director
T. Richard Hutt

/s/ DAVID NOYES*              Chief Financial Officer       February 7, 2000
------------------------      (Chief Financial and
David Noyes                    Accounting Officer)

/s/ DONALD WATTERS, JR.*      President and Director        February 7, 2000
------------------------
Donald Watters, Jr.

/s/ JAMES H. BUDD*            Vice President and Director   February 7, 2000
------------------------
James H. Budd

/s/ NORTON GARFINKLE*         Director                      February 7, 2000
------------------------
Norton Garfinkle

/s/ DAVID LYONS*              Director                      February 7, 2000
------------------------
David Lyons

/s/ ROBERT ORBACH*            Director                      February 7, 2000
------------------------
Robert Orbach

* By: /s/ THOMAS C. HEMINGWAY
     ------------------------
     Attorney-in-Fact